Filed pursuant to Rule 424(b)(3)
Registration No. 333-195129

Subject to Completion, dated May 4, 2015

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and accompanying base prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 21, 2014)

New Source Energy Partners L.P.

    % Series A Cumulative Convertible Preferred Units

(Liquidation Preference $25.00 per unit)

We are offering                  % Series A Cumulative Convertible Preferred Units (“Series A Preferred Units”) of New Source Energy Partners L.P.

Holders of Series A Preferred Units will be entitled to receive, when, as and if declared by the board of directors of our general partner out of funds legally available for payment, cumulative cash distributions at the rate per annum of     % per unit on the liquidation preference of $25.00 per Series A Preferred Unit. Distributions on the Series A Preferred Units will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on July 15, 2015 at such annual rate, and shall accumulate from the most recent date to which distributions have been paid, or if no distributions have been paid, the date of original issuance of the Series A Preferred Units, even if any of our agreements prohibits the current payment of distributions, we do not have earnings or funds legally available to pay such distributions or we do not declare the payment of distributions.

Holders of Series A Preferred Units may convert their Series A Preferred Units on any January 1, April 1, July 1 or October 1 based on an initial conversion rate of              common units per Series A Preferred Unit (which is equivalent to an initial conversion price of approximately $             per common unit). Additionally, subject to certain conditions and after certain time periods described elsewhere in this prospectus supplement, we may, at our option, cause all or a portion of the shares of Series A Preferred Units to be automatically converted into our common units.

Upon the occurrence of a “fundamental change,” we will in certain circumstances described herein, increase the conversion rate for a holder that converts its units for a specified period of time following such fundamental change.

We will redeem all of the Series A Preferred Units on July 15, 2022, at a redemption price equal to the liquidation preference plus an amount equal to accumulated but unpaid distributions thereon (whether or not earned or declared but excluding interest thereon) up to (but excluding) the redemption date.

We intend to apply to have the Series A Preferred Units listed on the New York Stock Exchange (“NYSE”), under the symbol “NSLP PRA”. If the application is approved, we expect trading of the Series A Preferred Units on the NYSE to begin within 30 days after their original issue date. Currently, there is no public market for the Series A Preferred Units.

Investing in the Series A Preferred Units involves risks. The Series A Preferred Units have not been rated and are subject to the risks associated with unrated securities. Please read “Risk Factors” beginning on page S-16 of this prospectus supplement and page 1 of the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Series A Preferred Unit	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds to New Source Energy Partners L.P. (before expenses)	$	$

We have granted the underwriters a 30-day option to purchase up to an additional              Series A Preferred Units from us on the same terms and conditions as set forth above to cover any over-allotments.

The underwriters expect to deliver the Series A Preferred Units in book-entry form through the facilities of The Depository Trust Company on or about                     , 2015.

Joint Book-Running Managers

Stifel	Baird

Co-Leads

Janney Montgomery Scott	Oppenheimer & Co.	Wunderlich Securities

Prospectus Supplement dated                     , 2015

Our Areas of Operations

Bakken
Niobrara
New Philadelphia, OH
Meshoppen, PA
Utica
Towanda, PA
Marcellus
Waynoka, OK
Jet, OK
Mississippi Lime
Kingfisher, OK
Cana Woodford
Granite Wash / Colony Wash
Erick, OK
Oklahoma City, OK
SCOOP
Hobbs, NM
Bowie, OK
Avalon / Bone Spring
Wolfcamp / Wolfbone
Odessa, TX
College Station, TX
Eaglebine
Karnes City, TX
Pleasanton, TX
Wolffork
Eagle Ford
OIL / LIQUID PLAYS - CURRENT MARKETS
NATURAL GAS - CURRENT MARKETS
OIL / LIQUID PLAYS - POTENTIONAL MARKETS
SATELLITE YARD
COMPANY HEADQUARTERS

PRELIMINARY PROSPECTUS SUPPLEMENT

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information. Generally, when we refer to the prospectus, we are referring to both this prospectus supplement and the accompanying prospectus. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, the information in this prospectus supplement controls. Before you invest in our Series A Preferred Units, you should carefully read this prospectus supplement, the accompanying prospectus, and the information contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors under the heading “Risk Factors” in this prospectus and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Annual Report”).

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us and the documents incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy our Series A Preferred Units in any jurisdictions where the offer or solicitation is unlawful. Neither the delivery of this prospectus nor sale of our Series A Preferred Units means that information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering or the information we have previously filed with the Securities and Exchange Commission (the “SEC”) that is incorporated by reference herein is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

CERTAIN DEFINED TERMS

As used in this prospectus supplement, unless we indicate otherwise, the following terms have the following meanings:

•	“2100 Energy” refers to 2100 Energy LLC;

•	“Deylau” refers to Deylau, LLC;

•	“EFS” refers to Erick Flowback Services LLC;

•	“MCCS” refers to MidCentral Completion Services, LLC;

•	“MCE Acquisition” refers to the acquisition of the MCE Entities and MCES we completed in November 2013;

•	“MCE” or “MCE Entities” refers collectively to MidCentral Energy Partners L.P. (formerly, MCE, LP) and MidCentral Energy GP, LLC (formerly, MCE GP, LLC);

•	“MCLP” refers to MidCentral Energy Partners L.P. (formerly, MCE, LP);

•	“MCGP” refers to MidCentral Energy GP, LLC (formerly, MCE GP, LLC);

•	“MCES” refers to MidCentral Energy Services LLC;

•	“New Dominion” or “contract operator” refers to New Dominion, LLC, the entity that serves as our contract operator and provides certain operational services to us;

•	“NSEC” refers to New Source Energy Corporation, an independent energy company engaged in the development and production of onshore oil and liquids-rich natural gas projects in the United States;

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•	“our general partner” refers to New Source Energy GP, LLC, our general partner;

•	“our management,” “our employees,” or similar terms refer to the management and personnel of our general partner who perform managerial and administrative services on our behalf;

•	“Partnership,” “we,” “our,” “us,” and like terms refer collectively to New Source Energy Partners L.P. and its subsidiaries;

•	“RPS” refers to Rod’s Production Services, L.L.C.; and

•	“Signature” refers to Signature Investments LLC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes “forward-looking statements” within the meaning of federal securities laws. These statements express a belief, expectation or intention and generally are accompanied by words that convey projected future events or outcomes. These forward-looking statements may include projections and estimates concerning capital expenditures, our liquidity, capital resources, potential impairment of assets, debt profile, acquisitions and the effects thereof on our financial condition, the timing and success of specific projects, outcomes and effects of litigation, claims and disputes, elements of our business strategy, compliance with governmental regulation of the oil and natural gas industry, including environmental regulations, and other statements concerning our operations, economic performance and financial condition. Forward-looking statements are generally accompanied by words such as “estimate,” “assume,” “target,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “foresee,” “plan,” “goal,” “should,” “intend” or other words that convey the uncertainty of future events or outcomes. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, potential increases in oil, natural gas, and natural gas liquids (“NGL”) production, the number of anticipated wells to be drilled after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. We have based these forward-looking statements on our current expectations and assumptions about future events. These statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. The actual results or developments anticipated may not be realized or, even if substantially realized, may not have the expected consequences to or effects on our business or results. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in such forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, among others:

•	business strategies;

•	ability to replace the reserves through acquisitions and the development of our properties;

•	oil, natural gas, and NGL reserves;

•	limited control over non-operated properties;

•	technology;

•	realized oil, natural gas, and NGL prices;

•	impact of commodity prices on the carrying value of our oil and natural gas properties;

•	production volumes;

•	lease operating expenses;

•	general and administrative expenses;

•	future operating results;

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•	cash flow and liquidity;

•	availability of production equipment;

•	availability of oil field labor;

•	capital expenditures;

•	availability and terms of capital;

•	ability to repay current indebtedness and make distributions;

•	limitations on operations resulting from debt restrictions and financial covenants;

•	marketing of oil, natural gas, and NGL;

•	ability to identify, complete and integrate acquisitions of assets or businesses;

•	the volatility of realized oil and natural gas prices;

•	the availability or cost of equipment, raw materials, supplies or personnel;

•	the availability of transportation facilities;

•	general economic conditions;

•	competition in the oil and natural gas and oilfield services industries;

•	effectiveness of risk management activities;

•	environmental conditions and liabilities;

•	customer concentration;

•	geographical concentration of our operations;

•	governmental regulation and taxation;

•	ability to retain key members of our management and key technical employees;

•	developments in oil and natural gas producing countries; and

•	plans, objectives, expectations and intentions.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed below in “Risk Factors” and those described in Item 1A of the 2014 Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus supplement and speak only as of the date of this prospectus supplement. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

INDUSTRY AND MARKET DATA

A portion of the market data and certain other statistical information used throughout this prospectus supplement and the information incorporated by reference herein is based on independent industry publications, government publications or other published independent sources. Some data is also based on our good faith estimates and our management’s understanding of industry conditions. While we are not aware of any misstatements regarding our market, industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports with and furnish other information to the SEC. You may read and copy any document we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on their public reference room. Our SEC filings are also available at the SEC’s website at www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We also make available free of charge on our website located at www.newsource.com all of the documents that we file with or furnish to the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus unless specifically so designated and filed with the SEC.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means we can disclose important information to you without actually including the specific information in this prospectus supplement by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement. If information in incorporated documents conflicts with information in this prospectus supplement, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document.

The documents listed below have been filed by us pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014 filed on March 20, 2015;

•	Our Current Reports on Form 8-K or 8-K/A filed on August 14, 2014, February 9, 2015, March 19, 2015, March 26, 2015, April 10, 2015, April 30, 2015 and May 4, 2015 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K or 8-K/A); and

•	The description of our common units contained in our Registration Statement on Form 8-A filed on February 6, 2013, and including any other amendments or reports filed for the purpose of updating such description.

In addition, we incorporate by reference into this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), after the date on which the registration statement that includes this prospectus was initially filed with the SEC and until all offerings under that registration statement are terminated.

You may request a copy of any document incorporated by reference into this prospectus supplement and any exhibit specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at the following address or phone number:

New Source Energy Partners L.P.

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

(405) 272-3028

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information from this prospectus supplement and the accompanying base prospectus. It is not complete and may not contain all of the information that you should consider before investing in our Series A Preferred Units. This prospectus supplement and the accompanying base prospectus include specific terms of this offering of our Series A Preferred Units. We urge you to read carefully the entire prospectus supplement, the accompanying base prospectus and the documents we have incorporated by reference, including our financial statements and the notes to those statements, before making an investment decision. We also encourage you to read “Risk Factors” and our discussion of other risks and uncertainties in our reports filed with the SEC under the Exchange Act, particularly our 2014 Annual Report, which is incorporated by reference into this prospectus supplement and the accompanying base prospectus.

New Source Energy Partners L.P.

Overview

We are a Delaware limited partnership formed in October 2012 to own and acquire oil and natural gas properties in the United States. We are engaged in the development and production of onshore oil and natural gas properties that extend across conventional resource reservoirs in east-central Oklahoma. Our oil and natural gas properties consist of non-operated working interests primarily in the Misener-Hunton formation, or Hunton formation. In addition, we are engaged in oilfield services through our oilfield services subsidiaries. Our oilfield services business provides essential wellsite services during the drilling and completion stages of a well, including full service blowout prevention installation, pressure testing services, including certain ancillary equipment necessary to perform such services, well testing and flowback services to companies in the oil and natural gas industry primarily in Oklahoma, Texas, New Mexico, Kansas, Pennsylvania, Ohio and West Virginia.

Exploration and Production.—Our exploration and production segment focuses on production of our oil and natural gas properties, which consists of non-operated working interests, primarily in the Misener-Hunton formation, or Hunton formation, a conventional resource reservoir located in east-central Oklahoma, primarily in Pottawatomie, Seminole and Okfuskee Counties.

As of December 31, 2014, we had proved reserves of approximately 16.3 MMBoe, of which approximately 83.0% were proved developed reserves. Of those proved developed reserves, 11.2% were comprised of oil, 31.9% of natural gas and 56.9% of NGL. As of December 31, 2014, we had 145,919 gross (60,019 net) acres, of which 18,899 gross (5,270 net) acres were undeveloped. As of December 31, 2014, we had 83 gross (16.2 net) proved undeveloped drilling locations, of which 19 gross (6.8 net) were infill drilling locations. During the year ended December 31, 2014, our average net daily production was approximately 4,550 Boe/d. During 2014, we completed 26 gross (7.4 net) wells. As a result of current oil and natural gas prices, we are not currently drilling on our properties. Our drilling plan for 2015 is dependent on commodity prices; however, we do not currently anticipate drilling any new wells in 2015 based on current commodity prices.

Our properties are conventional resource plays located in the Golden Lane, Luther, and Southern Dome fields in east-central Oklahoma. These fields produce from the Hunton and Arbuckle formations, consist of mature, legacy oil, natural gas, and NGL reservoirs and comprise non-operated working interests in producing and undeveloped leasehold acreage.

The following table summarizes information related to our estimated oil, natural gas, and NGL reserves as of December 31, 2014 and the average net production for the year ended December 31, 2014 from our properties.

	Estimated Proved Reserves as of December 31, 2014 (1)						Production for the Year Ended December 31, 2014		Number of Wells/Drilling Locations as of December 31, 2014
Proved Reserves	Total Proved (MBoe)	Percent of Total	Oil	Natural Gas	NGL	PV-10 ($ in MM) (2)	Average Net Daily Production (Boe/d)	Average Working Interest	Gross	Net
Producing	13,540.2	83.0	11.2%	31.9%	56.9%	$171.4	4,550	47.9%	313	150.1
Undeveloped	2,777.0	17.0	4.8%	39.6%	55.6%	7.9	—	19.5%	83	16.2

Total	16,317.2	100.0	10.1%	33.2%	56.7%	$179.3	4,550	41.9%	396	166.3

(1)	Proved reserves were calculated using prices equal to the twelve-month unweighted arithmetic average of the first-day-of-the-month price for each of the preceding twelve months. The prices used in our reserve reports are based on index prices, which were $94.99 per Bbl of oil, $4.35 per Mcf of natural gas and $36.09 per Bbl of NGL, as adjusted for differentials. Adjustments were made for location and the grade of the underlying resource, which resulted in an average decrease to the index price of $3.01 per Bbl of oil, $0.22 per Mcf of natural gas and $1.14 per Bbl of NGL.
(2)	PV-10 typically differs from the Standardized Measure because it does not include the effects of income tax. We are a partnership that is not treated as a taxable entity for federal income tax purposes and, as a result, our PV-10 and Standardized Measure are equivalent. Neither PV-10 nor Standardized Measure represents an estimate of fair market value of our oil and natural gas properties. PV-10 is used by the industry and by our management as an arbitrary reserve asset value measure to compare against past reserve bases and the reserve bases of other business entities that are not dependent on the taxpaying status of the entity.

The following table summarizes information related to our production of our oil, natural gas and NGL products as of December 31, 2014, 2013 and 2012.

	Year Ended December 31,
	2014	2013	2012
Production Data
Oil (Bbls)	163,338	84,273	61,010
Natural gas (Mcf)	3,673,836	2,764,336	2,278,342
NGL (Bbls)	885,117	790,234	711,195

Total production (Boe)	1,660,761	1,335,230	1,151,929
Average daily production (Boe/d)	4,550	3,658	3,156

Average Prices
Oil (per Bbl)	$91.26	$96.00	$91.30
Natural gas (per Mcf)	$4.23	$3.62	$2.65
NGL (per Bbl)	$35.08	$36.50	$33.74

Total (per Boe)	$37.02	$35.15	$30.90

Expenses per Boe
Production costs (1)	$11.21	$9.46	$5.40
Production taxes	$1.71	$2.00	$0.99

(1)	Includes lease operating expense and workover expense.

Production costs have increased primarily as a result of acquired oil and natural gas properties in the Luther and Southern Dome participation areas. The Southern Dome participation area produces significantly more oil than the other participation areas, and the production of oil typically has higher lease operating expenses. Additionally, costs for water disposal are higher due to the increased use of water in production from the Southern Dome field.

Oilfield Services.—Our oilfield services segment was established with the acquisition of MCE in November 2013. Additionally, in June 2014, we acquired oilfield service companies that specialize in providing well testing and flowback services. We operate an oilfield services business headquartered in Oklahoma City, Oklahoma, and provide services to companies engaged in the production of oil, natural gas, and NGL from United States onshore unconventional reservoirs. We provide essential wellsite services during the drilling and completion stages of a well, including blowout prevention, surface valve and flowback services for both horizontal wells and vertical wells. We offer our services in several oil, natural gas, and NGL production regions in North America, including the Mid-Continent region (Oklahoma, Kansas and the Texas Panhandle), the Permian Basin region (Texas and New Mexico), the Eagle Ford shale region in South Texas, and the Marcellus and Utica shale regions (Pennsylvania, Ohio and West Virginia).

Blowout Prevention Services—Our blowout prevention services consist primarily of installing and pressure testing blowout preventors (“BOP”) during the drilling and completion stages of a well. A BOP is a large, specialized valve, typically installed in stacks, used to seal, control and monitor oil, natural gas, and NGL wells. BOPs were developed to control extreme pressures and uncontrolled flow of oil, natural gas and any other production fluids emanating from a well reservoir during drilling, which can lead to well failures known as blowouts. In addition to controlling the downhole pressure and the flow of oil, natural gas, and NGL, BOPs are intended to prevent drill pipe, casing, tools and drilling fluid from being blown out of the wellbore. Proper installation and pressure testing of BOPs is critical to the safety of the crew, rig and environment.

Surface Valve Services—Our surface valve services consist of assembling, installing and pressure testing surface valves, such as fracturing valves and wellhead valves, during the drilling and completion stages of a well. The primary purpose of a wellhead valve is to provide the suspension point and pressure seals for the casing strings that extend from the bottom of the wellbore sections to the surface pressure control equipment. The frac valve assemblies help to facilitate the hydraulic fracturing process. These valves provide the structural and pressure-containing interface for the drilling, completion and production equipment. To verify valve seals and integrity, we pressure test both (i) wellhead valves, which are installed and pressure tested during the drilling phase of the well and (ii) fracturing valves, which are installed and pressure tested during the completion phase of the well.

Flowback Services—Our flowback services consist of production testing, solids control, hydrostatic testing and torque services during the initial completion and production phases of the well. Flowback is fluid that returns to the surface with produced oil, natural gas, and NGL at the completion of hydraulic fracturing. It is a mixture of frac fluids and proppant as well as clay, salts, rock particles and other naturally occurring elements. After the hydraulic fracturing of a well is completed, our specialists, including flow hands and well testers, help to stabilize the well and bring it online by performing production testing, solids control, hydrostatic testing and monitoring of the wellbore. Flowback services also include separating water, sand, proppant and plugs from the initial production stream. Our well testing services provide necessary data to operators, including well pressure readings, the mix of oil, natural gas, and NGL, formation pressures and other metrics, that assist the operator in characterizing the well and reservoir and optimizing the plan of production.

Business Strategies

Our primary business objective is to generate stable cash flows, allowing us to make quarterly cash distributions to our unitholders, and over time, to increase those quarterly cash distributions. To achieve our objective, we intend to execute the following business strategies:

•	Focus on Cost Efficiency and Capital Allocation. By leveraging our experienced workforce and scalable operational structure, we are able to achieve cost efficiencies and sustainable returns in the areas we provide oilfield services.

•	Provide High-Value and Essential Services to Our Customers. We provide essential wellsite services that are necessary for the safe drilling, completion and lifetime performance of a well. Many of our customers include larger producers who generally have stringent quality control, health, safety and environmental standards due to the potential for high financial and reputational risks associated with a well failure. Given that our services generally represent only a small portion of the total cost of drilling and completing a well, we market to and serve customers who are focused on quality and safety at competitive prices.

•	Reduce Exposure to Commodity Price Risk. We enter into derivative contracts to mitigate commodity price volatility inherent in the oil and natural gas industry. Our hedging strategy includes entering into commodity derivative contracts for a portion of our estimated total production.

•	Organic Expansion. Based on the knowledge and experience of our oilfield services’ management team and the customer base developed at our oilfield services subsidiaries, we believe we can grow our oilfield services business organically by expanding into new geographic regions and developing new service lines in areas where we believe we have the expertise to gain market share.

•	Pursue Accretive Acquisitions. We seek to make accretive acquisitions of oil and natural gas properties and oilfield services companies that complement our existing operations. We focus on acquisition opportunities that enable us to utilize a strategic or technical advantage based on our existing liquidity, operational experience and access to infrastructure.

Recent Developments

General Partner Transactions

On April 27, 2015, we entered into a purchase agreement (the “Purchase Agreement”), among us (for the limited purposes contained therein), Deylau and 2100 Energy, an entity controlled by Larry E. Lee. Prior to the consummation of the transactions contemplated by the Purchase Agreement, Deylau, an entity controlled by Kristian B. Kos, the Chief Executive Officer and Chairman of the board of our general partner, owned 69.4% of the limited liability company interest in our general partner.

Pursuant to the Purchase Agreement, (i) Deylau transferred 26.5% of its limited liability company interest in our general partner (which constitutes an 18.4% limited liability company interest in our general partner) to 2100 Energy (the “Initial Transfer”), and (ii) following the Initial Transfer and the satisfaction of various conditions (including 2100 Energy causing one or a series of transactions to occur whereby one or more third parties will, subject to approval by the board of directors of our general partner, sell $150 million of oil and natural gas assets to a subsidiary of us), (A) Deylau will transfer its remaining limited liability company interest in our general partner (which constitutes a 51.0% limited liability company interest in our general partner) to 2100 Energy (the “Second Transfer”) and (B) we will transfer all of our limited liability company interest in MCGP, the general partner of MCLP, to an entity owned, directly or indirectly, by Deylau and Signature, an entity wholly-owned by Dikran Tourian, the President and Chief Operating Officer of our general partner and a member of the board of directors of our general partner. On April 27, 2015, our general partner entered into Amendment No. 2 to the Amended and Restated Limited Liability Company Agreement of the general partner to reflect the Initial Transfer.

Deylau entered into the arrangement to facilitate potential acquisitions to grow our upstream business. Additionally, if the Second Transfer is consummated, the arrangement will allow us to restructure our oilfield services business either within its existing structure or as a stand-alone entity.

The Purchase Agreement provides further that if the Second Transfer has not been consummated prior to December 31, 2016, any party thereto may terminate the Purchase Agreement upon five days’ prior written notice to the other party. In such event of termination, the 18.4% limited liability company interest in our general partner that was transferred to 2100 Energy in the Initial Transfer will automatically revert to Deylau. However, if 2100 Energy has presented at least three transactions or series of transactions to the board of directors of our general partner meeting the conditions set forth in the Purchase Agreement, then 2100 Energy will have the option, but not the obligation, to retain the 18.4% limited liability interest in the General Partner.

In addition, we entered into an exchange agreement on April 27, 2015 with our general partner (the “Exchange Agreement”). Pursuant to the Exchange Agreement, our general partner eliminated the economic portion of its general partner interest in us and cancelled all of its general partner units in exchange for the issuance by us of an equivalent amount of 155,102 common units representing limited partner interests in us. The general partner interest ceased to be an economic interest in us; however, our general partner is continuing to be the general partner of us. On April 27, 2015, our general partner entered into Amendment No. 2 to our First Amended and Restated Agreement of Limited Partnership to reflect the elimination of the economic portion of the general partner interest and the cancellation of the general partner units.

Preliminary Estimate of Selected First Quarter 2015 Financial and Operating Results

The estimated financial information included in this prospectus supplement has been prepared by, and is the responsibility of, our management. We and our management believe that the certain key financial results for the three months ended March 31, 2015 has been prepared on a reasonable basis, reflecting the best estimates and judgments, and represent, to the best of management’s knowledge and opinion, its expected financial performance for the three months ended March 31, 2015. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results.

BDO USA, LLP has neither examined, compiled nor performed any procedures with respect to the estimated financial information contained herein and, accordingly, BDO USA, LLP does not express an opinion or any other form of assurance on such information or its achievability. BDO USA, LLP assumes no responsibility for and denies any association with the estimated financial information.

The BDO USA, LLP reports incorporated by reference in this prospectus supplement refer exclusively to our prior years’ historical financial information. BDO USA, LLP reports do not cover any other information in this offering and should not be read to do so.

We do not undertake any obligation to publicly release the results of any future revisions we may make to our financial estimate or to update this financial estimate or the assumptions used to prepare the estimates to reflect events or circumstances after the completion of this offering. Our estimated results for this period are not necessarily indicative of the results that should be expected for a full fiscal year. Accordingly, you should not place undue reliance on these estimated preliminary first quarter 2015 results. The following are our preliminary estimates for certain key financial and operating results for the three months ended March 31, 2015.

Revenue for the three months ended March 31, 2015 is expected to be between $36.0 million and $40.0 million. In addition, management estimates that average daily production for the three months ended March 31, 2015 will be between 3,700 and 4,075 Boe/d. Adjusted EBITDA for the three months ended March 31, 2015 is expected to be between $5.7 million and $6.3 million. Estimated maintenance capital expenditures for the three months ended March 31, 2015 are expected to be between $0.9 million and $1.1 million. Interest payments for the three months ended March 31, 2015 are expected to be between $0.9 million and $1.0 million. We expect that we will have a non-cash impairment on our oil and natural gas properties in an amount between $41.0 million and $46.0 million for the three months ended March 31, 2015, as a result of lower commodity prices and declines in production.

We have prepared these estimates on a basis materially consistent with our historical financial and operating results and with our calculation of Adjusted EBITDA as presented in “—Summary Historical Financial Data—Non-GAAP Financial Measure.” These estimated ranges are preliminary and unaudited and are thus inherently uncertain and subject to change. Due to the preliminary nature of the ranges, we have not included a reconciliation of our estimated Adjusted EBITDA for the three months ended March 31, 2015 to our estimated revenue for the period. During the course of the preparation of our consolidated financial statements and related notes as of and for the three months ended March 31, 2015, we may identify items that could cause our final reported results to be different from the preliminary financial estimates presented above. Important factors that could cause actual results to differ from our preliminary estimates are set forth under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Credit Facility

On May 1, 2015, we entered into an Eighth Amendment (the “Eighth Amendment”) to our Credit Agreement dated as of February 13, 2013, by and among us, as borrower, Bank of Montreal, as administrative agent (“BMO”), and the other lenders party thereto (the “Credit Agreement”). The Eighth Amendment (i) permits us to make cash distributions up to $6 million per year to holders of certain equity interests in us, (ii) amends the terms of a consent letter dated April 8, 2015 (“Consent Letter”), by and among us, BMO and the other lenders party to the Credit Agreement, to postpone the redetermination of the borrowing base under our credit facility from May 1, 2015 to May 8, 2015, (iii) makes null and void the waiver contained in the Seventh Amendment to the Credit Agreement permitting us to make certain cash distributions to the holders of our common units that are not otherwise permitted by the Credit Agreement and (iv) imposes certain hedging requirements for our oil and natural gas assets if we unwind any current hedges prior to the October 2015 redetermination date. The distributions on the Series A Preferred Units offered hereby will be paid in accordance with clause (i) above.

We expect that the borrowing base under our credit facility will be reduced by approximately $24.0 million to approximately $60.0 million on May 8, 2015. The amount of borrowings outstanding under the credit facility is currently $84.0 million. Under the terms of the Consent Letter, we cannot declare or pay distributions on our common equity if the amount of borrowings outstanding under our credit facility exceeds $54.0 million. Under the terms of the Credit Agreement, we will have three months to repay amounts outstanding in excess of the borrowing base in equal monthly installments beginning 30 days after receipt of notice of the new borrowing base.

We intend to use all of the net proceeds from this offering to repay a portion of the indebtedness outstanding under our revolving credit facility. Please see “Use of Proceeds.”

Common Unit Distribution

The board of directors of our general partner has not yet declared a distribution to our common unitholders with respect to the quarter ended March 31, 2015. Any such distribution declaration will be subject to our ability to pay down amounts outstanding under the credit facility as discussed above.

Principal Executive Offices

Our principal executive offices are located at 914 North Broadway, Suite 230, Oklahoma City, Oklahoma, and our phone number is (405) 272-3028. Our website address is www.newsource.com. We expect to make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

Additional Information

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

Our Ownership and Organizational Structure

The table and diagram below illustrates our ownership and organizational structure as of April 30, 2015 based on total units outstanding after giving effect to this offering and assumes that the underwriters do not exercise their option to purchase additional Series A Preferred Units to cover over-allotments, if any.

	Units	Ownership Interest
Common units held by the public	13,612,430	%
Common units held by NSEC	1,125,500	%
Common units held by officers and directors of New Source Energy GP, LLC	1,820,306	%
Subordinated units held by NSEC	2,205,000	%
General partner interest (1)	—	—%
Series A Preferred Units		%

Total		100.0%

(1)	Our general partner owns a non-economic general partner interest in us.

(1)	As of April 30, 2015 our general partner was owned 51.0% by an entity controlled by Kristian B. Kos, the Chief Executive Officer and Chairman of the board of our general partner, 25% by the David J. Chernicky Trust, 18.4% by 2100 Energy LLC, an entity owned by Larry Lee, and 5.6% by NSEC.
(2)	NSEC owns 1,125,500 common units and all of our subordinated units.
(3)	Certain of the MCE, LLC sellers, including Mr. Kos, retained Class B Units in MCLP, which entitle the holders thereof to receive incentive distributions of cash distributed by MCES and MCCS above specified thresholds, up to a maximum level of 50%. Please read Exhibit 10.15 to our 2014 Annual Report for a detailed description of the Class B Units in MCLP.

The Offering

The summary below describes the principal terms of the offering of the Series A Preferred Units.

Issuer	New Source Energy Partners L.P.

Securities Offered

            of our     % Series A Cumulative Convertible Preferred Units, liquidation preference $25.00 per unit.

We have granted the underwriters a 30-day option to purchase up to an additional             Series A Preferred Units.

For a detailed description of the Series A Preferred Units, please read “Description of Series A Preferred Units.”

Price per Unit	$ .

Distributions	Holders of Series A Preferred Units will be entitled to receive, when, as and if declared by the board of directors of our general partner out of funds legally available for payment, cumulative cash distributions at the rate per annum of % per unit on the liquidation preference of $25.00 per Series A Preferred Unit. Distributions on the Series A Preferred Units will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on July 15, 2015 at such annual rate, and shall accumulate from the most recent date to which distributions have been paid, or if no distributions have been paid, the date of original issuance of the Series A Preferred Units, even if any of our agreements prohibits the current payment of distributions, we do not have earnings or funds legally available to pay such distributions or we do not declare the payment of distributions. See “Description of Series A Preferred Units—Distributions.”

Distribution Payment Dates	January 15, April 15, July 15 and October 15, commencing July 15, 2015.

Ranking

The Series A Preferred Units will be treated as equity interests in us. The Series A Preferred Units will rank:

•       senior to our common units and each other series of preferred units or other equity securities established after the date of original issuance of the Series A Preferred Units, the terms of which do not expressly provide that such series ranks senior to or on a parity with the Series A Preferred Units as to distribution rights;

•       on parity, in all respects, with any series of preferred units or other equity securities established after the date of original issuance of the Series A Preferred Units, the terms of which expressly provide that such series will rank on parity with the Series A Preferred Units as to distribution rights;

•       junior to each series of preferred units or other equity securities established after the date of original issuance of the Series A Preferred Units, the terms of which expressly provide that such series will rank senior to the Series A Preferred Units as to distribution rights;

•       junior to all of our existing and future indebtedness; and

•       structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and any equity securities of our subsidiaries not held by us.

Mandatory Redemption	We will redeem all of the Series A Preferred Units on July 15, 2022 (“term redemption date”), at a redemption price equal to the Liquidation Preference plus an amount equal to accumulated but unpaid distributions thereon (whether or not earned or declared but excluding interest thereon) up to (but excluding) the term redemption date. If we do not redeem the Series A Preferred Units on the term redemption date, then the per annum distribution rate will increase by an additional 2.00% per month until such redemption, up to a maximum rate per annum of 20.00% per Series A Preferred Unit.

Conversion at the Option of the Holder	Holders of Series A Preferred Units may convert their Series A Preferred Units on any January 1, April 1, July 1 or October 1 based on an initial conversion rate of common units per Series A Preferred Unit (which is equivalent to an initial conversion price of approximately $ per common unit), subject to adjustment as described under “Description of Series A Preferred Units—Conversion Rights—Conversion Rate Adjustments” and increase as described under “Description of Series A Preferred Units—Special Rights upon a Fundamental Change.”

Mandatory Conversion	On or after July 15, 2018, if the closing sale price of our common units equals or exceeds 150% of the conversion price for at least 20 trading days (whether or not consecutive) within any period of 30 consecutive trading days (including the last day of such period), we may, at our option, cause all of the shares of Series A Preferred Units to be automatically converted into our common units at the then-applicable conversion rate.

Special Rights upon a Fundamental Change

Upon the occurrence of a “fundamental change” (as defined in “Description of Series A Preferred Units—Special Rights upon a Fundamental Change”), we will in certain circumstances described herein, increase the conversion rate for a holder that converts its units for a specified period of time following such fundamental change. See “Description of Series A Preferred Units—Special Rights upon a Fundamental Change.”

Limited Voting Rights	Holders of the Series A Preferred Units generally have no voting rights, except as described in “Description of Series A Preferred Units—Limited Voting Rights.”

Liquidation Preference	In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of Series A Preferred Units will generally, subject to the discussion under “Description of Series A Preferred Units—Liquidation Preference,” have the right to receive the liquidation preference of $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of payment, whether or not declared. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed to be a liquidation, dissolution or winding up of our affairs. The rights of the Series A Preferred Unitholders to receive the liquidation preference will be subject to the proportional rights of holders of parity securities.

No Fiduciary Duties	We, our general partner and our general partner’s officers and directors will not owe any fiduciary duties to holders of the Series A Preferred Units other than a contractual duty of good faith and fair dealing pursuant to our partnership agreement.

Use of Proceeds	We intend to use all of the net proceeds of the sale of the Series A Preferred Units, which are expected to total approximately $ million, or $ million if the underwriters exercise in full their option to purchase additional Series A Preferred Units, after deducting underwriting discounts and estimated offering expenses, to repay a portion of the indebtedness outstanding under our revolving credit facility. Please read “Use of Proceeds.”

Ratings	The Series A Preferred Units will not be rated by any Nationally Recognized Statistical Rating Organization.

Listing	We intend to file an application to list the Series A Preferred Units on the NYSE. If the application is approved, trading of the Series A Preferred Units on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series A Preferred Units. The underwriters have advised us that they intend to make a market in the Series A Preferred Units prior to commencement of any trading on the NYSE. However, the underwriters will have no obligation to do so, and no assurance can be given that a market for the Series A Preferred Units will develop prior to commencement of trading on the NYSE or, if developed, will be maintained.

Tax Considerations	Please read “Material U.S. Federal Income Tax Considerations” and “Risk Factors.”

Form	The Series A Preferred Units will be issued and maintained in bookentry form registered in the name of the nominee of The Depository Trust Company, or DTC, except under limited circumstances. Please read “Description of Series A Preferred Units—Book-Entry, Delivery and Form.”

Settlement	Delivery of the Series A Preferred Units offered hereby will be made against payment therefor on or about , 2015.

Risk Factors	An investment in our Series A Preferred Units involves risks. You should consider carefully the information under the heading “Risk Factors” on page S-17 of this prospectus supplement, on page 1 of the accompanying base prospectus and all other information contained or incorporated by reference herein before deciding to invest in our Series A Preferred Units.

Summary Historical Financial Data

We were formed in October 2012. As such, we do not have historical financial operating results for periods prior to our formation. The contribution of oil and natural gas properties to us by NSEC in connection with our initial public offering in February 2013 was a transaction between businesses under common control. Accordingly, we have reflected such properties in our financial statements retroactively at carryover basis. The following table shows summary historical financial data attributable to such properties during the year ended December 31, 2012, which comprised the entirety of our operating assets, during those periods. The summary financial and operating data presented below are qualified in their entirety by reference to, and should be read in conjunction with, “Capitalization” included in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited historical financial statements in our 2014 Annual Report, which is incorporated by reference herein. Our historical results are not necessarily indicative of future financial or operating results.

Comparability of the information reflected in selected financial data. The comparability of the results of operations among the periods presented below is impacted by the following acquisitions:

•	oil and natural gas properties located in the Golden Lane and Luther fields in Oklahoma in March 2013;

•	oil and natural gas properties located in the Southern Dome field in Oklahoma in May 2013;

•	oil and natural gas properties located in the Golden Lane field in Oklahoma in July 2013;

•	working interests and related undeveloped leasehold rights located in the Southern Dome field in Oklahoma in October 2013 and January 2014;

•	MCE Entities, oilfield services companies, in November 2013; and

•	MCCS, EFS and RPS, oilfield services companies, in June 2014.

	Year Ended December 31,
	2014	2013	2012
	(in thousands)
Statement of Operations Data:
Revenues:
Oil sales	$14,906	$8,090	$5,570
Natural gas sales	15,534	10,000	6,030
NGL sales	31,048	28,847	23,996
Oilfield services	104,155	3,738	—

Total revenues	165,643	50,675	35,596

Operating costs and expense:
Oil, natural gas and NGL production	18,617	12,631	6,217
Production taxes	2,833	2,669	1,144
Cost of providing oilfield services	60,904	2,040	—
Depreciation, depletion, and amortization	54,352	18,556	14,409
Accretion	327	209	116
Impairment of goodwill and other intangible assets	59,000	—	—
General and administrative	28,671	14,760	12,660
Change in fair value of contingent consideration	(9,031)	(1,600)	—

Total operating costs and expenses	215,673	49,265	34,546

Operating (loss) income	(50,030)	1,410	1,050

	Year Ended December 31,
	2014	2013	2012
	(in thousands)
Other income (expense):
Interest expense	(5,041)	(4,078)	(3,202)
Gain (loss) on derivative contracts, net	10,707	(5,548)	7,057
Gain on investment in acquired business	2,298	22,709	—
Other (expense) income	(9)	3	—

(Loss) income before income taxes	(42,075)	14,496	4,905
Income tax benefit (expense)	—	12,126	(1,796)

Net (loss) income	(42,075)	26,622	3,109
Less: net income attributable to noncontrolling interest	242	—	—

Net (loss) income attributable to New Source Energy Partners L.P.	$(42,317)	$26,622	$3,109

Net (loss) income per common unit (1)	$(2.64)	$2.42

(1)	For the 2013 period, reflects net income per unit for the period February 13, 2013 through December 31, 2013.

	As of December 31,
	2014	2013	2012
	(in thousands)
Balance Sheet Data:
Total property and equipment, net	$247,565	$171,034	$91,423
Total assets	$377,465	$254,710	$99,934

Long-term debt, net of current maturities	$95,218	$80,014	$68,000
Equity	$211,314	$147,253	$15,975
Total liabilities and equity	$377,465	$254,710	$99,934

	Year Ended December 31,
	2014	2013	2012
	(in thousands)
Cash Flow Data:
Net cash provided by operating activities	$44,909	$18,364	$27,799
Net cash used in investing activities	$(99,653)	$(51,023)	$(12,162)
Net cash provided by (used in) financing activities	$52,957	$39,950	$(15,637)

Non-GAAP Financial Measure

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, and is not a measure of net income or cash flows as determined by United States generally accepted accounting principles, or GAAP.

We define Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion and amortization, accretion expense, non-cash compensation expense, non-recurring advisory fees and acquisition costs, unrealized derivative gains and losses and non-recurring gains and losses.

Our management believes Adjusted EBITDA, a non-GAAP financial measure, is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods, book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income or cash flows from operating activities as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. We believe that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet debt service requirements.

A reconciliation of Adjusted EBITDA to net income is provided below:

	Year Ended December 31,
	2014	2013	2012
	(in thousands)
Reconciliation of adjusted EBITDA to net (loss) income:
Net (loss) income attributable to New Source Energy Partners L.P.	$(42,317)	$26,622	$3,109
Interest expense	5,041	4,078	3,202
Franchise tax expense (income tax benefit)	5	(12,126)	1,796
Depreciation, depletion and amortization	54,352	18,556	14,409
Accretion expense	327	209	116
Impairment	59,000	—	—
Non-cash compensation expense	3,233	7,839	8,204
Acquisition and transaction fees	3,659	2,078	—
Other non-cash expense	585	—	—
Gain on acquisition of business	(2,298)	(22,709)	—
(Gain) loss on derivative contracts, net	(10,707)	5,548	(7,057)
Cash (paid) received on settlement of derivative contracts	(1,773)	(1,929)	5,987
Change in fair value of contingent consideration	(9,031)	(1,600)	—

Adjusted EBITDA	$60,076	$26,566	$29,766

RISK FACTORS

Limited partner interests are inherently different from the capital stock of a corporation, although many of the business and operational risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. You should consider carefully the risk factors and all of the other information included in, or incorporated by reference into, this prospectus supplement and accompanying prospectus, including those described under the heading “Risk Factors” included in Item 1A of our 2014 Annual Report, which is incorporated by reference in this prospectus supplement, together with all of the other information included in this prospectus supplement, accompanying prospectus and the documents we incorporate by reference.

If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Also, please read “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Series A Preferred Units

We must continue to generate cash from operations in order to pay distributions on the Series A Preferred Units.

The amount of cash we generate from operations depends on, among other things:

•	the amount of oil, natural gas and NGLs we produce;

•	the prices at which we sell our oil, natural gas and NGL production;

•	the amount and timing of settlements of our commodity derivatives;

•	the level of our operating costs, including maintenance capital expenditures and payments to our general partner; and

•	the level of our interest expense, which depends on the amount of our indebtedness and the interest payable thereon.

Please read “Risk Factors” in Item 1A of our 2014 Annual Report for a more detailed discussion of the risks associated with our business and operations.

The Series A Preferred Units have not been rated.

We have not sought to obtain a rating for the Series A Preferred Units, and the Series A Preferred Units may never be rated. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Series A Preferred Units or that we may elect to obtain a rating of the Series A Preferred Units in the future. In addition, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Series A Preferred Units in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series A Preferred Units. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold any particular security, including the Series A Preferred Units. Ratings do not reflect market prices or suitability of a security for a particular investor, and any future rating of the Series A Preferred Units may not reflect all risks related to us and our business, or the structure or market value of the Series A Preferred Units.

We distribute all of our available cash each quarter and are not required to accumulate cash for the purpose of meeting our future obligations to holders of the Series A Preferred Units, which may limit the cash available to make distributions on the Series A Preferred Units.

Subject to the limitations in our partnership agreement, we distribute all of our available cash each quarter to our limited partners. “Available Cash” is defined in our partnership agreement, and it generally means, for each fiscal quarter, all cash on hand at the end of the quarter:

•	less, the amount of cash reserves established by our general partner at the date of determination of available cash for the quarter to:

•	provide for the proper conduct of our business, which could include, but is not limited to, amounts reserved for future capital expenditures and for our anticipated future credit needs after the end of the quarter;

•	comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation of ours; or

•	provide funds for distributions to our unitholders (including our general partner) for any one or more of the next four quarters;

•	plus, if our general partner so determines, all or a portion of any additional cash on hand immediately prior to the date of distribution of Available Cash with respect to the quarter, including cash on hand resulting from working capital borrowings made after the end of the quarter.

The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash from borrowing (including working capital borrowings) made after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to unitholders.

As a result, we do not expect to accumulate significant amounts of cash. Depending on the timing and amount of our cash distributions, these distributions could significantly reduce the cash available to us in subsequent periods to make distribution payments on the Series A Preferred Units.

The Series A Preferred Units rank junior to all of our indebtedness and other liabilities, and your interests could be diluted by the issuance of additional units, including additional Series A Preferred Units, and by other transactions.

In the event of our bankruptcy, liquidation, reorganization or other winding-up, our assets will be available to pay obligations on the Series A Preferred Units only after all of our indebtedness and other liabilities have been paid. In addition, the Series A Preferred Units will effectively rank junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and any equity securities of our subsidiaries not held by us. The rights of holders of the Series A Preferred Units to participate in the distribution of assets of our subsidiaries will rank junior to the prior claims of that subsidiary’s creditors and any other equity holders. Consequently, if we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets remaining to pay amounts due on any or all of the Series A Preferred Units then outstanding. We and our subsidiaries may incur substantial amounts of additional debt and other obligations that will rank senior to the Series A Preferred Units.

We currently have no preferred units outstanding and no other equity securities outstanding that are senior to or on parity with the Series A Preferred Units. As of April 30, 2015, we had approximately $106.0 million of total debt, $84.0 of which was secured indebtedness under our revolving credit facility, which has a borrowing base of $84.0 million. We expect that the borrowing base under our revolving credit facility will be reduced by approximately $24.0 million to approximately $60.0 million on May 8, 2015.

We may issue additional series of preferred units that rank equally or senior to the Series A Preferred Units as to distribution payments. The issuances of other series of preferred units could have the effect of reducing the amounts available to the Series A Preferred Units in the event of our liquidation, winding-up or dissolution. The issuance of additional units pari passu with or senior to the Series A Preferred Units would dilute the interests of the holders of the Series A Preferred Units, and any issuance of senior securities or parity securities or additional indebtedness could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series A Preferred Units.

As a holder of Series A Preferred Units you have extremely limited voting rights.

Your voting rights as a holder of Series A Preferred Units will be extremely limited. Our common units are the only class of limited partner interests carrying full voting rights. Holders of the Series A Preferred Units generally have no voting rights. Certain other limited protective voting rights are described in this prospectus supplement under “Description of Series A Preferred Units—Limited Voting Rights.”

The Series A Preferred Units are a new issuance and do not have an established trading market, which may negatively affect their market value and your ability to transfer or sell your units.

The Series A Preferred Units are a new issue of securities with no established trading market. We intend to apply to list the Series A Preferred Units on the NYSE, but there can be no assurance that the NYSE will accept the Series A Preferred Units for listing. Even if the Series A Preferred Units are approved for listing by the NYSE, an active trading market on the NYSE for the Series A Preferred Units may not develop or, even if it develops, may not last, in which case the trading price of the Series A Preferred Units could be adversely affected and your ability to transfer your units will be limited. If an active trading market does develop on the NYSE, our Series A Preferred Units may trade at prices lower than the offering price. The trading price of our Series A Preferred Units would depend on many factors, including:

•	prevailing interest rates;

•	the market for similar securities;

•	general economic and financial market conditions;

•	our issuance of debt or preferred equity securities; and

•	our financial condition, results of operations and prospects.

We have been advised by the underwriters that they intend to make a market in the Series A Preferred Units pending any listing of the Series A Preferred Units on the NYSE, but they are not obligated to do so and may discontinue market-making at any time without notice.

Market interest rates may adversely affect the value of the Series A Preferred Units.

One of the factors that will influence the price of the Series A Preferred Units will be the distribution yield on the Series A Preferred Units (as a percentage of the price of the Series A Preferred Units) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series A Preferred Units to expect a higher distribution yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Accordingly, higher market interest rates could cause the market price of the Series A Preferred Units to decrease.

The terms of our revolving credit facility and other financing agreements may limit our ability to pay distributions on the Series A Preferred Units.

Our current revolving credit facility contains restrictions on, and any credit facilities or other debt instrument that we enter into in the future may contain restrictions on, our ability to pay cash distributions on our equity securities, including the Series A Preferred Units. These limitations may cause us to be unable to pay distributions on the Series A Preferred Units unless we can refinance amounts outstanding under those agreements. Since we are not obligated to declare or pay distributions, we do not intend to do so to the extent we are restricted by any of our financing agreements. No allowance or adjustment will be made upon conversion for any undeclared or, subject to limited exceptions, unpaid distributions.

Recent regulatory actions may adversely affect the trading price and liquidity of the Series A Preferred Units.

Some investors in, and potential purchasers of, the Series A Preferred Units may employ, or seek to employ, a convertible arbitrage strategy with respect to the Series A Preferred Units. Investors that employ a convertible arbitrage strategy with respect to convertible securities typically implement that strategy by selling short the security underlying the convertible security (i.e., our common units in the case of the Series A Preferred Units) and dynamically adjusting their short position while they hold the convertible security. Investors may also implement this strategy by entering into swaps on the underlying security in lieu of or in addition to short selling the underlying security. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common units could adversely affect the ability of investors in, or potential purchasers of, the Series A Preferred Units to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the Series A Convertible Preferred Units. This could, in turn, adversely affect the trading price and liquidity of the Series A Convertible Preferred Units.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common units). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Series A Preferred Units to effect short sales of our common units or enter into swaps on our common units could adversely affect the trading price and the liquidity of the Series A Preferred Units.

In addition, if investors and potential purchasers seeking to employ a convertible arbitrage strategy are unable to borrow or enter into swaps on our common units, in each case on commercially reasonable terms, the trading price and liquidity of the Series A Preferred Units may be adversely affected.

The conversion rate of the Series A Preferred Units may not be adjusted for all dilutive events.

The number our common units that you are entitled to receive upon conversion of the Series A Preferred Units is subject to adjustment for certain specified events, including, but not limited to, the issuance of certain unit distributions on our common units, the issuance of certain rights or warrants, subdivisions, combinations, distributions of equity securities, indebtedness, or assets, cash distributions and certain issuer tender or exchange offers, as described under “Description of Series A Preferred Units—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate may not be adjusted for other events, such as the exercise of unit options held by our employees or offerings of our common units or securities convertible into common units (other than those set forth in “Description of Series A Preferred Units—Conversion Rights—Conversion Rate Adjustments”) for cash or in connection with acquisitions, which may adversely affect the market price of our common units. Further, if any of these other events adversely affects the market price of our common units, we expect it to also adversely affect the market price of our Series A Preferred Units. In addition, the terms of our Series A Preferred Units do not restrict our ability to offer common units or securities convertible into common units in the future or to engage in other transactions that could dilute our common units. We have no obligation to consider the interests of the holders of our Series A Preferred Units in engaging in any such offering or transaction. If we issue additional common units, those issuances may materially and adversely affect the market price of our common units and, in turn, those issuances may adversely affect the trading price of the Series A Preferred Units.

The additional common units deliverable for Series A Preferred Units converted in connection with a fundamental change may not adequately compensate you.

If a “fundamental change” (as defined herein) occurs, we will under certain circumstances increase the conversion rate by a number of additional common units for Series A Preferred Units converted in connection with such fundamental change as described under “Description of Series A Preferred Units—Determination of the Make-Whole Premium.” The number of additional common units will be determined based in part on the date on which the fundamental change occurs or becomes effective and the price paid (or deemed to have been paid) per common unit in the fundamental change as described under “Description of Series A Preferred Units—Determination of the Make-Whole Premium.” While this feature is designed to compensate you for any lost option time value of your Series A Preferred Units as a result of the fundamental change, the number of additional units due upon conversion is only an approximation of this lost option time value and may not adequately compensate you for your loss as a result of such transaction. In addition, if the unit price for such transaction (as determined under “Description of Series A Preferred Units—Determination of the Make-Whole Premium”) is in excess of $     per unit, or if such price is less than $     per unit, in each case subject to adjustment in the same manner as such unit price, no additional units will be added to the conversion rate. In such case, the conversion rate will instead be determined in accordance with the second bullet under “Description of Series A Preferred Units—Special Rights upon a Fundamental Change” and the conversion rate as adjusted will not exceed      common units per Series A Preferred Unit, which is equal to the $25.00 liquidation preference, divided by 50% of the closing sale price of our common units on                     .

In addition, you will have no additional rights upon a fundamental change, other than the right to convert the Series A Preferred Units into our common units plus any additional units as described above. Common units you receive upon a fundamental change may be worth less than the liquidation preference per Series A Preferred Unit.

Our obligation to satisfy the additional units requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

In some limited circumstances, we may not have reserved a sufficient number of our common units to issue the full amount of common units issuable upon conversion following a fundamental change.

Some significant restructuring transactions may not constitute a fundamental change but may nevertheless result in holders of the Series A Preferred Units losing option time value.

Upon the occurrence of a fundamental change, holders will have the rights described under “Description of Series A Preferred Units—Special Rights upon a Fundamental Change” and “Description of Series A Preferred Units—Determination of the Make-Whole Premium.” However, these provisions will not afford protection to holders of Series A Preferred Units in the event of other transactions that could adversely affect the value of the Series A Preferred Units. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change. In the event of any such transaction, holders would not have the protection afforded by the provisions described under “Description of Series A Preferred Units—Special rights upon a Fundamental Change” and “Description of Series A Preferred

Units—Determination of the Make-Whole Premium,” even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of Series A Preferred Units.

Upon a conversion in connection with a fundamental change, you may receive consideration worth less than the $25.00 liquidation preference per Series A Preferred Unit, plus any accumulated and unpaid distributions thereon.

If a “fundamental change” described in this prospectus supplement occurs and regardless of the price paid (or deemed paid) per common unit in such fundamental change, then holders of the Series A Preferred Units will have the right to convert their units at an adjusted conversion rate that is designed to increase the value of the common units deliverable upon conversion of each Series A Preferred Unit to the $25.00 liquidation preference per Series A Preferred Unit, plus any accumulated and unpaid distributions thereon. However, if the price paid (or deemed paid) in such fundamental change is less than $     per unit (50% of the closing sale price of our common units on     ), holders will receive a number of common units worth less than the $25.00 liquidation preference per Series A Preferred Unit, plus any accumulated and unpaid distributions thereon. You will have no claim against us for the difference between the value of the consideration you receive upon a conversion in connection with a fundamental change and the $25.00 liquidation preference per Series A Preferred Unit, plus any accumulated and unpaid distributions thereon.

You will have no rights with respect to the common units underlying your Series A Preferred Units until you convert your Series A Preferred Units, but you may be adversely affected by certain changes made with respect to our common units.

You will have no rights with respect to our common units underlying your Series A Preferred Units, including voting rights, rights to respond to common unit tender offers, if any, and rights to receive distributions or other distributions on our common units, if any (in each case, other than through a conversion rate adjustment), prior to the conversion date with respect to a conversion of your Series A Preferred Units, but your investment in our Series A Preferred Units may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of common units only as to matters for which the relevant record date occurs on or after the conversion date. For example, in the event that an amendment is proposed to our Partnership Agreement, as amended, requiring unitholder approval and the record date for determining the unitholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common units.

Future issuances of preferred units may adversely affect the market price for our common units.

Additional issuances and sales of preferred units, or the perception that such issuances and sales could occur, may cause prevailing market prices for our common units to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

The increased conversion rate triggered by a fundamental change could discourage a potential acquiror.

The increased conversion rate triggered by a fundamental change, as described under “Description of Series A Preferred Units—Special Rights upon a Fundamental Change” and “Description of Series A Preferred Units—Determination of the Make-Whole Premium,” could discourage a potential acquiror, including potential acquirors that otherwise seek a transaction with us that would be attractive to you.

We may be unable to redeem the Series A Preferred Units on the term redemption date.

We are required to redeem all of the Series A Preferred Units on July 15, 2022 (“term redemption date”), at a redemption price equal to the Liquidation Preference plus an amount equal to accumulated but unpaid distributions thereon (whether or not earned or declared but excluding interest thereon) up to (but excluding) the term redemption date. We may not have the funds to fulfill these obligations or the ability to refinance these obligations. If at that time other arrangements prohibit us from redeeming the Series A Preferred Units, we could try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we could not obtain the waivers or refinance these borrowings, we would be unable to redeem the Series A Preferred Units.

The Internal Revenue Service could challenge our treatment of the holders of Series A Preferred Units as partners for tax purposes, and if such challenge were sustained, certain holders of Series A Preferred Units could be adversely impacted.

The treatment of the holders of Series A Preferred Units as partners for tax purposes is uncertain. Because the Series A Preferred Units have certain features, including mandatory redemption, that are more characteristic of debt than equity, the IRS may disagree with our treatment of the Series A Preferred Units as equity for tax purposes, and no assurance can be given that our treatment will be sustained. If the IRS were to successfully characterize the Series A Preferred Units as indebtedness for tax purposes, certain unitholders may be subject to additional withholding and reporting requirements (please read “Material U.S. Federal Income Tax Considerations—Withholding on Payments to Certain Foreign Entities”). Holders of Series A Preferred Units are encouraged to consult their tax advisors regarding the tax consequences applicable to the recharacterization of the Series A Preferred Units as indebtedness for tax purposes.

Treatment of distributions on our Series A Preferred Units as guaranteed payments for the use of capital creates a different tax treatment for the holders of our Series A Preferred Units than the holders of our common units.

The tax treatment of distributions on our Series A Preferred Units is uncertain. We will treat the holders of Series A Preferred Units as partners for tax purposes and will treat distributions on the Series A Preferred Units as guaranteed payments for the use of capital that will generally be taxable to the holders of Series A Preferred Units as ordinary income. Although a holder of Series A Preferred Units could recognize taxable income from the accrual of such a guaranteed payment even in the absence of a contemporaneous distribution, we anticipate accruing and making the guaranteed payment distributions on a quarterly basis. Otherwise, the holders of Series A Preferred Units are generally neither anticipated to share in our items of income, gain, loss or deduction, nor be allocated any share of our nonrecourse liabilities. If the Series A Preferred Units were treated as indebtedness for tax purposes, rather than as guaranteed payments for the use of capital, distributions likely would be treated as payments of interest by us to the holders of Series A Preferred Units.

In general, you may only convert your Series A Preferred Units to common units on four specified dates each year.

You may only convert your Series A Preferred Units to common units on January 1, April 1, July 1 and October 1 of each year, subject to certain special conversion rights in connection upon a fundamental change. As a result, your ability to convert your Series A Preferred Units to common units will be limited, and you may not be able to convert your Series A Preferred Units to common units at times you might otherwise desire to do so. The trading price of our common units fluctuates daily and, on the relevant conversion dates, our trading price may not be at a level that makes such conversion desirable to you.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $             million from the sale of the Series A Preferred Units offered hereby, or $             million in net proceeds if the underwriters exercise in full their option to purchase additional Series A Preferred Units, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use all of the net proceeds from this offering to repay a portion of the indebtedness outstanding under our revolving credit facility, which was incurred in part to fund the recent acquisitions of EFS, RPS and MCCS.

Amounts repaid under our revolving credit facility may be reborrowed from time to time for acquisitions, growth capital expenditures, working capital needs and other general partnership purposes, including the payment of distributions on our equity interests. As of April 30, 2015, we had approximately $84.0 million of indebtedness outstanding under our revolving credit facility. As of April 30, 2015, our revolving credit facility had a variable interest rate of approximately 3.51%. The outstanding indebtedness under our revolving credit facility matures on February 13, 2017.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2012	2013	2014
Ratio of Earnings to Fixed Charges	2.53	4.55		(A)

(A)	Earnings for the year ended December 31, 2014 were insufficient to cover fixed charges by approximately $42.1 million, primarily due to noncash impairment charges of $59.0 million on goodwill and certain intangible assets.

For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of pretax income from continuing operations available to our unitholders plus fixed charges. “Fixed charges” represent interest incurred and amortization of debt expense. Because no Series A Preferred Units were outstanding for any of the periods presented, no historical ratios of earnings to combined fixed charges and Series A Preferred Unit distributions are presented.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2014:

•	on a consolidated historical basis; and

•	as adjusted to reflect (i) the issuance and sale of the Series A Preferred Units in this offering, assuming no exercise of the underwriters’ option to purchase additional Series A Preferred Units, and the application of the net proceeds from this offering as described in “Use of Proceeds” and (ii) the cancellation of the GP Units in exchange for the issuance of a corresponding amount of common units as described in “Summary —Recent Developments—General Partner Transactions.”

You should read our financial statements and the notes thereto that are incorporated by reference into this prospectus supplement for additional information.

	As of December 31, 2014
	Historical	As Adjusted (Unaudited)
	(in thousands)
Cash	$5,504	$

Long-term debt:
Credit facility (1)	83,000
Series A Preferred Units	—
Other long-term debt, including current portion	24,043		24,043

Total long-term debt	107,043
Partners’ capital:
Common units (16,160,381 units issued and outstanding as of December 31, 2014)	231,510
Common units held in escrow	(6,955)		(6,955)
Subordinated units (2,205,000 units issued and outstanding as of December 31, 2014)	(28,717)		(28,717)
General partner units (155,102 units issued and outstanding as of December 31, 2014)	(1,944)		—
Non-controlling interests in subsidiary	17,420		17,420

Total unitholders’ equity	211,314

Total capitalization	$318,357	$

(1)	As of April 30, 2015, we had approximately $84.0 million of indebtedness outstanding under our revolving credit facility.

DESCRIPTION OF SERIES A PREFERRED UNITS

The following summary of the terms of the Series A Preferred Units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our First Amended and Restated Agreement of Limited Partnership, as amended through the date hereof, and Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership to be entered into in connection with this offering (collectively, the “Partnership Agreement”). A copy of the Partnership Agreement may be obtained from us as described under “Where You Can Find More Information.” As used in this “Description of Series A Preferred Units,” the terms “us,” “we” and “our” refer to the Partnership and not to any of its subsidiaries.

General

The Series A Preferred Units offered hereby are a new series of our preferred units. Upon completion of this offering and assuming no exercise of the underwriters’ over-allotment option, there will be              Series A Preferred Units issued and outstanding. In addition, we have granted the underwriters an option to purchase up to additional Series A Preferred Units, solely to cover over-allotments. We may, without notice to or consent of the holders of the then-outstanding Series A Preferred Units, authorize and issue additional Series A Preferred Units and junior securities (as defined under “—Ranking”) and, subject to the limitations described under “—Limited Voting Rights,” senior securities and parity securities (as defined under “—Ranking”). If such additional Series A Preferred Units are not fungible with the Series A Preferred Units offered hereby for federal income tax and securities law purposes, such additional Series A Preferred Units will have one or more separate CUSIP numbers.

The registered holder of a Series A Preferred Unit will be treated as the owner of it for all purposes, and references to “holders” or “you” in this description are to registered holders unless the context otherwise indicates. While the Series A Preferred Units are held in book-entry form, DTC or its nominee is expected to be the only registered holder.

The Series A Preferred Units will entitle the holders thereof to receive cumulative cash distributions when, as and if declared by the board of directors of our general partner out of legally available funds for such purpose. Subject to the matters described under “—Liquidation Preference,” each Series A Preferred Unit will generally have a fixed liquidation preference of $25.00 per unit plus an amount equal to accumulated and unpaid distributions thereon to the date fixed for payment, whether or not declared.

The holders of the Series A Preferred Units will have no preemptive or preferential right to purchase or subscribe to units, obligations, warrants or other securities of us of any class.

We and our affiliates may from time to time purchase the Series A Preferred Units, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series A Preferred Units. Any Series A Preferred Units that are redeemed or otherwise acquired by us will be cancelled.

We have appointed American Stock Transfer & Trust Company, LLC as the paying agent (the “paying agent”), and the registrar and transfer agent (the “registrar and transfer agent”) for the Series A Preferred Units. The address of the American Stock Transfer & Trust Company, LLC is 6201 15th Avenue, Brooklyn, New York 11219.

Ranking

The Series A Preferred Units, with respect to distribution rights, rank:

•	senior to our common units and each other series of preferred units or other equity securities established after the date of original issuance of the Series A Preferred Units, the terms of which do not expressly provide that such series ranks senior to or on a parity with the Series A Preferred Units as to distribution rights (collectively, “junior securities”);

•	on parity, in all respects, with any series of preferred units or other equity securities established after the date of original issuance of the Series A Preferred Units, the terms of which expressly provide that such series will rank on parity with the Series A Preferred Units as to distribution rights (collectively, “parity securities”);

•	junior to each series of preferred units or other equity securities established after the date of original issuance of the Series A Preferred Units, the terms of which expressly provide that such series will rank senior to the Series A Preferred Units as to distribution rights (collectively, “senior securities”);

•	junior to all of our existing and future indebtedness; and

•	structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and any equity securities of our subsidiaries not held by us.

The term “equity security” does not include convertible or exchangeable debt securities, which prior to the conversion or exchange, rank senior in right of payment to the Series A Preferred Units. As of the date hereof, we had no equity security that ranked senior to or on parity with the Series A Preferred Units.

While any Series A Preferred Units are outstanding, we may not authorize or issue any class or series of senior securities (or any security convertible into senior securities) without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Series A Preferred Units. Without the consent of any holder of Series A Preferred Units, however, we may authorize, increase the authorized amount of, or issue any series of, parity securities (including additional Series A Preferred Units) or junior securities. See “—Limited Voting Rights” below.

Distributions

Holders of Series A Preferred Units will be entitled to receive, when, as and if declared by the board of directors of our general partner out of funds legally available for payment, cumulative cash distributions at the rate per annum of     % per unit on the liquidation preference of $25.00 per Series A Preferred Unit. Distributions on the Series A Preferred Units will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on July 15, 2015 (each, a “distribution payment date”) at such annual rate, and shall accumulate from the most recent date to which distributions have been paid, or if no distributions have been paid, the date of original issuance of the Series A Preferred Units, even if any of our agreements prohibits the current payment of distributions, we do not have earnings or funds legally available to pay such distributions or we do not declare the payment of distributions. Distributions will be payable to holders of record as they appear on our unit register at 9:00 a.m., New York City time (the “open of business”) on the January 1, April 1, July 1 and October 1, as the case may be, immediately preceding the relevant distribution payment date (each, a “record date”).

Accumulated and unpaid distributions for any past distribution periods may be declared and paid at any time to holders of record not more than 30 nor less than 10 calendar days immediately preceding any distribution payment date and will not bear interest. We will provide not less than 20 scheduled trading days’ notice prior to such distribution payment date. Distributions payable on the Series A Preferred Units for any period less than a full quarterly distribution period (based upon the number of days elapsed during the period) will be computed on the basis of a 360-day year consisting of twelve 30-day months.

A “scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common units are listed or admitted for trading. If our common units are not so listed or admitted for trading, “scheduled trading day” means a “business day.” A “trading day” means a day during which trading in our common units generally occurs on the New York Stock Exchange or, if our common units are not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which our common units are then listed or, if our common units are not listed on a national or regional securities exchange, on the principal other market on which our common units are then listed or admitted for trading. If our common units are not so listed or admitted for trading, “trading day” means a business day. A “business day” means any day other than Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

No distribution will be declared or paid upon, or any sum set apart for the payment of distributions upon, any outstanding Series A Preferred Units with respect to any distribution period unless all distributions for all preceding distribution periods have been declared and paid, or declared and a sufficient sum has been set apart for the payment of such distribution, upon all outstanding Series A Preferred Units.

No distributions (other than a distribution payable solely in parity securities or junior securities, in the case of parity securities, or junior securities, in the case of junior securities, and cash in lieu of fractional units) may be declared, made or paid, or set apart for payment upon, any parity securities or junior securities, nor may any parity securities or junior securities be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any parity securities or junior securities) by us or on our behalf (except by (i) conversion into or exchange for parity securities or junior securities, in the case of parity securities, or junior securities, in the case of junior securities, and cash solely in lieu of fractional parity securities or junior securities, in the case of parity securities, or junior securities, in the case of junior securities, and (ii) payments in connection with the satisfaction of employees’ tax withholding obligations pursuant to employee benefit plans or outstanding awards and payment of any corresponding requisite amounts to the appropriate governmental authority), unless all accumulated and unpaid distributions have been or contemporaneously are declared and paid, or are declared and a sum sufficient for the payment thereof is set apart for such payment, on the Series A Preferred Units and any parity securities for all distribution payment periods ending on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full distributions have not been paid on the Series A Preferred Units and any parity securities, distributions may be declared and paid on the Series A Preferred Units and such parity securities so long as the distributions are declared and paid pro rata so that the amounts of distributions declared per unit on the Series A Preferred Units and such parity securities will in all cases bear to each other the same ratio that accumulated and unpaid distributions per unit on the Series A Preferred Units and such parity securities bear to each other. Holders of the Series A Preferred Units will not be entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions.

If we do not pay distributions in full on the Series A Preferred Units on any two distribution payment dates (whether consecutive or not), then the per annum distribution rate will increase by an additional 2.00% per quarterly distribution not paid, up to a maximum rate per annum of 20.00% per Series A Preferred Unit on and after the day following such second distribution payment date. Notwithstanding the foregoing, such increase in the per annum distribution rate on the Series A Preferred Units will lapse if and when we have paid all accrued and unpaid distributions on the Series A Preferred Units (including the distributions resulting from the additional rate), and we have paid all distributions due on the units for the two most recently ended distribution payment dates (including the distributions resulting from the additional rate). The distribution rate will then return to the initial distribution rate set at issuance before any such increase had occurred.

If any distribution payment date falls on a day that is not a business day, the required payment will be on the next succeeding business day and no interest or distributions on such payment will accrue or accumulate, as the case may be, in respect of the delay.

Our ability to declare and pay distributions and make other distributions with respect to our equity securities, including the Series A Preferred Units, may be limited by the terms of our existing and future indebtedness and may be limited by applicable Delaware law. For example, our current revolving credit facility contains, and any credit facilities or any other debt instrument that we enter into in the future may contain, restrictions on our ability to make cash distribution payments if we fail to maintain certain financial ratios or if we are otherwise in default under the credit facilities. In addition, our ability to declare and pay distributions on the Series A Preferred Units in our common units may be limited by applicable Delaware law. See “Risk Factors—Risks Related to Our Series A Preferred Units.”

Liquidation Preference

We will liquidate in accordance with capital accounts. The holders of outstanding Series A Preferred Units will be specially allocated items of our gross income and gain in a manner designed to achieve, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, a liquidation preference of $25.00 per unit. If the amount of our gross income and gain available to be specially allocated to the Series A Preferred Units is not sufficient to cause the capital account of a Series A Preferred Unit to equal the liquidation preference of a Series A Preferred Unit, then the amount that a holder of Series A Preferred Units would receive upon liquidation may be less than the Series A Preferred Unit liquidation preference. Any accumulated and unpaid distributions on the Series A Preferred Units will be paid prior to any distributions in liquidation made in accordance with capital accounts. The rights of the Series A Preferred Unitholders to receive the liquidation preference will be subject to the proportional rights of holders of parity securities. After payment of the full amount of the liquidation preference and accumulated and unpaid distributions to which they are entitled, the holders of the Series A Preferred Units will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

Our Partnership Agreement will not contain any provision requiring funds to be set aside to protect the liquidation preference of the Series A Preferred Units.

Limited Voting Rights

The holders of the Series A Preferred Units will have no voting rights except as described below or as otherwise required by Delaware law.

So long as any Series A Preferred Units remain outstanding, we will not, without the affirmative vote or consent of the holders of at least 66 2/3% of the Series A Preferred Units outstanding at the time, voting together as a single class with all series of parity securities upon which similar voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting: (a) authorize or create, or increase the authorized or issued amount of, any class or series of senior securities or reclassify any of our authorized equity securities into units of senior securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any senior securities; (b) consummate a spin-off prior to the earlier to occur of (i) December 31, 2016 or (ii) the first day after which 2100 Energy has caused one or a series of transactions to occur whereby one or more third parties have transferred $100 million (the “Transfer Threshold”) of oil and natural gas assets to a subsidiary of us, provided that (1) any distributions or equivalents from the sale or transfer of equity in our oilfield services subsidiaries and (2) any obligations of us that have been or will be assumed by our oilfield services subsidiaries that are being spun-off, in each case without any guarantee by or recourse to us, shall, in each case, reduce the Transfer Threshold on a dollar-for-dollar basis or (c) amend, alter or repeal the provisions of our Partnership Agreement, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Units; provided, however, with respect to the occurrence of any Event set forth in (c) above, so long as the Series A Preferred Units remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Units and, provided further, that any increase in the amount of the authorized preferred units, including the Series A Preferred Units, or the creation or issuance of any additional Series A Preferred Units or other series of preferred units, or any increase in the amount of authorized units of such series, in each case ranking on parity with or junior to the Series A Preferred Units with respect to payment of distributions, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

In all cases in which the holders of Series A Preferred Units shall be entitled to vote, each Series A Preferred Unit shall be entitled to one vote.

Without the consent of the holders of the Series A Preferred Units, we may amend, alter, supplement, or repeal any terms of the Series A Preferred Units by amending or supplementing our Partnership Agreement as it relates to the Series A Preferred Units or any certificate representing the Series A Preferred Units to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument. In addition, without the consent of the holders of the Series A Preferred Units, we may amend, alter, supplement or repeal any terms of the Series A Preferred Units by amending or supplementing our Partnership Agreement as it relates to the Series A Preferred Units or any certificate representing the Series A Preferred Units to conform the terms of the Series A Preferred Units to the description thereof in this “Description of Series A Preferred Units.”

Conversion Rights

Voluntary Conversion

Holders may convert their Series A Preferred Units on any January 1, April 1, July 1 or October 1 (each, a “conversion date”) based on an initial conversion rate of      common units per Series A Preferred Unit (which is equivalent to an initial conversion price of approximately $     per common unit), subject to adjustment as described under “—Conversion Rate Adjustments” and increase as described under “—Special Rights upon a Fundamental Change.” The “conversion price” at any time means $25.00, divided by the conversion rate in effect at such time. If a holder elects to convert their Series A Preferred Units, the holder shall have the right to rescind such election by giving written notice of rescission to the conversion agent at least five days prior to the conversion date.

Upon conversion, except as provided below under “—Conversion Rate Adjustments,” we will deliver for each Series A Preferred Unit being converted a number of our common units equal to the conversion rate (together with a cash payment in lieu of any fractional unit) on the third business day immediately following the relevant conversion date.

The holders of Series A Preferred Units at the open of business on a record date will be entitled to receive the distribution on those units on the corresponding distribution payment date notwithstanding the conversion of such units following such record date or our failure to pay the distribution due on such distribution payment date. However, notwithstanding the foregoing, Series A Preferred Units surrendered for conversion during the period between the open of business on any record date and 5:00 p.m. New York City time (the “close of business”) on the business day immediately preceding the corresponding distribution payment date must be accompanied by payment of an amount equal to the distribution payable on such units on such distribution payment date; provided, that no such payment is required:

•	in respect of a mandatory conversion during such period; or

•	if the special rights end date (as defined below) occurs during such period.

Except as provided above with respect to a voluntary conversion, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on converted units or for distributions on the common units issued upon conversion.

If you hold a beneficial interest in a global Series A Preferred Unit, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global security and, if required, pay funds equal to any dividend payable on the next distribution payment date to which you are not entitled (as described in the preceding paragraph).

If you hold a certificated Series A Preferred Unit, to convert you must:

•	complete and manually sign the conversion notice on the back of the certificated unit, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the certificated unit to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents; and

•	if required, pay funds equal to any distribution payable on the next distribution payment date to which you are not entitled (as described in the preceding paragraph).

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of our common units upon conversion of the Series A Preferred Units, unless the tax is due because the holder requests such units to be issued in a name other than the holder’s name, in which case the holder will pay such tax.

Each conversion will be deemed to have been effected as to any Series A Preferred Units surrendered for conversion on the conversion date, and the person in whose name our common units shall be issuable upon such conversion will become the holder of record of such units as of the close of business on such conversion date.

Mandatory Conversion

At any time on or after July 15, 2018, subject to the conditions described herein, we may give notice of our election to cause all outstanding Series A Preferred Units to be automatically converted into common units, if the closing sale price of our common units equals or exceeds 150% of the conversion price for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days, including the last trading day of such 30 trading day period, ending on, and including, the trading day immediately preceding the business day on which we issue a press release announcing the mandatory conversion of the Series A Preferred Units as described below, in which case each holder will receive, for each Series A Preferred Unit being converted, a number of our common units equal to the conversion rate.

The “closing sale price” of our common units on any date means the closing sale price per unit (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which our common units are traded or, if our common units are not listed for trading on a United States national or regional securities exchange on the relevant date, the “closing sale price” will be the last quoted bid price for our common units in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the “closing sale price” will be the average of the mid-point of the last bid and ask prices for our common units on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

To exercise the mandatory conversion right described above, we must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by us) prior to the open of business on the first trading day immediately following any date on which the condition described in the first paragraph of this “Mandatory Conversion” section is met, announcing the mandatory conversion. We will also provide notice to the holders of the Series A Preferred Units (not later than three business days after the date of the press release) of the mandatory conversion. The conversion date will be a date selected by us (which we refer to as the “mandatory conversion date”) that will be no later than 10 business days after the date on which we issue such press release.

Upon conversion, except as provided below under “—Conversion Rate Adjustments,” we will deliver for each Series A Preferred Unit being converted a number of our common units equal to the conversion rate (together with a cash payment in lieu of any fractional unit) on the third business day immediately following the relevant conversion date.

In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion shall state, as appropriate:

•	the mandatory conversion date;

•	the number of common units to be issued upon conversion of each Series A Preferred Unit; and

•	that distributions on the Series A Preferred Units to be converted will cease to accrue on the mandatory conversion date.

We may not authorize, issue a press release or give notice of any mandatory conversion unless all accumulated and unpaid distributions on the Series A Preferred Units (whether or not declared) for distribution periods ended prior to the date of such press release shall have been paid.

On and after the mandatory conversion date, distributions will cease to accrue on the Series A Preferred Units called for a mandatory conversion and all rights of holders of such Series A Preferred Units will terminate except for the right to receive the common units issuable upon conversion thereof. The full amount of any distribution payment with respect to the Series A Preferred Units called for a mandatory conversion on a date during the period beginning at the close of business on any record date for the payment of distributions and ending at the close of business on the corresponding distribution payment date will be payable on such distribution payment date to the record holder of such unit at the close of business on such record date if such unit has been converted after such record date and prior to such distribution payment date. Except as provided in the immediately preceding sentence with respect to a mandatory conversion, no payment or adjustment will be made upon conversion of Series A Preferred Units for accumulated and unpaid distributions or distributions with respect to the common units issued upon such conversion thereon.

No Fractional Units

No fractional units or securities representing fractional units will be delivered upon conversion, whether voluntary or mandatory, or in respect of distribution payments on the Series A Preferred Units made in common units, of the Series A Preferred Units. Instead, we will deliver a cash payment to each holder that would otherwise be entitled to a fractional unit based on the closing sale price of our common units on the relevant conversion date.

Conversion Rate Adjustments

The conversion rate will be adjusted, without duplication, upon the occurrence of any of the following events:

(1) If we exclusively issue our common units as a distribution or distribution on all or substantially all of our common units, or if we effect a unit split or unit combination, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0

where,

CR0  =  the conversion rate in effect immediately prior to the open of business on the ex-date (as defined below) for such distribution, or immediately prior to the open of business on the effective date of such unit split or unit combination, as the case may be;

CR1  =  the conversion rate in effect immediately after the open of business on the ex-date for such distribution, or immediately after the open of business on the effective date of such unit split or unit combination, as the case may be;

OS0  =  the number of our common units outstanding immediately prior to the open of business on the ex-date for such distribution or distribution, or immediately prior to the open of business on the effective date of such unit split or unit combination, as the case may be; and

OS1  =  the number of our common units outstanding immediately after giving effect to such distribution, or such unit split or unit combination, as the case may be.

Any adjustment made under this clause (1) shall become effective immediately after the close of business on the record date for such distribution, or immediately after the open of business on the effective date for such unit split or unit combination, as the case may be. If any distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date the board of directors of our general partner determines not to pay such distribution, to the conversion rate that would then be in effect if such distribution had not been declared.

(2) If we distribute to all or substantially all holders of our common units any rights, options or warrants entitling them, for a period expiring not more than 60 days immediately following the announcement date of such distribution, to purchase or subscribe for our common units at a price per unit that is less than the average of the closing sale prices of our common units over the ten consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date of such distribution, the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	OS0 + X
OS0 + Y

where,

CR0  =  the conversion rate in effect immediately prior to the open of business on the ex-date for such distribution;

CR1  =  the conversion rate in effect immediately after the open of business on the ex-date for such distribution;

OS0  =  the number common units outstanding immediately prior to the open of business on the ex-date for such distribution;

X  =  the total number of common units issuable pursuant to such rights, options or warrants; and

Y  =  the number of common units equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the closing sale prices of our common units over the ten consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date of such distribution.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the record date for such distribution. To the extent that common units are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be readjusted, effective as of the date of such expiration, to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of common units actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased, effective as of the date the board of directors of our general partner determines not to make such distribution, to be the conversion rate that would then be in effect if such record date for such distribution had not occurred. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the conversion rate shall not be adjusted until the triggering events occur.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase our common units at less than such average of the closing sale prices of our common units for the ten consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date of such distribution, and in determining the aggregate offering price of such common units, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the board of directors of our general partner.

(3) If we distribute equity securities, evidences of our indebtedness or other assets, securities or property of ours or rights, options or warrants to acquire equity securities or other securities, to all or substantially all holders of our common units, excluding:

•	distributions or issuances as to which an adjustment was effected pursuant to clause (1) or clause (2) above;

•	distributions paid exclusively in cash as to which an adjustment was effected pursuant to (or a cash amount paid pursuant to the last paragraph of) clause (4) below;

•	spin-offs as to which the provisions set forth in the last two paragraphs of this clause (3) shall apply; and

•	dividends or distributions of reference property upon conversion of, or exchange for, our common units pursuant to any reorganization event as described below under “—Recapitalizations, Reclassifications and Changes of Our Common Units.”

then the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	SP0
SP0 – FMV

where,

CR0  =  the conversion rate in effect immediately prior to the open of business on the ex-date for such distribution;

CR1  =  the conversion rate in effect immediately after the open of business on the ex-date for such distribution;

SP0  =  the average of the closing sale prices of our common units over the ten consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date for such distribution; and

FMV  =  the fair market value as of the open of business on the ex-date for such distribution (as determined by the board of directors of our general partner) of the equity securities, evidences of indebtedness, assets, securities, property, rights, options or warrants distributed with respect to each outstanding common unit.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased, effective as of the date the board of directors of our general partner determines not to pay the distribution, to be the conversion rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of Series A Preferred Units shall receive, for each Series A Preferred Unit, at the same time and upon the same terms as holders of our common units, the amount and kind of our equity securities, evidences of our indebtedness, other assets, securities or property of ours or rights, options or warrants to acquire our equity securities or other securities that such holder would have received as if such holder owned a number of common units equal to the conversion rate in effect on the record date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a distribution on our common units consisting solely of equity securities of any series, or similar equity interests, of or relating to a subsidiary or other business unit where such equity securities are, or will be when issued, listed or admitted for trading on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	FMV + MP0
MP0

where,

CR0  =  the conversion rate in effect immediately prior to the open of business on the ex-date for the spin-off;

CR1  =  the conversion rate in effect immediately after the open of business on the ex-date for the spin-off;

FMV  =  the average of the closing sale prices of the equity securities or similar equity interest distributed to holders of our common units applicable to one common unit over the 10 consecutive trading day period immediately following, and including, the ex-date for the spin-off (the “spin-off valuation period”); and

MP0  =  the average of the closing sale prices of our common units over the spin-off valuation period.

The increase to the conversion rate under the preceding paragraph will be calculated as of the close of business on the last trading day of the spin-off valuation period but will be given effect immediately after the open of business on the ex-date for the spin-off with retroactive effect. If a unit is converted and the conversion date occurs during the spin-off valuation period, then, notwithstanding anything to the contrary herein, we will, if necessary, delay the settlement of such conversion until the third business day after the last day of the spin-off valuation period.

(4) If any cash distribution is made to all or substantially all holders of our common units, excluding regularly quarterly cash distributions not in excess of $0.20 per common unit (such amount, as adjusted as provided below, the “distribution threshold”), the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	SP0 – T
SP0 – C

where,

CR0  =  the conversion rate in effect immediately prior to the open of business on the ex-date for such distribution;

CR1  =  the conversion rate in effect immediately after the open of business on the ex-date for such distribution;

SP0  =  the average of the closing sale prices of our common units over the ten consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date for such distribution;

T  =  the distribution threshold; provided that if the distribution is not a regular quarterly cash distribution, the distribution threshold amount shall be deemed to be zero with respect to such distribution; and

C  =  the amount in cash per common unit we distribute to all or substantially all holders of our common units.

The distribution threshold is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate made pursuant to the provisions under this “—Conversion Rate Adjustments” section; provided that no adjustment will be made to the distribution threshold for any adjustment to the conversion rate pursuant to this clause (4).

Such increase shall become effective immediately after the open of business on the ex-date for such distribution. If such distribution is not so paid, the conversion rate shall be decreased, effective as of the date the board of directors of our general partner determines not to pay or make such distribution, to be the conversion rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of Series A Preferred Units shall receive, for each Series A Preferred Unit, at the same time and upon the same terms as holders of our common units, the amount of cash that such holder would have received as if such holder owned a number of our common units equal to the conversion rate on the record date for such cash distribution.

(5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common units and the cash and value of any other consideration included in the payment per common units exceeds the average of the closing sale prices of our common units over the ten consecutive trading day period (the “tender/exchange offer valuation period”) commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0  =  the conversion rate in effect immediately prior to the close of business on the expiration date;

CR1  =  the conversion rate in effect immediately after the close of business on the expiration date;

AC  =  the aggregate value of all cash and any other consideration (as determined by the board of directors of our general partner) paid or payable for units purchased in such tender or exchange offer;

OS0  =  the number of our common units outstanding immediately prior to the expiration of such tender or exchange offer (prior to giving effect to the purchase of all units accepted for purchase or exchange in such tender or exchange offer);

OS1  =  the number of our common units outstanding immediately after the expiration of such tender or exchange offer (after giving effect to the purchase of all units accepted for purchase or exchange in such tender or exchange offer); and

SP1  =  the average of the closing sale prices of our common units over the tender/exchange offer valuation period.

The increase to the conversion rate under the preceding paragraph will be calculated as of the close of business on the last trading day of the tender/exchange offer valuation period but will be given effect immediately after the close of business on the expiration date with retroactive effect. If a unit is converted and the conversion date occurs during the tender/exchange offer valuation period, then, notwithstanding anything to the contrary herein, we will, if necessary, delay the settlement of such conversion until the third business day after the last day of the tender/exchange offer valuation period.

In the event that we are, or one of our subsidiaries is, obligated to purchase our common units pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the conversion rate shall be readjusted to be such conversion rate that would then be in effect if such tender offer or exchange offer had not been made.

As used in this section, the “ex-date” is the first date on which our common units trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question from us or, if applicable, from the seller of our common units on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which our common units trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant unit split or unit combination, as applicable.

As used in this section, “record date” means, with respect to any distribution or other transaction or event in which the holders of our common units (or other applicable security) have the right to receive any cash, securities or other property or in which our common units (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common units (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the board of directors of our general partner, statute, contract or otherwise).

We will not be required to adjust the conversion rate for any of the transactions described in the clauses (2) through (4) above (other than for unit splits or unit combinations) if we make provision for each holder of the Series A Preferred Units to participate in the transaction, at the same time as holders of our common units participate, without conversion, as if such holder held a number of our common units equal to the conversion rate in effect on the record date or effective date, as the case may be, for such transaction, multiplied by the number of Series A Preferred Units held by such holder.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th.

To the extent permitted by law and the continued listing requirements of the New York Stock Exchange, we may, from time to time, increase the conversion rate of the Series A Preferred Units by any amount for a period of at least 20 business days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and the board of directors of our general partner determines that such increase would be in our best interests. We will mail a notice of the increase to registered holders at least 15 days in advance of the day on which the increase becomes effective. In addition, we may, but are not obligated to, increase the conversion rate as we determine to be advisable in order to avoid or diminish taxes to recipients of certain distributions.

If we have in effect a rights plan while any Series A Preferred Units remains outstanding, holders of Series A Preferred Units will receive, upon a conversion of their Series A Preferred Units, in addition to our common units, rights under our rights agreement. However, if, prior to any conversion, the rights have separated from our common units in accordance with the provisions of the applicable rights agreement so that holders of Series A Preferred Units would not be entitled to receive any rights in respect of our common units delivered upon conversion of the Series A Preferred Units, the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common units, equity securities, evidences of indebtedness, assets, securities, property, rights, options or warrants as described in clause (3) under “—Conversion Rate Adjustments” above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Recapitalizations, Reclassifications and Changes of Our Common Units

In the case of:

•	any recapitalization, reclassification or change of our common units (other than changes resulting from a subdivision or combination),

•	any consolidation, merger or combination involving us,

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

•	any statutory unit exchange,

in each case, as a result of which our common units are converted into, or exchanged for, equity securities, other property or assets (including cash or any combination thereof) (any such transaction or event, a “reorganization event”), then, at and after the effective time of the reorganization event, the right to convert each Series A Preferred Unit into our common units will be changed into a right to convert such unit into the kind and amount of equity securities, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of our common units equal to the conversion rate immediately prior to such reorganization event would have owned or been entitled to receive upon such reorganization event (such securities or other property or assets, “reference property”). In the event holders of our common units have the opportunity to elect the form of consideration to be received in such reorganization event, the reference property into which the Series A Preferred Units will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common units that affirmatively make such an election. Our Partnership Agreement will provide that we may not become a party to any such reorganization event unless its terms are consistent with the foregoing. No adjustment to the conversion rate will be made for any reorganization event to the extent equity securities or other property or assets become the reference property for the Series A Preferred Units.

At or before the effective date of any such reorganization event, we or the resulting, surviving or transferee person (if other than us) of such reorganization event (the “successor person”) will amend our Partnership Agreement or the equivalent governing document of the successor period to (x) provide for subsequent conversions of units in the manner set forth in the preceding paragraph; (y) provide for subsequent adjustments to the conversion rate in a manner consistent with “—Conversion Rights—Conversion Rate Adjustments” (including adjusting, in the reasonable discretion of the board of directors of our general partner, the dividend threshold in a manner that reflects the nature and value of the units of reference property); and (z) contain such other provisions as the board of directors of our general partner reasonably determines are appropriate to preserve the economic interests of the holders of the units and to give effect to the provisions of this section.

Throughout this section, if our common units have been replaced by reference property as a result of any such reorganization event, references to our common units are intended to refer to such reference property.

Special Rights upon a Fundamental Change

We must give notice of each “fundamental change” (as defined below) to all record holders of the Series A Preferred Units no later than 20 business days prior to the anticipated effective date of the fundamental change or, if not practicable because we are unaware of the fundamental change, as soon as reasonably practicable but in any event no later than five business days after we become aware of such fundamental change. If a holder converts its Series A Preferred Units at any time after the effective date of a fundamental change and ending at the close of business on the 30th business day immediately following such effective date (the “special rights end date”), we will deliver to the converting holder, for each Series A Preferred Unit surrendered for conversion, the greater of:

•	a number of our common units equal to the sum of (i) the conversion rate and (ii) the make-whole premium, if any, as calculated and described under “—Determination of the Make-Whole Premium;” and

•	a number of our common units equal to the conversion rate which will be increased to equal (i) the sum of the $25.00 liquidation preference plus all accumulated and unpaid distributions to, but excluding, the settlement date for such conversion, divided by (ii) the average of the closing sale prices of our common units for the five consecutive trading days ending on the third business day prior to such settlement date. Notwithstanding the foregoing, the conversion rate as adjusted as described in this bullet will not exceed common units per Series A Preferred Unit (subject to adjustment in the same manner as the conversion rate), which is equal to the $25.00 liquidation preference, divided by 50% of the closing sale price of our common units on , .

A “fundamental change” will be deemed to have occurred at the time after the Series A Preferred Units are originally issued if any of the following occurs:

(1)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than a permitted holder, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of (i) our equity securities, measured by voting power rather than number of our common units, Series A *Preferred Units or the like or (ii) the equity securities of our general partner, measured by voting power rather than the number of any such securities; provided that “permitted holder” means any of (i) Kristian B. Kos, Dikran Tourian and Larry Lee, (ii) any wife, lineal descendant, legal guardian, or other legal representative or estate of any of the persons named in the preceding clause, (iii) any trust of which at least one of the trustees is any of the persons described in the preceding clauses (i) or (ii), and (iv) any other person that is controlled by any one or more of the persons in the preceding clauses (i) through (iii);

(2)	the failure of our general partner to own directly 100% of the issued and outstanding general partner interests in us or our general partner ceasing to control us;

(3)	the consummation of (A) any recapitalization, reclassification or change of our common units (other than changes resulting from a subdivision or combination) as a result of which our common units would be converted into, or exchanged for, equity securities, other property or assets; (B) any unit exchange, consolidation or merger of us pursuant to which our common units will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries;

(4)	our common units (or other common units underlying the Series A Preferred Units) ceases to be listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); or

(5)	our unitholders approve any plan or proposal for the liquidation or dissolution of us.

Notwithstanding the preceding, a conversion of the Partnership or any of its subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding equity interests in one form of entity for equity interests in another form of entity will not constitute a fundamental change, so long as following such conversion or exchange the “persons” (as defined above) who beneficially owned the partnership interests in the Partnership immediately prior to such transactions continue to beneficially own in the aggregate more than 50% of the equity interests of such entity entitled to vote in the election of the board of directors of such entity or its general partner, as applicable, or continue to beneficially own sufficient equity interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person” beneficially owns more than 50% of the equity interests of such entity entitled to vote in the election of the board of directors of such entity of such entity or its general partner, as applicable.

A transaction or transactions described in clause (1) or (3) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common unitholders, excluding cash payments for fractional units and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of common equity securities that are listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Series A Preferred Units become convertible into such consideration, excluding cash payments for fractional units.

Determination of the Make-Whole Premium

For Series A Preferred Units converted in accordance with the first bullet under “—Special Rights upon a Fundamental Change” above, the number of additional units, if any, by which the conversion rate will be increased in connection with a conversion following the date on which the fundamental change occurs or becomes effective (the “fundamental change effective date”) and prior to the special rights end date as described above will be determined by reference to the table below, based on the effective date and the price (the “unit price”) paid (or deemed to be paid) per common unit in such fundamental change. If holders of our common units receive in exchange for their common units only cash in the transaction constituting a fundamental change, the unit price shall be the cash amount paid per common unit. Otherwise, the unit price shall be the average of the closing sale prices of our common units on the five trading days immediately preceding, but excluding, the effective date of the fundamental change.

The following table sets forth the number of additional units that will be added to the conversion rate as described above for each unit price and fundamental change effective date below:

Unit Price (1)
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$
May 5, 2015
July 15, 2016
July 15, 2017
July 15, 2018
July 15, 2019
July 15, 2020
July 15, 2021
July 15, 2022

(1)	The unit prices set forth in the table above will be adjusted as of any date on which the conversion rate is adjusted. The adjusted unit prices will be equal to the unit prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the unit price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional units in the table above will be adjusted in the same manner and at the same time as the conversion rate as set forth under “—Conversion Rate Adjustments” above.

The exact unit price and fundamental change effective date may not be set forth on the table, in which case:

•	if the unit price is between two unit prices on the table or the fundamental change effective date is between two fundamental change effective dates on the table, the number of additional units will be determined by a straight-line interpolation between the number of additional units set forth for the higher and lower unit prices or the earlier and later fundamental change effective dates, as applicable, based on a 365-day year;

•	if the unit price is in excess of $ per unit (subject to adjustment in the same manner as the unit prices), no additional units will be added to the conversion rate; and

•	if the unit price is less than $ per unit (subject to adjustment in the same manner as the unit prices), no additional units will be added to the conversion rate.

Our obligation to satisfy the additional units requirement could be considered a penalty, in which case the enforceability thereof would be subject to general equitable principles of reasonableness and equitable remedies.

Adjustments of Prices

Whenever any provision of the Partnership Agreement requires us to calculate the closing sale prices or the unit price for purposes of determining any market value in connection with a distribution payment made in our common units or any make-whole premium in connection with a fundamental change, the board of directors of our general partner will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the record date of the event occurs, at any time during the period when such closing sale prices or unit price are to be calculated.

Mandatory Redemption

We will redeem all of the Series A Preferred Units on the term redemption date, at a redemption price equal to the Liquidation Preference plus an amount equal to accumulated but unpaid distributions thereon (whether or not earned or declared but excluding interest thereon) up to (but excluding) the term redemption date. If we do not redeem the Series A Preferred Units on the term redemption date, then the per annum distribution rate will increase by an additional 2.00% per month until such redemption, up to a maximum rate per annum of 20.00% per Series A Preferred Unit.

We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the term redemption date, to the holders of Series A Preferred Units as such holders’ names appear on our unit transfer books maintained by the registrar and transfer agent at the address of such holders shown therein. Such notice shall state: (i) the redemption date, (ii) that all of the Series A Preferred Units will be redeemed, (iii) the redemption price, (iv) the place where the Series A Preferred Units are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (v) that distributions on the Series A Preferred Units to be redeemed will cease to accumulate from and after such redemption date.

If we give or cause to be given a notice of redemption, then we will deposit with the paying agent funds sufficient to redeem the Series A Preferred Units as to which notice has been given by 5:00 p.m., New York City time, no later than the business day immediately preceding the date fixed for redemption, and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all distributions on such Series A Preferred Units will cease to accumulate and all rights of holders of such Series A Preferred Units as our unitholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid distributions through the date fixed for redemption, whether or not declared.

Notwithstanding any notice of redemption, there will be no redemption of any Series A Preferred Units called for redemption until funds sufficient to pay the full redemption price of such Series A Preferred Units, including all accumulated and unpaid distributions to the date of redemption, whether or not declared, have been deposited by us with the paying agent.

Notwithstanding the foregoing, in the event that full cumulative distributions on the Series A Preferred Units and any parity securities have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Units or parity securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Units and any parity securities. Common units and any other junior securities may not be redeemed, repurchased or otherwise acquired unless full cumulative distributions on the Series A Preferred Units and any parity securities for all prior and the then-ending distribution periods have been paid or declared and set apart for payment.

No Fiduciary Duty

We, our general partner and our general partner’s officers and directors will not owe any fiduciary duties to holders of the Series A Preferred Units other than a contractual duty of good faith and fair dealing pursuant to our partnership agreement.

Listing

We intend to apply to have the Series A Preferred units listed on the New York Stock Exchange (“NYSE”), under the symbol “NSLP PRA”. If the application is approved, we expect trading of the Series A Preferred Units on the NYSE to begin within 30 days after their original issue date. Currently, there is no public market for the Series A Preferred Units.

Book-Entry, Delivery and Form

We will initially issue the Series A Preferred Units in the form of one or more global securities. The global securities will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Except as set forth below, the global securities may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the global securities directly through DTC if they have an account with DTC or indirectly through organizations which have accounts with DTC.

Series A Preferred Units that are issued as described below under “—Certificated Series A Preferred Units” will be issued in definitive form. Upon the transfer of Series A Preferred Units in definitive form, such Series A Preferred Units will, unless the global securities have previously been exchanged for Series A Preferred Stock in definitive form, be exchanged for an interest in the global securities representing the liquidation preference of Series A Preferred Units being transferred.

The Depositary has advised us as follows: The Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (“indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

We expect that pursuant to procedures established by DTC, upon the deposit of the global securities with, or on behalf of, DTC, DTC will credit, on its book-entry registration and transfer system, the liquidation preference of the Series A Preferred Units represented by such global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriters of such Series A Preferred Units. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants and indirect participants (with respect to the owners of beneficial interests in the global securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

So long as DTC, or its nominee, is the registered holder and owner of the global securities, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of the Series A Preferred Units evidenced by the global certificates for all purposes of such Series A Preferred Units. Except as set forth below, as an owner of a beneficial interest in the global certificates, you will not be entitled to have the Series A Preferred Units represented by the global securities registered in your name, will not receive or be entitled to receive physical delivery of certificated Series A Preferred Units in definitive form and will not be considered to be the owner or holder of any Series A Preferred Units under the global securities. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global securities desires to take any action that DTC, as the holder of the global securities, is entitled to take, DTC will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

All payments on Series A Preferred Units represented by the global securities registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global securities.

We expect that DTC or its nominee, upon receipt of any payment on the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the liquidation preference of the global securities as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interest in the global securities held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any Series A Preferred Units or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or indirect participants, or the relationship between such participants or indirect participants and the owners of beneficial interests in the global securities owning through such participants or indirect participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants or indirect participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the transfer agent will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Series A Preferred Units

Subject to certain conditions, the Series A Preferred Units represented by the global securities is exchangeable for certificated Series A Preferred Units in definitive form of like tenor as such Series A Preferred Units if DTC notifies us that it is unwilling or unable to continue as Depositary for the global securities or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor is not appointed within 90 days. Any Series A Preferred Units that are exchangeable pursuant to the preceding sentence is exchangeable for certificated Series A Preferred Units issuable for such number of shares and registered in such names as DTC shall direct. Subject to the foregoing, the global securities are not exchangeable, except for global securities representing the same aggregate number of shares and registered in the name of DTC or its nominee.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The tax consequences to you of an investment in our Series A Preferred Units will depend in part on your own tax circumstances. For a discussion of the material U.S. federal income tax considerations associated with our operations and the purchase, ownership and disposition of common units (including the ownership and disposition of common units following a conversion of Series A Preferred Units into common units) , please read “Material U.S. Federal Income Tax Considerations” in the accompanying base prospectus and “Tax Risks to Unitholders” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement. Although this section updates and adds information related to certain tax considerations with respect to the Series A Preferred Units, it also should be read in conjunction with the risk factors included under the caption “Tax Risks to Unitholders” in our most recent Annual Report on Form 10-K, “Risk Factors” in our most recent Quarterly Report on Form 10-Q, and with “Material U.S. Federal Income Tax Considerations” in the accompanying base prospectus, which provides a discussion of the principal federal income tax considerations associated with our operations. The following discussion is limited as described under the caption “Material U.S. Federal Income Tax Considerations” in the accompanying base prospectus and as discussed below. You are urged to consult with your own tax advisor about the federal, state, local and non-U.S. tax consequences particular to your circumstances.

This section summarizes the material U.S. federal income tax consequences that may be relevant to prospective holders of Series A Preferred Units who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Vinson & Elkins L.L.P., counsel to us, insofar as it relates to matters of United States federal income tax law and legal conclusions with respect to those matters. Other than as set forth in “Taxation of the Partnership—Partnership Status,” the tax consequences and opinions set forth below are based upon the assumption that the Series A Preferred Units will be treated as partnership interests for U.S. federal income tax purposes. In addition, this section is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations thereunder (the “Treasury Regulations”), and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the federal income tax consequences to a prospective unitholder to vary substantially from those described below, possibly on a retroactive basis. Unless the context otherwise requires, references in this section to “we” or “us” are references to New Source Energy Partners L.P. and our operating subsidiaries.

This section does not address all federal income tax matters that affect us or the holders of our Series A Preferred Units and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. Furthermore, this section focuses on unitholders who are individual citizens or residents of the United States (for federal income tax purposes), who have the U.S. dollar as their functional currency, who use the calendar year as their taxable year, and who hold units as capital assets (generally, property that is held for investment). This section has limited applicability to corporations, partnerships (including entities treated as partnerships for federal income tax purposes), estates, trusts, non-resident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, non-U.S. persons, individual retirement accounts (“IRAs”), employee benefit plans, real estate investment trusts or mutual funds. Accordingly, we encourage each unitholder to consult the unitholder’s own tax advisor in analyzing the federal, state, local and non-U.S. tax consequences particular to that unitholder resulting from ownership or disposition of units and potential changes in applicable tax laws.

We are relying on the opinions and advice of Vinson & Elkins, L.L.P. with respect to the matters described herein. An opinion of counsel represents only that counsel’s best legal judgment and does not bind the Internal Revenue Service (the “IRS”) or a court. The statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for our units and the prices at which such units trade. In addition, our costs of any contest with the IRS will be borne indirectly by our unitholders because the costs will reduce our cash available for distribution. Furthermore, the tax consequences of an investment in us may be significantly modified by future legislative or administrative changes or court decisions, which may be retroactively applied.

All statements of law and legal conclusions, but no statement of fact, contained in this section, except as described below or otherwise noted, are the opinion of Vinson & Elkins L.L.P. and are based on the accuracy of representations made by us to them for this purpose. For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following federal income tax issues: (1) whether holders of Series A Preferred Units will be treated as partners that receive guaranteed payments for the use of capital on their units (please read “Tax Consequences of Unit Ownership—Limited Partner Status”); and (2) the treatment of a unitholder whose units are the subject of a securities loan (e.g., a loan to a short seller to cover a short sale of units) (please read “—Tax Consequences of Unit Ownership—Treatment of Securities Loans”).

Taxation of the Partnership

Partnership Status

We expect to be treated as a partnership for U.S. federal income tax purposes and, therefore, generally will not be liable for entity-level federal income taxes. Instead, as described below, each of our common and subordinated unitholders will take into account its respective share of our items of income, gain, loss and deduction in computing its federal income tax liability as if such unitholder had earned such income directly, even if we make no cash distributions to that unitholder. However, holders of Series A Preferred Units generally will not share in allocations of income, gain, loss or deduction. Please read “—Allocation of Income, Gain, Loss and Deduction.” Instead, we will treat distributions on preferred units as a guaranteed payment for the use of capital. Please read “—Treatment of Distributions on Series A Preferred Units.”

Section 7704 of the Code generally provides that publicly traded partnerships will be treated as corporations for federal income tax purposes. However, if 90% or more of a partnership’s gross income for every taxable year it is publicly traded consists of “qualifying income,” the partnership may continue to be treated as a partnership for federal income tax purposes (the “Qualifying Income Exception”). Qualifying income includes income and gains derived from the exploration, development, mining or production, processing, transportation, and marketing of natural resources, including oil, gas, and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 5% of our current gross income is not qualifying income; however, this estimate could change from time to time.

Based upon the factual representations made by us and our general partner, Vinson & Elkins L.L.P. is of the opinion that we will be treated as a partnership for federal income tax purposes. The representations made by us and our general partner upon which Vinson & Elkins L.L.P. has relied in rendering its opinion include, without limitation:

(a) Neither we nor any of our partnership or limited liability company subsidiaries has elected or will elect to be treated as a corporation;

(b) For each taxable year, more than 90% of our gross income has been and will be income of a character that Vinson & Elkins L.L.P. has opined is “qualifying income” within the meaning of Section 7704(d) of the Code; and

(c) Each hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, gas, or products thereof that are held or to be held by us in activities that Vinson & Elkins L.L.P. has opined or will opine result in qualifying income.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation and then as distributing that stock to our unitholders in liquidation. This deemed contribution and liquidation should not result in the recognition of taxable income by our unitholders or us so long as our liabilities do not exceed the tax basis of our assets. Thereafter, we would be treated as an association taxable as a corporation for federal income tax purposes.

The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our units may be modified by administrative or legislative action or judicial interpretation at any time. For example, from time to time, members of the U.S. Congress and the President propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships, including the elimination of the Qualifying Income Exception upon which we rely for our treatment as a partnership for U.S. federal income tax purposes. We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our units.

If for any reason we are taxable as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our unitholders. Our taxation as a corporation would materially reduce the cash available for distribution to unitholders and thus would likely substantially reduce the value of our units. Any distribution made to a unitholder at a time we are treated as a corporation would be (i) a taxable dividend to the extent of our current or accumulated earnings and profits, then (ii) a nontaxable return of capital to the extent of the unitholder’s tax basis in its units, and thereafter (iii) taxable capital gain.

The remainder of this discussion is based on the opinion of Vinson & Elkins L.L.P. that we will be treated as a partnership for federal income tax purposes.

Tax Consequences of Unit Ownership

Limited Partner Status

We will treat holders of our Series A Preferred Units as partners entitled to a guaranteed payment for the use of capital on their units for tax purposes. Because the Series A Preferred Units have certain features that are more characteristic of debt than equity, the IRS may disagree with our treatment of the Series A Preferred Units as equity for tax purposes, and no assurance can be given that our treatment will be sustained. If the Series A Preferred Units are not partnership interests, they would likely constitute indebtedness for federal income tax purposes and distributions on the Series A Preferred Units would constitute ordinary interest income to the holders of Series A Preferred Units. The remainder of this discussion assumes that our Series A Preferred Units are partnership interests for federal income tax purposes.

For a discussion related to the risks of losing partner status as a result of securities loans, please read “—Tax Consequences of Unit Ownership—Treatment of Securities Loans.” Unitholders who are not treated as partners of the partnership as described above are urged to consult their own tax advisors with respect to the tax consequences applicable to them under their particular circumstances.

Flow-Through of Taxable Income

Subject to the discussion below under “—Entity-Level Collections of Unitholder Taxes” with respect to payments we may be required to make on behalf of our unitholders, we do not pay any federal income tax.

We will treat distributions to holders of Series A Preferred Units as guaranteed payments for the use of capital. Guaranteed payments paid or accrued within the partnership’s taxable year will be included as income to holders of the Series A Preferred Units whether or not a distribution of such payment has actually been made.

Basis of Units

A unitholder’s tax basis in its units (including Series A Preferred Units) initially will be the amount paid for those units. A common or subordinated unitholder’s basis will be increased by the unitholder’s initial allocable share of our liabilities. A common or subordinated unitholder’s basis generally will be (i) increased by the unitholder’s share of our income and any increases in such unitholder’s share of our liabilities, and (ii) decreased, but not below zero, by the amount of all distributions to the unitholder, the unitholder’s share of our losses, any decreases in the unitholder’s share of our liabilities, and certain other items.

However, a unitholder’s basis in its Series A Preferred Units will not be affected by distributions on such units. We do not anticipate that a holder of Series A Preferred Units will be allocated any share of our liabilities. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests. If you own common units and Series A Preferred Units, please consult your tax advisor with respect to determining the consequences of a guaranteed payment on your basis in your units.

Treatment of Distributions on Series A Preferred Units

We will treat distributions on the Series A Preferred Units as guaranteed payments for the use of capital that will generally be taxable to the holders of Series A Preferred Units as ordinary income and will be deductible by us. Although a holder of Series A Preferred Units could recognize taxable income from the accrual of such a guaranteed payment even in the absence of a contemporaneous distribution, the partnership anticipates accruing and making the guaranteed payment distributions quarterly. Otherwise, the holders of Series A Preferred Units are generally not anticipated to share in the partnership’s items of income, gain, loss or deduction, nor will the partnership allocate any share of its nonrecourse liabilities to the holders of Series A Preferred Units.

Limitations on Deductibility of Losses

A holder of Series A Preferred Units will only be allocated loss to the extent the capital accounts of the common and subordinated unitholders have been reduced to zero. Although it is not anticipated that a holder of Series A Preferred Units would be allocated loss, the deductibility of any such allocation may be limited for various reasons. In the event that you are allocated loss as a holder of a Series A Preferred Unit, please consult your tax advisor as to the application of any limitation to the deductibility of that loss.

Entity-Level Collections of Unitholder Taxes

If we are required or elect under applicable law to pay any federal, state, local or non-U.S. tax on behalf of any current or former unitholder, we are authorized to treat the payment as a distribution of cash to the relevant unitholder. Where the tax is payable on behalf of all unitholders or we cannot determine the specific unitholder on whose behalf the tax is payable, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of a unitholder, in which event the unitholder may be entitled to claim a refund of the overpayment amount. Unitholders are urged to consult their tax advisors to determine the consequences to them of any tax payment we make on their behalf.

Allocation of Income, Gain, Loss and Deduction

If we have a net profit, our items of income, gain, loss and deduction will be allocated among our common and subordinated unitholders in accordance with their percentage interests in us. If we have a net loss, our items of income, gain, loss and deduction will be allocated among all of our common and subordinated unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts. Holders of our Series A Preferred Units will only be allocated net loss in the event that the capital accounts of the common and subordinated unitholders have been reduced to zero. Because holders of Series A Preferred Units will not receive allocations of our gross income, such holders will not be entitled to deductions for percentage depletion.

Generally, holders of Series A Preferred Units will have a capital account equal to the liquidation preference of each Series A Preferred Unit, or $25.00, without regard to the price paid for such units, but will have an initial tax basis with respect to the Series A Preferred Units equal to the price paid for such units. To the extent the purchase price paid for a Series A Preferred Unit exceeds the liquidation preference of such unit, we will have income that will be allocated to the holders of units other than Series A Preferred Units.

Treatment of Securities Loans

A unitholder whose units are loaned (for example, a loan to “short seller” to cover a short sale of units) may be treated as having disposed of those units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period (i) any of our income, gain, loss or deduction allocated to those units would not be reportable by the lending unitholder, and (ii) any cash distributions received by the unitholder as to those units may be treated as ordinary taxable income.

Due to a lack of controlling authority, Vinson & Elkins L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder that enters into a securities loan with respect to its units. Unitholders desiring to assure their status as partners and avoid the risk of income recognition from a loan of their units are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and lending their units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read “—Disposition of Units—Recognition of Gain or Loss.”

Tax Rates

Under current law, the highest marginal federal income tax rates for individuals applicable to ordinary income and long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) are 39.6% and 20%, respectively. These rates are subject to change by new legislation at any time.

In addition, a 3.8% net investment income tax applies to certain net investment income earned by individuals, estates, and trusts. For these purposes, net investment income generally includes guaranteed payments, a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income from all investments, or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if married filing separately) or $200,000 (if the unitholder is unmarried or in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Tax Treatment of Operations

Accounting Method and Taxable Year

We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each holder of Series A Preferred Units will be required to include in its tax return its income from our guaranteed payments for each taxable year ending within or with its taxable year. A holder of Series A Preferred Units that has a taxable year ending on a date other than December 31 and that disposes of all its units following the close of our taxable year but before the close of its taxable year will be required to include in income for its taxable year its income from more than one year of guaranteed payments.

Disposition of Units

Recognition of Gain or Loss

A holder of Series A Preferred Units will be required to recognize gain or loss on a sale of such units equal to the difference between the unitholder’s amount realized and tax basis in the units sold. A unitholder’s amount realized generally will equal the sum of the cash and the fair market value of other property it receives for the unit. Gain or loss recognized by a unitholder on the sale or exchange of a unit held for more than one year generally will be taxable as long-term capital gain or loss. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.

Furthermore, as described above, the IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests (presumably including both common units and Series A Preferred Units). Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership.

Treasury Regulations under Section 1223 of the Code allow a selling unitholder who can identify units transferred with an ascertainable holding period to elect to use the actual holding period of the units transferred. Thus, according to the ruling discussed in the paragraph above, a unitholder will be unable to select high or low basis units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, it may designate specific units sold for purposes of determining the holding period of the units transferred. A unitholder electing to use the actual holding period of units transferred must consistently use that identification method for all subsequent sales or exchanges of our units. A unitholder considering the purchase of additional units or a sale of units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” financial position, including a partnership interest with respect to which gain would be recognized if it were sold, assigned or terminated at its fair market value, in the event the taxpayer or a related person enters into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is authorized to issue Treasury Regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

Holders of Series A Preferred Units owning Series A Preferred Units as of the opening of the applicable exchange on the first business day of a quarter (the “Allocation Date”) will be entitled to receive the distribution of the guaranteed payment payable with respect to their units for the preceding quarter on the next distribution payment date. Purchasers of Series A Preferred Units after the Allocation Date will therefore not be entitled to a cash distribution on their Series A Preferred Units until the next Allocation Date.

Notification Requirements

A unitholder who sells or purchases any of its units is generally required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction in the case of a seller). Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale through a broker who will satisfy such requirements.

Constructive Termination

We will be considered to have “constructively” terminated as a partnership for federal income tax purposes upon the sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For such purposes, multiple sales of the same unit are counted only once. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than the calendar year, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in such unitholder’s taxable income for the year of termination.

A constructive termination occurring on a date other than December 31 generally would require that we file two tax returns for one fiscal year thereby increasing our administration and tax preparation costs. However, pursuant to an IRS relief procedure the IRS may allow a constructively terminated partnership to provide a single Schedule K-1 for the calendar year in which a termination occurs. Following a constructive termination, we would be required to make new tax elections, including a new election under Section 754 of the Code, and the termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination may either accelerate the application of, or subject us to, any tax legislation enacted before the termination that would not otherwise have been applied to us as a continuing as opposed to a terminating partnership.

Conversion of Units

We will adopt the principles of Treasury Regulations § 1.721-2 with respect to the conversion of Series A Preferred Units into common units. Except to the extent that the exercise price satisfies our obligation for any accrued but unpaid distribution, we expect that the conversion will be nontaxable to holders of Series A Preferred Units. At the time of conversion, we will revalue our assets and allocate book items of unrealized income, gain, loss and deduction to the extent necessary to reflect that partner’s right to share in partnership capital under the partnership agreement. If available book items of income, gain, loss and deduction are unable to be allocated in a manner that reflects the converting partner’s right to share in partnership capital under the partnership agreement, then we must reallocate partnership capital between the existing partners and the converting partner. Corrective allocations will be made until such capital reallocations are eliminated. Corrective allocations may result in the allocation of a greater amount of income, gain, loss or deduction to a particular unitholder for tax purposes, as compared to book purposes.

Upon the conversion of Series A Preferred Units, a unitholder will receive a basis in the resulting common units equal to its existing basis in its Series A Preferred Units plus such unitholder’s initial allocable share of our liabilities in its capacity as a common unitholder. As a common unitholder, that basis will be will be (i) increased by the unitholder’s share of our income and any increases in such unitholder’s share of our liabilities, and (ii) decreased, but not below zero, by the amount of all distributions to the common unitholder, the common unitholder’s share of our losses, any decreases in the common unitholder’s share of our liabilities, and certain other items. The holding period of such common units will also include the period that holder held the converted Series A Preferred Units.

For a discussion of the tax treatment of the ownership and disposition of common units, including common units resulting from the conversion of Series A Preferred Units, not otherwise set forth in this Prospectus Supplement, please read “Material U.S. Federal Income Tax Consequences” in the accompanying base prospectus.

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans and other tax-exempt organizations as well as by non-resident alien individuals, non-U.S. corporations and other non-U.S. persons (collectively, “Non-U.S. Unitholders”) raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. Prospective unitholders that are tax-exempt entities or non-U.S. unitholders should consult their tax advisors before investing in our units. Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income will be unrelated business taxable income and will be taxable to a tax-exempt unitholder.

We will treat distributions on the Series A Preferred Units as guaranteed payments for the use of capital. The treatment of guaranteed payments for the use of capital to tax exempt investors is not certain, and such payments may be treated as UBTI for federal income tax purposes. If you are a tax-exempt entity, you should consult your tax advisor with respect to the consequences of owning our Series A Preferred Units.

Non-U.S. unitholders are taxed by the United States on income effectively connected with the conduct of a U.S. trade or business (“effectively connected income”) and on certain types of U.S.-source non-effectively connected income (such as dividends and guaranteed payments), unless exempted or further limited by an income tax treaty will be considered to be engaged in business in the United States because of their ownership of our units. Furthermore, is it probable that they will be deemed to conduct such activities through permanent establishments in the United States within the meaning of applicable tax treaties. Consequently, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction (in the case of holders of common or subordinated units) or their share of income from guaranteed payments (in the case of holders of Series A Preferred Units) and pay federal income tax on their share of our net income or gain in a manner similar to a taxable U.S. unitholder. Moreover, under rules applicable to publicly traded partnerships, distributions to non-U.S. unitholders are subject to withholding at the highest applicable effective tax rate. Each non-U.S. unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes.

In addition, because a non-U.S. unitholder classified as a corporation will be treated as engaged in a United States trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain as adjusted for changes in the foreign corporation’s “U.S. net equity” to the extent reflected in the corporation’s effectively connected earnings and profits. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.

A non-U.S. unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the non-U.S. unitholder. Under a ruling published by the IRS interpreting the scope of “effectively connected income,” gain recognized by a non-U.S. person from the sale of its interest in a partnership that is engaged in a trade or business in the United States will be considered to be effectively connected with a U.S. trade or business. Thus, part or all of a non-U.S. unitholder’s gain from the sale or other disposition of its units may be treated as effectively connected with a unitholder’s indirect U.S. trade or business constituted by its investment in us. Moreover, under the Foreign Investment in Real Property Tax Act, a non-U.S. unitholder generally will be subject to federal income tax upon the sale or disposition of a unit if (i) it owned (directly or indirectly constructively applying certain attribution rules) more than 5% of our units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business consisted of U.S. real property interests (which include U.S. real estate (including land, improvements, and certain associated personal property) and interests in certain entities holding U.S. real estate) at any time during the shorter of the period during which such unitholder held the units or the 5-year period ending on the date of disposition. More than 50% of our assets may consist of U.S. real property interests. Therefore, non-U.S. unitholders may be subject to federal income tax on gain from the sale or disposition of their units.

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each holder of Series A Preferred Units, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its preferred return for the preceding taxable year. Notwithstanding the rules described above under “—Basis of Units” requiring aggregation of partnership interests purchased in separate transactions, you may receive two Schedules K-1 if you hold common units and Series A Preferred Units due to administrative reporting limitations.

In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions. We cannot assure our unitholders that those positions will yield a result that conforms to all of the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS.

The IRS may audit our federal income tax information returns. Neither we nor Vinson & Elkins L.L.P. can assure prospective unitholders that the IRS will not successfully challenge the positions we adopt, and such a challenge could adversely affect the value of the units. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability and may result in an audit of the unitholder’s own return. Any audit of a unitholder’s return could result in adjustments unrelated to our returns.

Publicly traded partnerships generally are treated as entities separate from their owners for purposes of federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings of the partners. The Code requires that one partner be designated as the “Tax Matters Partner” for these purposes, and our partnership agreement designates our general partner. The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders.

The Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review may go forward, and each unitholder with an interest in the outcome may participate in that action.

A unitholder must file a statement with the IRS identifying the treatment of any item on its federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Nominee Reporting

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

(1) the name, address and taxpayer identification number of the beneficial owner and the nominee;

(2) a statement regarding whether the beneficial owner is:

(a) a non-U.S. person;

(b) a non-U.S. government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing; or

(c) a tax-exempt entity;

(3) the amount and description of units held, acquired or transferred for the beneficial owner; and

(4) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1.5 million per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties

Certain penalties may be imposed on taxpayers as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, for any portion of any such underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. Penalties may also be imposed for engaging in transactions without economic substance. We do not anticipate engaging in transactions without economic substance or otherwise participating in transactions that would subject our unitholders to accuracy related penalties.

Withholding on Payments to Certain Foreign Entities

Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations and administrative guidance issued thereunder (referred to as “FATCA”) impose a 30% U.S. federal withholding tax on payments of interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States and on the gross proceeds from the sale or other disposition of property of a type which can produce interest or dividends from sources within the United States (if such sale or other disposition occurs after December 31, 2016), if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules.

Under the applicable Treasury Regulations, FATCA withholding generally will apply to all U.S.-source “withholdable payments” without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable income tax treaty with the United States or U.S. domestic law.

State, Local, Non-U.S. and Other Tax Considerations

In addition to federal income taxes, unitholders may be subject to other taxes, including state and local and non-U.S. income taxes, unincorporated business taxes, and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property now or in the future or in which the unitholder is a resident. We currently own assets and conduct business in various states, most of which imposes a personal income tax on individuals and an income tax on corporations and other entities such as us. We may also own property or do business in other states in the future that impose income or similar taxes on nonresident individuals. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on its investment in us.

Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his investment in us. Vinson & Elkins L.L.P. has not rendered an opinion on the state, local or non-U.S. tax consequences of an investment in us. We strongly recommend that each prospective unitholder consult, and depend upon, its own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and non-U.S., as well as U.S. federal tax returns that may be required of it. We have not received an opinion on the state, local, alternative minimum tax or non-U.S. tax consequences of an investment in us.

INVESTMENT IN NEW SOURCE ENERGY PARTNERS L.P. BY

EMPLOYEE BENEFIT PLANS

An investment in our Series A Preferred Units by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the prohibited transaction restrictions imposed by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) and may be subject to provisions under certain federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Internal Revenue Code or ERISA (collectively, “Similar Laws”). For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, certain Keogh plans, certain simplified employee pension plans and tax deferred annuities or individual retirement accounts (“IRAs”), established or maintained by an employer or employee organization.

General Fiduciary Matters

ERISA and the Internal Revenue Code impose certain duties on persons who are fiduciaries of an employee benefit plan that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Internal Revenue Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. In considering an investment in our Series A Preferred Units, among other things, consideration should be given to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•	whether, in making the investment, the employee benefit plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

•	whether the investment is permitted under the terms of the applicable documents governing the employee benefit plan;

•	whether making the investment will comply with the delegation of control and prohibited transaction provisions under Section 406 of ERISA, Section 4975 of the Internal Revenue Code and any other applicable Similar Laws (please read the discussion under “—Prohibited Transaction Issues” below);

•	whether in making the investment, the employee benefit plan will be considered to hold, as plan assets, (1) only the investment in our Series A Preferred Units or (2) an undivided interest in our underlying assets (please read the discussion under “—Plan Asset Issues” below); and

•	whether the investment will result in recognition of unrelated business taxable income by the employee benefit plan and, if so, the potential after-tax investment return. Please read “Material U.S. Federal Income Tax Consequences—Tax-Exempt Organizations and Other Investors” in the accompanying prospectus.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in our Series A Preferred Units is authorized by the appropriate governing instruments and is a proper investment for the employee benefit plan or IRA.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit employee benefit plans and certain IRAs that are not considered part of an employee benefit plan from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the

Internal Revenue Code with respect to the employee benefit plan or IRA, unless an exemption is applicable. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the ERISA Plan that engaged in such a prohibited transaction may be subject to excise taxes, penalties and liabilities under ERISA and the Internal Revenue Code.

Plan Asset Issues

In addition to considering whether the purchase of our Series A Preferred Units is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in our Series A Preferred Units, be deemed to own an undivided interest in our assets, with the result that our general partner also would be a fiduciary of the plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Internal Revenue Code and any other applicable Similar Laws.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under certain circumstances. Under these regulations, an entity’s underlying assets generally would not be considered to be “plan assets” if, among other things:

(1)	the equity interests acquired by employee benefit plans are publicly offered securities—i.e., the equity interests are part of a class of securities that are widely held by 100 or more investors independent of the issuer and each other, “freely transferable” (as defined in the applicable Department of Labor regulations) and either part of a class of securities registered pursuant to certain provisions of the federal securities laws or sold to the plan as part of a public offering under certain conditions;

(2)	the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

(3)	there is no significant investment by benefit plan investors, which is defined to mean that, immediately after the most recent acquisition of an equity interest in any entity by an employee benefit plan, less than 25% of the total value of each class of equity interest, disregarding certain interests held by our general partner, its affiliates and certain other persons, is held by the employee benefit plans and IRAs referred to above.

With respect to an investment in our Series A Preferred Units, we believe that our assets should not be considered “plan assets” under these regulations because it is expected that the investment will satisfy the requirements in (1) and (2) above and may also satisfy the requirements in (3) above (although we do not monitor the level of investment by benefit plan investors as required for compliance with (3)).

The foregoing discussion of issues arising for employee benefit plan investments under ERISA, the Internal Revenue Code and applicable Similar Laws is general in nature and is not intended to be all inclusive, nor should it be construed as legal advice. In light of the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed on persons involved in non-exempt prohibited transactions or other violations, plan fiduciaries contemplating a purchase of our Series A Preferred Units should consult with their own counsel regarding the consequences of such purchase under ERISA, the Internal Revenue Code and Similar Laws.

UNDERWRITING

We are offering the Series A Preferred Units described in this prospectus through the underwriters named below. Stifel, Nicolaus & Company, Incorporated is acting as representative of the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of Series A Preferred Units listed next to its name in the following table.

Underwriters	Number of Series A Preferred Units
Stifel, Nicolaus & Company, Incorporated
Robert W. Baird & Co. Inc.
Janney Montgomery Scott LLC
Oppenheimer & Co. Inc
Wunderlich Securities, Inc

Total

The underwriting agreement provides that the underwriters must buy all of the Series A Preferred Units if they buy any of them. However, the underwriters are not required to take or pay for the Series A Preferred Units covered by the underwriters’ option to purchase additional Series A Preferred Units as described below.

Our Series A Preferred Units are offered subject to a number of conditions, including:

•	receipt and acceptance of our Series A Preferred Units by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

We have been advised by the representative that the underwriters intend to make a market in our Series A Preferred Units but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Option to Purchase Additional Series A Preferred Units

We have granted the underwriters an option to buy up to an aggregate of          additional Series A Preferred Units. The underwriters have 30 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional Series A Preferred Units approximately in proportion to the amounts specified in the table above.

Underwriting Discount

Series A Preferred Units sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any Series A Preferred Units sold by the underwriters to securities dealers may be sold at a discount of up to $         per Series A Preferred Units from the initial public offering price. Sales of Series A Preferred Units made outside of the United States may be made by affiliates of the underwriters. If all the Series A Preferred Units are not sold at the initial public offering price, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the Series A Preferred Units at the prices and upon the terms stated therein.

The following table shows the per Series A Preferred Unit and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to additional Series A Preferred Units.

	No Exercise	Full Exercise
Per Series A Preferred Unit	$	$
Total	$	$

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $         million.

No Sales of Similar Securities

We, our general partner’s executive officers and directors, our general partner and certain other affiliates have entered into lock-up agreements with the underwriters. Under the lock-up agreements, subject to certain exceptions, we and each of these persons may not, without the prior written approval of Stifel, Nicolaus & Company, Incorporated, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or hedge our Series A Preferred Units or securities convertible into or exchangeable or exercisable for our Series A Preferred Units. These restrictions will be in effect for a period of 90 days after the date of this prospectus. Notwithstanding the foregoing, if at any time during the 90-day restricted period we cease to qualify as an “emerging growth company” under the U.S. federal securities laws and either (1) during the date that is 15 calendar days plus three business days before the last day of the 90-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, then the restrictions described above shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the issuance of the earnings release or the occurrence of the material news or material event.

Stifel, Nicolaus & Company, Incorporated may, at any time and in its sole discretion, release some or all the securities from these lock-up agreements. If the restrictions under the lock-up agreements are waived, our Series A Preferred Units may become available for resale into the market, subject to applicable law, which could reduce the market price of our Series A Preferred Units.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

New York Stock Exchange Listing

The Series A Preferred Units are a new issue of securities with no established trading market. We intend to file an application to list the Series A Preferred Units on the NYSE. If the application is approved, trading of the Series A Preferred Units on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series A Preferred Units. The underwriters have advised us that they intend to make a market in the Series A Preferred Units before commencement of trading on the NYSE. They will have no obligation to make a market in the Series A Preferred Units, however, and may cease market-making activities, if commenced, at any time. Accordingly, an active trading market on the NYSE for the Series A Preferred Units may not develop or, even if one develops, may not last, in which case the liquidity and market price of the Series A Preferred Units could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer Series A Preferred Units at the time and price desired will be limited.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our Series A Preferred Units during and after this offering, including:

•	stabilizing transactions;

•	short sales;

•	purchases to cover positions created by short sales;

•	imposition of penalty bids; and

•	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our Series A Preferred Units while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Series A Preferred Units, which involve the sale by the underwriters of a greater number of Series A Preferred Units than they are required to purchase in this offering and purchasing Series A Preferred Units on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional Series A Preferred Units referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing Series A Preferred Units in the open market. In making this determination, the underwriters will consider, among other things, the price of Series A Preferred Units available for purchase in the open market as compared to the price at which they may purchase Series A Preferred Units through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing Series A Preferred Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series A Preferred Units in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased Series A Preferred Units sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Series A Preferred Units or preventing or retarding a decline in the market price of our Series A Preferred Units. As a result of these activities, the price of our Series A Preferred Units may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the Series A Preferred Units. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they will receive customary fees and expenses. Robert W. Baird & Co. Inc acted as financial advisor to us and our general partner in the acquisition by 2100 Energy LLC of an 18.4% limited liability company interest in our general partner.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Directed Participation Program

Because the Financial Industry Regulatory Authority, Inc., or FINRA, views the Series A Preferred Units offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2310 of the FINRA Rules. Investor suitability with respect to the Series A Preferred Units should be judged similarly to the suitability with respect to other securities that are listed for trading on a national securities exchange.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of Series A Preferred Units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

LEGAL MATTERS

The validity of the Series A Preferred Units offered in this prospectus supplement will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Certain legal matters in connection with the Series A Preferred Units offered hereby will be passed upon for the underwriters by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of New Source Energy Partners L.P. as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, incorporated by reference in this prospectus supplement, have been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

The consolidated financial statements of Erick Flowback Services LLC as of and for the years ended December 31, 2013 and 2012, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Rod’s Production Services, L.L.C. as of and for the year ended December 31, 2013, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Rod’s Production Services, L.L.C. for the years ended December 31, 2012 and 2011, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Briggs & Veselka Co., independent auditors, upon the authority of said firm as experts in accounting and auditing. The financial statements of Erick Flowback Services LLC for the year ended December 31, 2011, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Briggs & Veselka Co., independent auditors, upon the authority of said firm as experts in accounting and auditing.

Estimated quantities of our proved oil and natural gas reserves and the net present value of such reserves as of December 31, 2014 incorporated by reference in this prospectus supplement are based upon a reserve report prepared by Ralph E. Davis Associates, Inc., independent reserve engineers, and have been so incorporated by reference in this prospectus supplement in reliance upon the authority of said firm as experts in these matters.

PROSPECTUS

New Source Energy Partners L.P.

Common Units

Preferred Units

We may offer, from time to time, in one or more series, the following securities under this prospectus:

•	common units representing limited partner interests in New Source Energy Partners L.P.; and

•	preferred units representing limited partner interests in New Source Energy Partners L.P.

We may offer the securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offer. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus.

Our common units are traded on the New York Stock Exchange under the symbol “NSLP.” We will provide information in the prospectus supplement for the trading market, if any, for any other securities we may offer.

You should carefully read this prospectus and any prospectus supplement before you invest. You should also read the documents we refer to in the “Where You Can Find More Information” section of this prospectus for information on us and our financial statements.

Our principal executive offices are located at 914 North Broadway, Suite 230, Oklahoma City, Oklahoma 73102, and our phone number is (405) 272-3028.

Investing in our securities involves risks. You should carefully consider each of the risk factors described under “Risk Factors” beginning on page 1 of this prospectus and in the applicable prospectus supplement and in the documents incorporated herein and therein before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 21, 2014.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell, nor a solicitation of an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings. Each time we offer securities, we will provide you with this prospectus and a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering, including, in the case of preferred units, the specific terms of the securities.

The prospectus supplement may include additional risk factors or other special considerations applicable to those securities and may also add, update or change information in this prospectus. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information.” You are urged to read this prospectus and any prospectus supplements relating to the securities offered to you, together with the additional information described under the heading “Where You Can Find More Information,” carefully before investing in our securities. To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

As used in this prospectus, unless we indicate otherwise, the following terms have the following meanings:

•	“MCE Acquisition” refers to the acquisition of the MCE Entities we completed in November 2013;

•	“MCE Entities” refers collectively to MCE, LP and MCE GP, LLC;

•	“New Dominion” refers to New Dominion, LLC, the entity that serves as our contract operator and provides certain operational services to us;

•	“New Source Energy” refers to New Source Energy Corporation, an independent energy company engaged in the development and production of onshore oil and liquids-rich natural gas projects in the United States;

•	“New Source Group” collectively refers to New Source Energy, New Dominion and Scintilla; however, when used in the context of the development agreement described herein, the New Source Group refers to the parties (other than us) party thereto;

•	“our general partner” refers to New Source Energy GP, LLC, our general partner;

•	“our management,” “our employees,” or similar terms refer to the management and personnel of New Source Energy who perform managerial and administrative services on behalf of us and our general partner under an omnibus agreement among us, our general partner and New Source Energy;

•	“Scintilla” refers to Scintilla, LLC, the entity from which New Source Energy acquired substantially all of its assets in August 2011; and

•	“we,” “our,” “us,” and like terms refer collectively to New Source Energy Partners L.P. and its subsidiaries.

ABOUT NEW SOURCE ENERGY PARTNERS L.P.

We are a Delaware limited partnership formed in October 2012 by New Source Energy to own and acquire oil and natural gas properties in the United States. In addition, we are engaged in oilfield services that specialize in increasing efficiencies and safety in drilling and completion processes through our subsidiary, MCE, LP.

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports with and furnish other information to the SEC. You may read and copy any document we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on their public reference room. Our SEC filings are also available at the SEC’s website at www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We also make available free of charge on our website located at www.newsource.com all of the documents that we file with or furnish to the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus unless specifically so designated and filed with the SEC.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means we can disclose important information to you without actually including the specific information in this prospectus by referring to those documents. The information incorporated by reference is an important part of this prospectus. If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document.

The documents listed below have been filed by us pursuant to the Exchange Act and are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013 filed on April 4, 2014;

•	Our Current Reports on Form 8-K filed on December 19, 2013, January 28, 2014, February 5, 2014, February 18, 2014 and April 8, 2014 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K or 8-K/A); and

•	The description of our common units contained in our Registration Statement on Form 8-A filed on February 6, 2013, and including any other amendments or reports filed for the purpose of updating such description.

In addition, we incorporate by reference into this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), after the date on which the registration statement that includes this prospectus was initially filed with the SEC and until all offerings under this shelf registration statement are terminated.

You may request a copy of any document incorporated by reference into this prospectus and any exhibit specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at the following address or phone number:

New Source Energy Partners L.P. 914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102 (405) 272-3028

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus includes “forward-looking statements.” These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, potential increases in oil and natural gas production, the number of anticipated wells to be drilled after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, among others, the risks discussed in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, and in this prospectus, as well as those factors summarized below:

•	our ability to replace oil and natural gas reserves;

•	declines or volatility in the prices we receive for our oil, natural gas and NGLs;

•	our financial position;

•	our ability to generate sufficient cash flow and liquidity from operations, borrowings or other sources to enable us to pay our obligations and maintain our non-operated acreage positions;

•	future capital requirements and uncertainty of obtaining additional funding on terms acceptable to us;

•	there are significant interlocking relationships between us and the New Source Group, and there can be no assurance that these interlocking relationships may not result in conflicts of interest and other risks to decision-making actions by our officers and directors in the future;

•	our ability to continue our working relationship with the New Source Group;

•	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business;

•	economic downturns may adversely affect consumption of oil and natural gas by businesses and consumers;

•	the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;

•	uncertainties associated with estimates of proved oil and natural gas reserves and various assumptions underlying such estimates;

•	our ability to successfully acquire additional working interests through the efforts of the New Source Group in forced pooling processes;

•	the impact of environmental, health and safety, and other governmental regulations and of current or pending legislation;

•	environmental risks;

•	geographical concentration of our operations;

•	constraints imposed on our business and operations by our revolving credit facility and our ability to generate sufficient cash flows to repay our debt obligations;

•	availability of borrowings under our revolving credit facility;

•	drilling and operating risks;

•	exploration and development risks;

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•	competition in the oil, natural gas and oilfield services industries;

•	increases in the cost of drilling, completion and gas gathering or other costs of production and operations;

•	the inability of the New Source Group to successfully drill wells on our properties that produce oil or natural gas in commercially viable quantities;

•	failure to meet the proposed drilling schedule on our properties;

•	adverse variations from estimates of reserves, production, production prices and expenditure requirements, and our inability to replace our reserves through exploration and development activities;

•	drilling operations and adverse weather and environmental conditions;

•	limited control over non-operated properties;

•	reliance on a limited number of customers;

•	management’s ability to execute our plans to meet our goals;

•	our ability to retain key members of our management and key technical employees;

•	a shortage of qualified workers;

•	conflicts of interest with regard to our directors and executive officers;

•	access to adequate gathering systems and pipeline take-away capacity to execute our drilling program;

•	marketing and transportation constraints in the Hunton formation in east-central Oklahoma;

•	our ability to sell the oil and natural gas we produce at market prices;

•	costs associated with perfecting title for mineral rights in some of our properties;

•	title defects to our properties and inability to retain our leases;

•	federal, state, and tribal regulations and laws;

•	our current level of indebtedness and the effect of any increase in our level of indebtedness;

•	risks relating to potential acquisitions and the integration of significant acquisitions;

•	volatility of oil, natural gas and NGL prices and the effect that lower prices may have on our net income and unitholders’ equity;

•	a decline in oil or natural gas production or oil, natural gas or NGL prices and the impact of general economic conditions on the demand for oil and natural gas and the availability of capital;

•	the effect of seasonal factors;

•	lack of availability of drilling rigs, equipment, supplies, insurance, personnel and oilfield services;

•	further sales or issuances of common units or preferred units;

•	accidental damage to or malfunction of equipment;

•	costs of purchasing electricity and disposing of saltwater;

•	continued hostilities in the Middle East and other sustained military campaigns or acts of terrorism or sabotage; and

•	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations or pricing.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in “Risk Factors.” All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus and speak only as of the date of this prospectus. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

RISK FACTORS

Limited partner interests are inherently different from the capital stock of a corporation, although many of the business and operational risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. You should consider carefully the risk factors and all of the other information included in, or incorporated by reference into, this prospectus or any prospectus supplement, including those included in our most recent Annual Report on Form 10-K and, if applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are incorporated herein by reference and those that may be included in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement. Also, please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of securities covered by this prospectus for general partnership purposes, which may include, among other things, debt repayment, funding future acquisitions, funding capital expenditures and funding working capital.

The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our historical consolidated ratio of earnings to fixed charges for the periods indicated. For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of pretax income from continuing operations available to our unitholders plus fixed charges. “Fixed charges” represent interest incurred and amortization of debt expense. To date, we have not issued any preferred units. Therefore, the ratio of earnings to combined fixed charges and preferred unit dividends is the same as the ratio of earnings to fixed charges presented below.

	Year Ended December 31,
	2013	2012	2011	2010
Ratio of Earnings (Loss) to Fixed Charges	4.55	2.53	3.52	5.22

DESCRIPTION OF THE COMMON UNITS

The Common Units

Our common units represent limited partner interests in New Source Energy Partners L.P. The holders of common units are entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the rights and privileges of common unitholders under our partnership agreement, including voting rights, please read “The Partnership Agreement.”

Our common units trade on the New York Stock Exchange under the symbol “NSLP.”

Transfer Agent and Registrar

Duties

American Stock Transfer & Trust Company, LLC is the registrar and transfer agent for the common units. We will pay all fees charged by the transfer agent for transfers of common units except the following, which must be paid by common unitholders:

•	surety bond premiums to replace lost or stolen certificates or to cover taxes and other governmental charges;

•	special charges for services requested by a common unitholder; and

•	other similar fees or charges.

There is no charge to common unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their respective stockholders, directors, officers and employees against all claims and losses that may arise out of their actions for their activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnitee.

Resignation or Removal

The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor is appointed, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

By transfer of common units in accordance with our partnership agreement, each transferee of common units will be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records. Each transferee:

•	represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

•	automatically agrees to be bound by the terms and conditions of our partnership agreement; and

•	gives the consents, waivers and approvals contained in our partnership agreement.

In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units. A transferee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and any transfers are subject to the laws governing transfers of securities.

DESCRIPTION OF PREFERRED UNITS

Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities on the terms and conditions established by our general partner without the approval of any of our limited partners. In accordance with Delaware law and the provisions of our partnership agreement, we may issue additional partnership interests that have special voting rights to which our common units are not entitled. As of the date of this prospectus, we have no preferred units outstanding.

Should we offer preferred units under this prospectus, a prospectus supplement relating to the particular series of preferred units offered will include the specific terms of those preferred units, including, among other things, the following:

•	the designation, stated value, and liquidation preference of the preferred units and the number of preferred units offered;

•	the initial public offering price at which the preferred units will be issued;

•	any conversion or exchange provisions of the preferred units;

•	any redemption or sinking fund provisions of the preferred units;

•	the distribution rights of the preferred units, if any;

•	a discussion of any additional material federal income tax considerations regarding the preferred units; and

•	any additional rights, preferences, privileges, limitations, and restrictions of the preferred units.

PROVISIONS OF OUR PARTNERSHIP AGREEMENT RELATING TO CASH DISTRIBUTIONS

Set forth below is a summary of the significant provisions of our partnership agreement that generally relate to cash distributions with respect to our units.

Distributions of Available Cash

General

Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date.

Definition of Available Cash

Available cash, for any quarter, consists of all cash and cash equivalents on hand at the end of that quarter:

•	less, the amount of cash reserves established by our general partner at the date of determination of available cash for the quarter to:

•	provide for the proper conduct of our business, which could include, but is not limited to, amounts reserved for capital expenditures, working capital and operating expenses;

•	comply with applicable law, any of our debt instruments or other agreements; or

•	provide funds for distributions to our unitholders (including our general partner) for any one or more of the next four quarters (provided that our general partner may not establish cash reserves for the payment of future distributions unless it determines that the establishment of reserves will not prevent us from distributing the minimum quarterly distribution on all common units and any cumulative arrearages on such common units for such quarter);

•	plus, if our general partner so determines, all or a portion of cash on hand on the date of determination of available cash for the quarter, including cash on hand resulting from working capital borrowings made after the end of the quarter.

The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash from borrowing (including working capital borrowings) made after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to unitholders.

Working capital borrowings are borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners and with the intent of the borrower to repay such borrowings within twelve months from sources other than additional working capital borrowings.

Operating Surplus and Capital Surplus

General

All cash distributed to unitholders is characterized as either “operating surplus” or “capital surplus.” Our partnership agreement requires that we distribute available cash from operating surplus differently than available cash from capital surplus.

Operating Surplus

Operating surplus for any period consists of:

•	$11.5 million (as described below); plus

•	all of our cash receipts following the closing of our initial public offering, excluding cash from interim capital transactions, which include the following:

•	borrowings (including sales of debt securities) that are not working capital borrowings;

•	sales of equity interests; and

•	sales or other dispositions of assets outside the ordinary course of business;

provided that cash receipts from the termination of a commodity hedge or interest rate hedge prior to its stipulated settlement or termination date shall be included in operating surplus in equal quarterly installments over the remaining scheduled life of such commodity hedge or interest rate hedge; plus

•	working capital borrowings made after the end of the period but on or before the date of determination of operating surplus for the period; plus

•	cash distributions paid (including incremental incentive distributions) on equity issued to finance all or a portion of the construction, replacement, acquisition, development or improvement of a capital improvement or replacement of a capital asset (such as reserves or equipment) in respect of the period beginning on the date that we enter into a binding obligation to commence the construction, replacement, acquisition, development or improvement of a capital improvement or capital asset and ending on the earlier to occur of the date the capital improvement or capital asset begins producing in paying quantities or is placed into service, as applicable, and the date that it is abandoned or disposed of; plus

•	cash distributions paid (including incremental incentive distributions) on equity issued to pay the construction period interest on debt incurred (including periodic net payments under related interest rate swap arrangements), or to pay construction period distributions on equity issued to finance the capital improvements or capital assets referred to above; less

•	all of our operating expenditures (as described below); less

•	the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

•	all working capital borrowings not repaid within twelve months after having been incurred, or repaid within such twelve month period with the proceeds of additional working capital borrowings; less

•	any cash loss realized on disposition of an investment capital expenditure.

As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders and is not limited to cash generated by our operations. For example, it includes a basket of $11.5 million that enables us, if we choose, to distribute as operating surplus $11.5 million of cash that we receive in the future from non-operating sources such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus. In addition, the effect of including (as described above) certain cash distributions on equity interests in operating surplus is to increase operating surplus by the amount of any such cash distributions. As a result, we may also distribute as operating surplus up to the amount of any such cash that we receive from non-operating sources.

The proceeds of working capital borrowings increase operating surplus, and repayments of working capital borrowings are generally operating expenditures (as described below) and thus reduce operating surplus when repayments are made. However, if a working capital borrowing is not repaid during the twelve-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowing is in fact repaid, it will be excluded from operating expenditures because operating surplus will have been previously reduced by the deemed repayment.

We define operating expenditures in our partnership agreement, and it generally means all of our cash expenditures, including, but not limited to, taxes, reimbursement for expenses of our general partner and its affiliates, payments made in the ordinary course of business under interest rate and commodity hedge contracts (provided that (i) with respect to amounts paid in connection with the initial purchase of an interest rate hedge contract or a commodity hedge contract, such amounts will be amortized over the life of the applicable interest rate hedge contract or commodity hedge contract and (ii) payments made in connection with the termination of any interest rate hedge contract or commodity hedge contract prior to the expiration of its stipulated settlement or termination date are included in operating expenditures in equal quarterly installments over the remaining scheduled life of such interest rate hedge contract or commodity hedge contract), officer compensation, repayment of working capital borrowings, debt service payments (except as otherwise provided in our partnership agreement) and estimated maintenance capital expenditures (as discussed in further detail below), provided that operating expenditures do not include:

•	repayment of working capital borrowings previously deducted from operating surplus pursuant to the provision described in the penultimate bullet point of the description of operating surplus above when such repayment actually occurs;

•	payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness, other than working capital borrowings;

•	growth capital expenditures;

•	actual maintenance capital expenditures (as discussed in further detail below);

•	investment capital expenditures;

•	payment of transaction expenses relating to interim capital transactions;

•	distributions to our partners; or

•	repurchases of equity interests except to fund obligations under employee benefit plans.

Capital Surplus

Capital surplus is defined in our partnership agreement as any distribution of available cash in excess of our cumulative operating surplus. Accordingly, capital surplus would generally be generated by:

•	borrowings (including sales of debt securities) other than working capital borrowings;

•	sales of our equity interests; and

•	sales or other dispositions of assets outside the ordinary course of business.

Characterization of Cash Distributions

Our partnership agreement requires that we treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed by us to our limited partners equals the operating surplus from February 13, 2013 (the closing date of our initial public offering) through the end of the quarter immediately preceding that distribution. Our partnership agreement requires that we treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As reflected above, operating surplus includes $11.5 million, which does not reflect actual cash on hand that is available for distribution to our unitholders. Rather, it is a provision that will enable us, if we choose, to distribute as operating surplus up to this amount of cash we receive in the future from non-operating sources such as asset sales, issuances of securities, and borrowings, that would otherwise be distributed as capital surplus. We do not anticipate that we will make any distributions from capital surplus.

Capital Expenditures

Estimated maintenance capital expenditures reduce operating surplus, but growth capital expenditures, actual maintenance capital expenditures and investment capital expenditures do not. Maintenance capital expenditures are those capital expenditures required to maintain our asset base over the long term. With respect to our oil and gas operations, capital expenditures associated with the replacement of equipment and oil and natural gas reserves (including non-proved reserves attributable to undeveloped leasehold acreage), whether through the development, exploitation and production of an existing leasehold or the acquisition or development of a new oil and natural gas property are a primary component of maintenance capital expenditures. With respect to our oilfield services operations, maintenance capital expenditures include expenditures to refurbish or replace spacer spools, double-studded adapters, blow-out preventers, ram blocks, choke manifolds, accumulators, trucks, other various pressure components and logistics-related equipment and extend the life of the assets. Maintenance capital expenditures also include interest (and related fees) on debt incurred and distributions on equity issued (including incremental distributions on incentive distribution rights) to finance all or any portion of any replacement asset that is paid in respect of the period from such financing until the earlier to occur of the date that any such construction, replacement, acquisition or improvement of a capital improvement or construction replacement, acquisition or improvement of a capital asset begins producing in paying quantities or is placed into service, as applicable, and the date that it is abandoned or disposed of. Plugging and abandonment costs also constitute maintenance capital expenditures. Capital expenditures made solely for investment purposes will not be considered maintenance capital expenditures.

Because our maintenance capital expenditures can be irregular, the amount of our actual maintenance capital expenditures may differ substantially from period to period, which could cause similar fluctuations in the amounts of operating surplus and adjusted operating surplus if we subtracted actual maintenance capital expenditures from operating surplus. To address this issue, our partnership agreement requires that an estimate of the average quarterly maintenance capital expenditures (including estimated plugging and abandonment costs) necessary to maintain our asset base over the long term be subtracted from operating surplus each quarter as opposed to the actual amounts spent. The amount of estimated maintenance capital expenditures deducted from operating surplus is subject to review and change by our general partner’s board of directors at least once a year, provided that any change is approved by the conflicts committee of our general partner’s board of directors. The estimate is made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of our maintenance capital expenditures, such as a major acquisition or the introduction of new governmental regulations that will impact our business. For purposes of calculating operating surplus, any adjustment to this estimate will be prospective only. For a discussion of the amounts we have allocated toward estimated maintenance capital expenditures, please read “Our Cash Distribution Policy and Restrictions on Distributions.”

The use of estimated maintenance capital expenditures in calculating operating surplus has the following effects:

•	it reduces the risk that maintenance capital expenditures in any one quarter will be large enough to render operating surplus less than the minimum quarterly distribution to be paid on all the units for the quarter;

•	it increases our ability to distribute as operating surplus cash we receive from non-operating sources;

•	in quarters where estimated maintenance capital expenditures exceed actual maintenance capital expenditures, it will be more difficult for us to raise our distribution above the minimum quarterly distribution, because the amount of estimated maintenance capital expenditures reduces the amount of cash available for distribution to our unitholders, even in quarters where there are no corresponding actual capital expenditures; conversely, the use of estimated maintenance capital expenditures in calculating operating surplus has the opposite effect for quarters in which actual maintenance capital expenditures exceed our estimated maintenance capital expenditures; and

•	it reduces the likelihood that a large maintenance capital expenditure during a particular quarter will prevent our general partner’s affiliates from being able to convert some or all of their subordinated units to common units since the effect of an estimate is to spread the expected expense over several periods, thereby mitigating the effect of the actual payment of the expenditure on any single period.

Growth capital expenditures are those capital expenditures that we expect will increase our asset base over the long-term. With respect to our oil and gas operations, examples of growth capital expenditures include the acquisition of reserves or equipment, the acquisition of new leasehold interest, or the development, exploitation and production of an existing leasehold interest, to the extent such expenditures are incurred to increase our asset base over the long-term. With respect to our oilfield services operations, examples of growth capital expenditures include the acquisition of equipment such as spacer spools, double-studded adapters, blow-out preventers, ram blocks, choke manifolds, accumulators, trucks, other various pressure components and logistics-related equipment, to the extent such capital expenditures are expected to expand our long-term operating capacity or operating income. Growth capital expenditures also include interest (and related fees) on debt incurred and distributions on equity issued (including incremental distributions on incentive distribution rights) to finance all or any portion of such capital improvement during the period from such financing until the earlier to occur of the date any such capital improvement begins producing in paying quantities or is placed into service, as applicable, or the date that it is abandoned or disposed of. Capital expenditures made solely for investment purposes will not be considered growth capital expenditures.

Investment capital expenditures are those capital expenditures that are neither maintenance capital expenditures nor growth capital expenditures. Investment capital expenditures largely consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of securities, as well as other capital expenditures that must be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes or development of our undeveloped properties in excess of the maintenance of our asset base, but which are not expected to expand our asset base for more than the short-term.

As described above, neither investment capital expenditures nor growth capital expenditures are included in operating expenditures, and thus do not reduce operating surplus. Because growth capital expenditures include interest payments (and related fees) on debt incurred to finance all or a portion of the construction, replacement or improvement of a capital asset (such as equipment or reserves) during the period from such financing until the earlier to occur of the date any such capital asset begins producing in paying quantities or is placed into service, as applicable, and the date that it is abandoned or disposed of, such interest payments also do not reduce operating surplus. Losses on disposition of an investment capital expenditure reduce operating surplus when realized and cash receipts from an investment capital expenditure are treated as a cash receipt for purposes of calculating operating surplus only to the extent the cash receipt is a return on principal.

Capital expenditures that are made in part for maintenance capital purposes and in part for investment capital or growth capital purposes are allocated as maintenance capital expenditures, investment capital expenditures or growth capital expenditure by our general partner.

Subordination Period

General

Our partnership agreement provides that, during the subordination period (which we describe below), the common units have the right to receive distributions of available cash from operating surplus each quarter in an amount equal to $0.525 per common unit, which amount is defined in our partnership agreement as the minimum quarterly distribution, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from operating surplus may be made on the subordinated units. These units are deemed “subordinated” because for a period of time, referred to as the subordination period, the subordinated units are not entitled to receive any distributions from operating surplus until the common units have received the minimum quarterly distribution plus any arrearages in the payment of the minimum quarterly distribution from prior quarters. Furthermore, no arrearages will be paid on the subordinated units. The practical effect of the subordinated units is to increase the likelihood that during the subordination period there will be available cash from operating surplus to be distributed on the common units.

Expiration of the Subordination Period

Except as described below under “—Early Conversion of Subordinated Units,” the subordination period began on February 13, 2013 (the closing date of our initial public offering) and will expire on the first business day after a distribution to unitholders has been made in respect of any quarter, beginning with the quarter ending on or after December 31, 2015, if each of the following has occurred:

•	Distributions of available cash from operating surplus on each of the outstanding common units, subordinated units and general partner units and any other partnership interests that are senior or equal in right of distribution to the subordinated units equaled or exceeded, in the aggregate, the sum of the minimum quarterly distributions payable with respect to three consecutive, non-overlapping four quarter periods immediately preceding such date;

•	The “adjusted operating surplus” (as defined below) generated during each of the three consecutive, non-overlapping four quarter periods immediately preceding that date equaled or exceeded, in the aggregate, the sum of the minimum quarterly distributions on all of the outstanding common units, subordinated units and general partner units and any other partnership interests that are senior or equal in right of distribution to the subordinated units that were outstanding during these periods payable with respect to such period on a fully diluted weighted average basis; and

•	there are no arrearages in payment of the minimum quarterly distribution on the common units.

For purposes of the subordination period, any quarter in which holders of our subordinated units are not entitled to receive the distributions otherwise payable on the subordinated units pursuant to the minimum annual production requirement under our partnership agreement shall be included in any period of twelve consecutive quarters with respect to the first bullet above, so long as aggregate distributions equaling or exceeding the minimum quarterly distribution on all common, subordinated and general partner units and any other partnership interests that are senior or equal in right of distribution to the subordinated units were earned in respect of such quarter.

Early Conversion of Subordinated Units

The subordination period will automatically terminate, and all of the subordinated units will convert into an equal number of common units, on the first business day after a distribution to unitholders has been made in respect of any quarter ending on or after December 31, 2013, if the following has occurred:

•	distributions of available cash from operating surplus on each of the outstanding common units, subordinated units and general partner units and any other partnership interests that are senior or equal in right of distribution to the subordinated units equaled or exceeded $0.65625 (125% of the minimum quarterly distribution) per quarter for the four quarter period immediately preceding that date;

•	the “adjusted operating surplus” generated during the four quarter period immediately preceding that date equaled or exceeded the sum of a distribution of $0.65625 (125% of the minimum quarterly distribution) on all of the outstanding common units, subordinated units and general partner units and any other partnership interests that are senior or equal in right of distribution to the subordinated units, in each case that were outstanding during such four quarter period on a fully diluted weighted average basis, and the corresponding distributions on the incentive distribution rights; and

•	there are no arrearages in payment of the minimum quarterly distribution on the common units.

For purposes of early conversion of subordinated units, any quarter in which holders of our subordinated units are not entitled to the distributions otherwise payable on the subordinated units pursuant to the minimum annual production requirement under our partnership agreement shall be included in any period of four consecutive quarters with respect to the first bullet above, so long as aggregate distributions equaling or exceeding the minimum quarterly distribution on all common, subordinated, general partner unit and any other partnership interests that are senior or equal in right of distribution to the subordinated units were earned in respect of such quarter.

Effect of the Expiration of the Subordination Period

When the subordination period ends, each outstanding subordinated unit will convert into one common unit and will then participate pro rata with the other common units in distributions of available cash. Common units will then no longer be entitled to arrearages.

Effect of the Expiration of the Subordination Period Following Removal of our General Partner

If the unitholders remove our general partner other than for cause and units held by our general partner and its affiliates are not voted in favor of such removal:

•	the subordination period will end and each subordinated unit will immediately convert into one common unit;

•	any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•	our general partner will have the right to convert its general partner units into common units or to receive cash in exchange for such general partner units at the equivalent common unit fair market value.

Adjusted Operating Surplus

Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net changes in working capital borrowings and net changes in reserves of cash established in prior periods. Adjusted operating surplus for any period consists of:

•	operating surplus generated with respect to that period (excluding the amount described in the first bullet point under “—Operating Surplus and Capital Surplus—Operating Surplus”); less

•	any net increase in working capital borrowings with respect to that period; less

•	any net decrease in cash reserves for operating expenditures with respect to that period not relating to an operating expenditure made with respect to that period; plus

•	any net decrease in working capital borrowings with respect to that period; plus

•	any net increase in cash reserves for operating expenditures with respect to that period required by any debt instrument for the repayment of principal, interest or premium; plus

•	any net decrease made in subsequent periods in cash reserves for operating expenditures initially established with respect to such period to the extent such decrease results in a reduction of adjusted operating surplus in subsequent periods pursuant to the third bullet point above.

Distributions of Available Cash from Operating Surplus During the Subordination Period

Our partnership agreement requires that we make distributions of available cash from operating surplus for any quarter during the subordination period in the following manner:

•	first, 100% to the common unitholders and our general partner, in accordance with their percentage interests, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter;

•	second, 100% to the common unitholders and our general partner, in accordance with their percentage interests, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period;

•	third, 100% to the subordinated unitholders and our general partner, in accordance with their percentage interests, until we distribute for each subordinated unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “—General Partner Interest and Incentive Distribution Rights” below.

The preceding discussion is based on the assumption that we do not issue additional classes of equity securities and that we have achieved the production necessary for holders of our subordinated units to receive a distribution on the subordinated units pursuant to the minimum annual production requirement under our partnership agreement. We expect that distributions otherwise payable on our subordinated units will be reserved by the board of directors of our general partner for use in growing our production. Additionally, if at the end of any quarter holders of our subordinated units are not entitled to receive a distribution on the subordinated units with respect to any quarter, then we will make distributions of available cash from operating surplus without regard to the third bullet above; in such a scenario, all remaining distributions of available cash for such quarter shall be made to the common unitholders and our general partner, in accordance with their percentage interests.

Distributions of Available Cash from Operating Surplus After the Subordination Period

Our partnership agreement requires that we make distributions of available cash from operating surplus for any quarter after the subordination period in the following manner:

•	first, 100% to the common unitholders and our general partner, in accordance with their percentage interests, until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “—General Partner Interest and Incentive Distribution Rights” below.

The preceding discussion is based on the assumption that we do not issue additional classes of equity securities.

General Partner Interest and Incentive Distribution Rights

Our partnership agreement provides that our general partner is entitled to a percentage of all distributions that we make prior to our liquidation in an amount equivalent to its current general partner interest. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its general partner interest if we issue additional common units or subordinated units. Our general partner’s interest, and the percentage of our cash distributions to which it is entitled, will be proportionately reduced if we issue additional common units or subordinated units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its general partner interest. Our general partner is entitled to make a capital contribution in order to maintain its general partner interest in the form of the contribution to us of common units based on the current market value of the contributed common units.

Incentive distribution rights represent the right to receive an increasing percentage (13.0% and 23.0%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in our partnership agreement.

The following discussion assumes that there are no arrearages on common units and that our general partner continues to own the incentive distribution rights.

If for any quarter:

•	we have distributed available cash from operating surplus to the common and subordinated unitholders in an amount equal to the minimum quarterly distribution; and

•	we have distributed available cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, our partnership agreement requires that we distribute any additional available cash from operating surplus for that quarter among the unitholders and the general partner in the following manner:

•	first, 100% to the common unitholders and our general partner, in accordance with their percentage interests, until each unitholder receives a total of $0.60375 per unit for that quarter (the “first target distribution”);

•	second, 87.0% to all unitholders and our general partner, in accordance with their percentage interests, and 13.0% to the holders of the incentive distribution rights, pro rata, until each unitholder receives a total of $0.65625 per unit for that quarter (the “second target distribution”); and

•	thereafter, 77.0% to all unitholders and our general partner, in accordance with their percentage interests, and 23.0% to the holders of the incentive distribution rights, pro rata.

In connection with the MCE Acquisition, our partnership agreement was amended to provide protections in the event that the amount of incentive distributions payable with respect to any quarter exceeds the amount of incentive distributions that would have been paid to holders of the incentive distribution rights had we not received cash distributions from MCE, LP with respect to such quarter and not issued any common units in consideration for the MCE Acquisition. If such an excess occurs, payments to the general partner as holder of the incentive distribution rights will be reduced by the amount of such excess, and such excess amount shall be reserved by the general partner for use in supporting the growth of our business.

Percentage Allocations of Available Cash from Operating Surplus

The following table illustrates the percentage allocations of available cash from operating surplus between the unitholders and our general partner, collectively, and the holders of our incentive distribution rights based on the specified target distribution levels. The amounts set forth under “Marginal Percentage Interest in Distributions” are the percentage interests of the unitholders and our general partner, collectively, and the holders of our incentive distribution rights in any available cash from operating surplus we distribute up to and including the corresponding amount in the column “Total Quarterly Distribution per Unit.” The percentage interests shown for our unitholders and our general partner, collectively, and the holders of our incentive distribution rights for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below assume there are no arrearages on common units. As of March 31, 2014, our general partner held a 1.2% general partner interest in us and all of our incentive distribution rights, but may transfer these interests at any time to an affiliate or a third party without the approval of our unitholders.

		Marginal Percentage Interest in Distributions
	Total Quarterly Distribution per Unit	Unitholders/ General Partner	IDR Holders
Minimum Quarterly Distribution	$0.525	100.0%	0.0%
First Target Distribution	up to $0.60375	100.0%	0.0%
Second Target Distribution	above $0.60375	87.0%	13.0%
	up to $0.65625
Thereafter	above $0.65625	77.0%	23.0%

General Partner’s Right to Reset Incentive Distribution Levels

Our general partner, as the initial holder of our incentive distribution rights, has the right under our partnership agreement to elect to relinquish the right to receive incentive distribution payments based on the initial cash target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and cash target distribution levels upon which the incentive distribution payments to our general partner would be set. If our general partner transfers all or a portion of our incentive distribution rights in the future, then the holder or holders of a majority of our incentive distribution rights will be entitled to exercise this right. The following discussion assumes that our general partner holds all of the incentive distribution rights at the time that a reset election is made. Our general partner’s right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to our general partner are based may be exercised, without approval of our unitholders or the conflicts committee of our general partner, at any time when there are no subordinated units outstanding and we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distribution for each of the prior four consecutive fiscal quarters. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that our general partner will not receive any incentive distributions under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our general partner would exercise this reset right (if at all) to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our general partner.

In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our general partner of incentive distribution payments based on the target cash distributions prior to the reset, our general partner will be entitled to receive a number of newly issued common units and general partner units based on a predetermined formula described below that takes into account the “cash parity” value of the average cash distributions related to the incentive distribution rights received by our general partner for the two quarters prior to the reset event as compared to the average cash distributions per common unit during this period. Our general partner will be issued the number of general partner units necessary to maintain our general partner’s interest in us immediately prior to the reset election.

The number of common units that our general partner would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to the quotient determined by dividing (x) the average amount of cash distributions received by our general partner in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election by (y) the average of the amount of cash distributed per common unit during each of these two quarters.

Following any reset election by our general partner, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per unit for the two fiscal quarters immediately preceding the reset election (which amount we refer to as the “reset minimum quarterly distribution”) and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

•	first, 100% to all unitholders and our general partner, in accordance with their percentage interests, until each unitholder receives an amount equal to 115% of the reset minimum quarterly distribution for that quarter;

•	second, 87.0% to all unitholders and our general partner, in accordance with their percentage interests, and 13.0% to the holders of our incentive distribution rights, pro rata, until each unitholder receives an amount per unit equal to 125% of the reset minimum quarterly distribution for the quarter; and

•	thereafter, 77.0% to all unitholders and our general partner, in accordance with their percentage interests, and 13.0% to the holders of our incentive distribution rights, pro rata.

Distributions from Capital Surplus

How Distributions from Capital Surplus Are Made

Our partnership agreement requires that we make distributions of available cash from capital surplus, if any, in the following manner:

•	First, 100% to all unitholders and our general partner, in accordance with their percentage interests, until the minimum quarterly distribution is reduced to zero, as described below;

•	Second, 100% to all unitholders and our general partner, in accordance with their percentage interests, until we distribute for each common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

Thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

The preceding discussion is based on the assumption that we do not issue additional classes of equity securities.

Effect of a Distribution from Capital Surplus

Our partnership agreement treats a distribution of capital surplus, with respect to our common units and subordinated units, as the repayment of the initial public offering price of our common units, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the “unrecovered initial unit price.” Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels are reduced in the same proportion that the distribution had to the fair market value of the common units immediately prior to the announcement of the distribution (or the average of the closing prices for the 20 consecutive trading days immediately prior to the ex-dividend date). Because distributions of capital surplus reduce the minimum quarterly distribution and target distribution levels after any of these distributions are made, it may be easier for our general partner to receive incentive distributions and for the subordinated units to convert into common units. However, any distribution of capital surplus before the unrecovered initial unit price is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

Once we distribute capital surplus on our common units or our subordinated units in an amount equal to the initial public offering price of our common units, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels will be reduced to zero. Our partnership agreement specifies that we then make all future distributions as distributions from operating surplus, with 23.0% being paid to the holders of the incentive distribution rights, pro rata, and 77.0% being paid to the holders of units and our general partner, in accordance with their percentage interests. The percentage interests shown assume our general partner has not transferred the incentive distribution rights.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our common units or subordinated units into fewer common units or subordinated units or subdivide our common units or subordinated units into a greater number of common units or subordinated units, our partnership agreement specifies that the following items will be proportionately adjusted:

•	the minimum quarterly distribution;

•	target distribution levels;

•	the unrecovered initial unit price; and

•	the number of common units into which a subordinated unit is convertible.

For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50% of its initial level, and each subordinated unit would be convertible into two common units. Our partnership agreement provides that we do not make any adjustment by reason of the issuance of additional common units or subordinated units for cash or property.

In addition, if legislation is enacted or if existing law is modified or interpreted by a governmental taxing authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels for each quarter may, in the sole discretion of our general partner, be reduced by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter (reduced by the amount of the estimated tax liability for such quarter) and the denominator of which is the sum of available cash for that quarter before any adjustments for estimated taxes. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

General

If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and the general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

The allocations of gain and loss upon liquidation are intended, to the extent possible, to entitle the holders of outstanding common units to a preference over the holders of outstanding subordinated units upon our liquidation, to the extent required to permit common unitholders to receive their unrecovered initial unit price plus the minimum quarterly distribution for the quarter during which liquidation occurs plus any unpaid arrearages in payment of the minimum quarterly distribution on the common units. However, there may not be sufficient gain upon our liquidation to enable the holders of common units to fully recover all of these amounts, although there may be cash available for distribution to the holders of subordinated units. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights of our general partner.

Manner of Adjustments for Gain

The manner of the adjustment for gain is set forth in our partnership agreement. If our liquidation occurs before the end of the subordination period, we will allocate any gain to the partners in the following manner:

•	first, to our general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

•	second, 100% to the common unitholders and our general partner, in accordance with their percentage interests, until the capital account for each common unit is equal to the sum of: (1) the unrecovered initial unit price; (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs; and (3) any unpaid arrearages in payment of the minimum quarterly distribution;

•	third, 100% to the subordinated unitholders and our general partner, in accordance with their percentage interests, until the capital account for each subordinated unit is equal to the sum of: (1) the unrecovered initial unit price; and (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

•

fourth, 100% to the common unitholders and our general partner, in accordance with their percentage interests, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 100% to the unitholders and our general partner, for each quarter of our existence;

•	fifth, 87.0% to all unitholders and our general partner, in accordance with their percentage interests, and 13.0% to the holders of the incentive distribution rights, pro rata, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 87.0% to the unitholders and our general partner , in accordance with their percentage interests, and 13.0% to the holders of the incentive distribution rights, pro rata for each quarter of our existence; and

•	thereafter, 77.0% to all unitholders and our general partner, in accordance with their percentage interests, and 23.0% to the holders of the incentive distribution rights, pro rata.

The percentage interests set forth assume our general partner has not transferred the incentive distribution rights.

If the liquidation occurs after the end of the subordination period, the distinction between common and subordinated units will disappear, so that clause (3) of the second bullet point above and all of the third bullet point above will no longer be applicable.

Manner of Adjustments for Losses

If our liquidation occurs before the end of the subordination period, we will generally allocate any loss to our general partner and the unitholders in the following manner:

•	first, to our general partner in accordance with its percentage interest, and 100% less the general partner’s percentage interest to holders of subordinated units, in proportion to the positive balances in their capital accounts and 2.0% to our general partner, until the capital accounts of the subordinated unitholders have been reduced to zero;

•	second, to our general partner in accordance with its percentage interest, and 100% less the general partner’s percentage interest to holders of common units, in proportion to the positive balances in their capital accounts and 2.0% to our general partner, until the capital accounts of the common unitholders have been reduced to zero; and

•	thereafter, 100.0% to our general partner.

If the liquidation occurs after the end of the subordination period, the distinction between common and subordinated units will disappear, so that all of the first bullet point above will no longer be applicable.

Adjustments to Capital Accounts

Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and the general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional common units or subordinated units, our partnership agreement requires that we allocate any later negative adjustments to the capital accounts resulting from the issuance of additional common units or subordinated units or upon our liquidation in a manner which results, to the extent possible, in the general partner’s capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

THE PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of the First Amended and Restated Agreement of Limited Partnership of New Source Energy Partners L.P., as amended, which is referred to in this prospectus as our partnership agreement. Our partnership agreement is available as described under “Where You Can Find More Information.” We will provide prospective investors with a copy of this agreement upon request at no charge.

We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

•	with regard to rights of holders of units, please read “Description of the Common Units,” and “Description of Preferred Units”; and

•	with regard to allocations of taxable income, taxable loss and other matters, please read “Material U.S. Federal Income Tax Considerations.”

Organization and Duration

Our partnership was organized in October 2012 and will have a perpetual existence unless terminated pursuant to the terms of our partnership agreement.

Purpose

Our purpose under our partnership agreement is to engage in any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law. However, our general partner may not cause us to engage in any business activity that it determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than the ownership, acquisition, exploitation and development of oil and natural gas properties and the ownership, acquisition and operation of related assets, our general partner has no current plans to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith or in the best interests of us or our limited partners. Our general partner is generally authorized to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Cash Distributions

Our partnership agreement specifies the manner in which we will make cash distributions to holders of our common units and other partnership securities as well as to our general partner in respect of its general partner interest. For a description of these cash distribution provisions, please read “Provisions of Our Partnership Agreement Relating to Cash Distributions.”

Capital Contributions

Unitholders are not obligated to make additional capital contributions, except as described below under “—Limited Liability.” Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its general partner interest in us if we issue additional common units and subordinated units. Our general partner’s interest in us, and the percentage of our cash distributions to which it is entitled, will be proportionately reduced if we issue additional common units and subordinated units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its general partner interest. To maintain its general partner interest in us, our general partner will be entitled to make capital contributions in the form of common units based on the then-current market value of the contributed common units. Our general partner’s initial general partner interest was 2.0% and its interest as of March 31, 2014 was 1.2%.

Limited Voting Rights

The following is a summary of the unitholder vote required for each of the matters specified below.

Various matters require the approval of a “unit majority,” which means:

•	during the subordination period, the approval of a majority of the outstanding common units, excluding those common units held by our general partner and its affiliates, and a majority of the outstanding subordinated units, each voting as a separate class; and

•	after the subordination period, the approval of a majority of the outstanding common units.

By virtue of the exclusion of those common units held by our general partner and its affiliates from the required vote, and by their ownership of all of the subordinated units, during the subordination period, our general partner and its affiliates do not have the ability to ensure passage of, but do have the ability to ensure defeat of, any amendment that requires a unit majority.

In voting their common units and subordinated units, our general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.

The incentive distribution rights may be entitled to vote in certain circumstances.

Issuance of additional units	No approval right. Please read “—Issuance of Additional Interests.”

Amendment of the partnership agreement	Certain amendments may be made by our general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Please read “—Amendment of the Partnership Agreement.”

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority, in certain circumstances. Please read “—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets.”

Dissolution of our partnership	Unit majority. Please read “—Dissolution.”

Continuation of our business upon dissolution	Unit majority. Please read “—Dissolution.”

Withdrawal of our general partner	Prior to December 31, 2022, under most circumstances, the approval of the holders of a majority of the common units, excluding common units held by our general partner and its affiliates, is required for the withdrawal of our general partner in a manner that would cause a dissolution of our partnership. Please read “—Withdrawal or Removal of Our General Partner.”

Removal of our general partner	Not less than 66 2⁄3% of the outstanding units, including units held by our general partner and its affiliates. Please read “—Withdrawal or Removal of Our General Partner.”

Transfer of our general partner interest	Our general partner may transfer without a vote of our unitholders all, but not less than all, of its general partner interest in us to an affiliate or another person (other than an individual) in connection with its merger or consolidation with or into, or sale of all, or substantially all, of its assets, to such person. The approval of a majority of the common units, excluding common units held by our general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third-party prior to December 31, 2022. Please read “—Transfer of General Partner Units.”

Transfer of incentive distribution rights	No approval rights. Please read “—Transfer of Incentive Distribution Rights.”

Transfer of ownership interests in our general partner	No approval required. Please read “—Transfer of Ownership Interests in Our General Partner.”

If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units then outstanding, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the specific approval of our general partner.

Applicable Law; Forum, Venue and Jurisdiction

Our partnership agreement is governed by Delaware law. Our partnership agreement requires that any claims, suits, actions or proceedings:

•	arising out of or relating in any way to our partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of our partnership agreement or the duties, obligations or liabilities among limited partners or of limited partners to us, or the rights or powers of, or restrictions on, the limited partners or us);

•	brought in a derivative manner on our behalf;

•	asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our general partner, or owed by our general partner, to us or the limited partners;

•	asserting a claim arising pursuant to any provision of the Delaware Act; or

•	asserting a claim governed by the internal affairs doctrine,

shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction). By purchasing a limited partner interest in us, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claims, suits, actions or proceedings.

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that he otherwise acts in conformity with the provisions of our partnership agreement, his liability under the Delaware Act is limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his units plus his share of any undistributed profits and assets. If it were determined, however, that the right or exercise of the right, by our limited partners as a group:

•	to remove or replace our general partner;

•	to approve some amendments to the our partnership agreement; or

•	to take other action under our partnership agreement

constituted “participation in the control” of our business for the purposes of the Delaware Act, then our limited partners could be held personally liable for our obligations under Delaware law, to the same extent as our general partner. This liability would extend to persons who transact business with us and reasonably believe that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner as that could not be ascertained from the partnership agreement.

We currently conduct business in Oklahoma and Texas, and we or our operating subsidiaries may conduct business in other states in the future. Maintenance of our limited liability as a member of each of our operating subsidiaries may require compliance with legal requirements in the jurisdictions in which our operating subsidiaries conduct business, including qualifying our operating subsidiaries to do business there.

Limitations on the liability of limited partners for the obligations of a limited partner have not been clearly established in many jurisdictions. If it were determined that we were conducting business in any state without compliance with the applicable limited partnership statutes, or that the right or exercise of the right by our limited partners as a group to remove or replace our general partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted “participation in the control” of our business, for purposes of the statutes of any relevant jurisdiction, then our limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of our limited partners.

Issuance of Additional Interests

Our partnership agreement authorizes us to issue an unlimited number of additional partnership interests for the consideration and on the terms and conditions determined by our general partner without the approval of our unitholders.

It is possible that we will fund acquisitions through the issuance of additional common units, preferred units or other equity securities. Holders of any additional common units, preferred units or other equity securities we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities that, as determined by our general partner, may have special limited voting rights to which the common units are not entitled or be senior in right of distribution to the common units. In addition, our partnership agreement does not prohibit the issuance by our subsidiaries, if any, of equity securities, which may effectively rank senior to our common units.

The holders of common units will not have preemptive rights to acquire additional common units or other partnership interests.

Amendment of the Partnership Agreement

General

Amendments to our partnership agreement may be proposed only by our general partner. However, our general partner has no duty or obligation to propose or approve any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith or in the best interests of us or our limited partners. To adopt a proposed amendment, other than the amendments discussed below under “—No Unitholder Approval,” our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of our limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

Prohibited Amendments

No amendment may be made that would:

•	enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

•	enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld at its option.

The provision of our partnership agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class (including units owned by our general partner and its affiliates).

No Unitholder Approval

Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:

•	a change in our name, the location of our principal place of business, our registered agent or our registered office;

•	the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

•

a change that our general partner determines to be necessary or appropriate for us to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we, nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

•	a change in our fiscal year or taxable year and related changes;

•	an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or the directors, officers, agents or trustees of our general partner from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•	an amendment that our general partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of additional partnership interests or rights to acquire partnership interests;

•	any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

•	any amendment that our general partner determines to be necessary or appropriate to reflect and account for the formation by us of, or our investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by our partnership agreement;

•	any amendment necessary to require our limited partners to provide a statement, certification or other evidence to us regarding whether such limited partner is subject to United States federal income taxation on the income generated by us and to provide for the ability of our general partner to redeem the units of any limited partner who fails to provide such statement, certification or other evidence;

•	conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner if our general partner determines that those amendments:

•	do not adversely affect our limited partners (or any particular class of limited partners) in any material respect;

•	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•	are necessary or appropriate to facilitate the trading of our limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which our limited partner interests are or will be listed for trading;

•	are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

•	are required to effect the intent expressed in this prospectus or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of Counsel and Unitholder Approval

For amendments of the type not requiring unitholder approval, our general partner is not required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to our limited partners or result in our being treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces or increases the voting percentage required to take any action other than to remove the general partner or call a meeting of unitholders is required to be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced or increased. No amendment that affects the application of the minimum annual production requirement shall become effective without the approval of holders of a majority of the common units excluding common units held by our general partner and its affiliates.

Any amendment that would increase the percentage of units required to remove the general partner or call a meeting of unitholders must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the percentage sought to be increased.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

A merger or consolidation of us requires the prior consent of our general partner. However, our general partner has no duty or obligation to consent to any merger or consolidation and may decline to do so free of any fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith or in the best interest of us or our limited partners.

In addition, the partnership agreement generally prohibits our general partner, without the prior approval of the holders of a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or sale, exchange or other disposition of our subsidiaries. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without the approval of a unit majority. Finally, our general partner may consummate any merger, consolidation or conversion without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction will not result in a material amendment to our partnership agreement (other than an amendment that the general partner could adopt without the consent of other partners), each of our units will be an identical unit of our partnership following the transaction, and the partnership securities to be issued do not exceed 20% of our outstanding partnership securities immediately prior to the transaction.

If the conditions specified in our partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed limited liability entity that has no assets, liabilities or operations, if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters, and the governing instruments of the new entity provide our limited partners and our general partner with the same rights and obligations as contained in our partnership agreement. The unitholders are not entitled to dissenters’ rights of appraisal under our partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Dissolution

We will continue as a limited partnership until dissolved under our partnership agreement. We will dissolve upon:

•	the election of our general partner to dissolve us, if approved by the holders of a unit majority;

•	there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

•	the entry of a decree of judicial dissolution of our partnership pursuant to the provisions of the Delaware Act; or

•	the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in us in accordance with our partnership agreement or withdrawal or removal following approval and admission of a successor.

Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by a unit majority, subject to our receipt of an opinion of counsel to the effect that:

•	the action would not result in the loss of limited liability under Delaware law of any limited partner; and

•	neither our partnership nor any of our subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue (to the extent not already so treated or taxed).

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as described in our partnership agreement. The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of Our General Partner

Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to December 31, 2022 without obtaining the approval of the holders of at least a majority of our outstanding common units, excluding common units held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after December 31, 2022, our general partner may withdraw as our general partner without first obtaining approval of any unitholder by giving 90 days’ advance notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw as our general partner without unitholder approval upon 90 days’ notice to our limited partners if at least 50% of the outstanding common units are held or controlled by one person and its affiliates other than our general partner and its affiliates. In addition, our partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please read “—Transfer of General Partner Units.”

Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a unit majority may select a successor to the withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period of time after that withdrawal, the holders of a majority of our outstanding common units, excluding the common units held by the withdrawing general partner and its affiliates, agree in writing to continue our business and to appoint a successor general partner. Please read “—Dissolution.”

Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2⁄3% of our outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of our outstanding common units, voting as a separate class, and the outstanding subordinated units, voting as a single class, in each case including units held by our general partner and its affiliates. The ownership of more than 33 1⁄3% of our outstanding units by our general partner and its affiliates would give them the practical ability to prevent our general partner’s removal. As of March 31, 2014, our general partner and its affiliates owned approximately 37.4% of our outstanding common units and 100% of our subordinated units.

Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist:

•	the subordinated units held by any person will immediately and automatically convert into common units on a one-for-one basis, provided (i) neither such person nor any of its affiliates voted any units in favor of the removal and (ii) such person is not an affiliate of the successor general partner; and

•	if all the subordinated units convert pursuant to the foregoing, any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished and the subordination period will end; and

•	our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of the interests at the time.

In the event of removal of our general partner under circumstances where cause exists or withdrawal of our general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the departing general partner’s general partner interest and incentive distribution rights for a cash payment equal to the fair market value of that interest and those incentive distribution rights. Under all other circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the departing general partner’s general partner interest and incentive distribution rights for their fair market value.

In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached within 30 days after the effective date of the departing general partner’s withdrawal or removal, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. If the departing general partner and the successor general partner cannot agree upon an expert within 45 days after the withdrawal or removal, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner’s general partner interest and incentive distribution rights will automatically convert into common units with a value equal to the fair market value of that interest as determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Units

Except for the transfer by our general partner of all, but not less than all, of its general partner units to:

•	an affiliate of our general partner (other than an individual); or

•	another entity as part of the merger or consolidation of our general partner with or into another entity or the transfer by our general partner of all or substantially all of its assets to another entity, our general partner may not transfer all or any part of its general partner units to another person, prior to December 31, 2022, without the approval of the holders of at least a majority of our outstanding common units, excluding common units held by our general partner and its affiliates. As a condition of this transfer, the transferee must assume, among other things, the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

Our general partner and its affiliates may at any time transfer common units or subordinated units to one or more persons without unitholder approval, except that they may not transfer subordinated units to us.

Transfer of Incentive Distribution Rights

Our general partner or any other holder of incentive distribution rights may transfer any or all of its incentive distribution rights without unitholder approval.

Transfer of Ownership Interests in Our General Partner

At any time, the owner of our general partner may sell or transfer all or part of its membership interest in our general partner to an affiliate or a third party without the approval of our unitholders.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove our general partner or otherwise change the management of our general partner. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of partnership interests, that person or group loses limited voting rights on all of its partnership interests. Please read “—Meetings; Voting.”

Limited Call Right

If at any time our general partner and its affiliates own more than 80% of our then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days’ notice. The purchase price in the event of this purchase is the greater of:

•	the highest price paid by our general partner or any of its affiliates for any limited partner interests of such class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

•	the average of the daily closing prices of the partnership securities of such class over the 20 consecutive trading days immediately preceding the date three days before the date the notice is mailed.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or price.

Meetings; Voting

Except as described below regarding certain persons or groups owning 20% or more of any class of partnership interests then outstanding, record holders of limited partner interests on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. In the case of common units held by the general partner on behalf of non-citizen assignees, the general partner will distribute the votes on those common units in the same ratios as the votes of limited partners on other units are cast.

Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting, if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special limited voting rights could be issued. Please read “—Issuance of Additional Interests.” However, if at any time any person or group, other than our general partner and its affiliates, a direct transferee of our general partner or its affiliates or a purchaser specifically approved by our general partner, acquires, in the aggregate, beneficial ownership of 20% or more of any class of partnership interests then outstanding, that person or group will lose limited voting rights on all of its partnership interests, and the partnership interests may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Except as our partnership agreement otherwise provides, subordinated units vote together with common units, as a single class.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Voting Rights of Incentive Distribution Rights

If a majority of the incentive distribution rights are held by the general partner and its affiliates, the holders of the incentive distribution rights will have no right to vote in respect of such rights on any matter, unless otherwise required by law, and the holders of the incentive distribution rights, in their capacity as such, shall be deemed to have approved any matter approved by our general partner.

If less than a majority of the incentive distribution rights are held by the general partner and its affiliates, the incentive distribution rights will be entitled to vote on all matters submitted to a vote of unitholders, other than amendments and other matters that our general partner determines do not adversely affect the holders of the incentive distribution rights in any material respect. On any matter in which the holders of incentive distribution rights are entitled to vote, such holders will vote together with the subordinated units, prior to the end of the subordination period, or together with the common units, thereafter, in either case as a single class (except in the case of any amendment to our partnership agreement that would have a material adverse effect on the rights of any class and require the separate approval of the class affected under the provisions of our partnership agreement), and such incentive distribution rights shall be treated in all respects as subordinated units or common units, as applicable, when sending notices of a meeting of our limited partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under our partnership agreement. The relative voting power of the holders of the incentive distribution rights and the subordinated units or common units, depending on which class the holders of incentive distribution rights are voting with, will be set in the same proportion that the cumulative cash distributions, if any, in respect of the incentive distribution rights for the four consecutive quarters prior to the record date for the vote bear to the cumulative cash distributions in respect of such class of units for such four quarters.

Status as Limited Partner

By transfer of units in accordance with our partnership agreement, each transferee of units shall be admitted as a limited partner with respect to the transferred units when such transfer and admission is reflected in our books and records. Except as described above under “—Limited Liability,” the units will be fully paid, and unitholders will not be required to make additional contributions.

Non-Citizen Assignees; Redemption

If we are or become subject to federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner, we may redeem the units held by the limited partner at their current market price. (This could occur, for example, if in the future we own interests in oil and natural gas leases on United States federal lands.) In order to avoid any cancellation or forfeiture, our general partner may require any limited partner or transferee to furnish information about his nationality, citizenship or related status. If a limited partner fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or our general partner determines after receipt of the information that the limited partner is not an eligible citizen, the limited partner may be treated as a non-citizen assignee. A non-citizen assignee is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. A non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in-kind upon our liquidation.

In addition, in such circumstance, we will have the right to acquire all (but not less than all) of the units held by such limited partner or non-citizen assignee. The purchase price for such units will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for such purchase, and such purchase price will be paid (in the sole discretion of our general partner) either in cash or by delivery of a promissory note. Any such promissory note will bear interest at the rate of 8% annually and will be payable in three equal annual installments of principal and accrued interest, commencing one year after the purchase date. Any such promissory note will also be unsecured and will be subordinated to the extent required by the terms of our other indebtedness.

Non-Taxpaying Assignees; Redemption

If our general partner, with the advice of counsel, determines that our not being treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes, coupled with the tax status (or lack of proof thereof) of one or more of our limited partners, has, or is reasonably likely to have, a material adverse effect on our ability to operate our assets or generate revenues from our assets, then our general partner may adopt such amendments to our partnership agreement as it determines necessary or advisable to:

•	obtain proof of the U.S. federal income tax status of limited partners (and their owners, to the extent relevant); and

•	permit us to redeem the units at their current market price held by any person whose tax status has or is reasonably likely to have a material adverse effect on our ability to operate our assets or generate revenues from our assets or who fails to comply with the procedures instituted by our general partner to obtain proof of the U.S. federal income tax status.

A non-taxpaying assignee does not have the right to direct the voting of his units and may not receive distributions in-kind upon our liquidation.

Indemnification

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•	any person who is or was a manager, managing member, general partner director, officer, employee, agent, fiduciary or trustee of our partnership, our subsidiaries, our general partner, any departing general partner or any of their affiliates in the preceding three bullet points;

•	any person who is or was serving at the request of our general partner, any departing general partner, or any of their affiliates as a manager, managing member, general partner, employee, agent, director, officer, fiduciary or trustee of another person owing a fiduciary duty to us;

•	any person who controls our general partner or any departing general partner; and

•	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance covering liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Reimbursement of Expenses

Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation, and other amounts paid to persons who perform services for us or on our behalf, and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine in good faith the expenses that are allocable to us.

Books and Reports

Our general partner is required to keep appropriate books of our business at our principal offices. The books are maintained for both tax and financial reporting purposes on an accrual basis. For financial reporting and tax purposes, our fiscal year end is December 31.

We will furnish or make available to record holders of units, within 90 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent registered public accounting firm. Except for our fourth quarter, we will also furnish or make available summary financial information within 45 days after the close of each quarter. We will be deemed to have made any such report available if we file such report with the SEC on EDGAR or make the report available on a publicly available website which we maintain.

We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to our unitholders will depend on the cooperation of our unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at his own expense, obtain:

•	true and full information regarding the status of our business and financial condition (provided that obligation shall be satisfied to the extent the limited partner is furnished our most recent annual report and any subsequent quarterly or periodic reports required to be filed (or which would be required to be filed) with the SEC pursuant to Section 13 of the Exchange Act);

•	a current list of the name and last known address of each record holder; and

•	copies of our partnership agreement, our certificate of limited partnership and all related amendments thereto, together with copies of the executed copies of all powers of attorney under which they have been executed.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes is not in our best interests, could damage us or our business or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units, subordinated units or other limited partnership interests proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. In addition, our general partner and its affiliates have the right to include such securities in a registration by us or any other unitholder, subject to customary exceptions. These registration rights continue for two years following any withdrawal or removal of our general partner. In addition, we are restricted from granting any superior piggyback registration rights during this two-year period. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts. In connection with any registration of this kind, we will indemnify the unitholders participating in the registration and their officers, directors and controlling persons from and against specified liabilities, including under the Securities Act or any applicable state securities laws.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax consequences that may be relevant to prospective common unitholders and is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations thereunder (the “Treasury Regulations”), and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the federal income tax consequences to a prospective common unitholder to vary substantially from those described below, possibly on a retroactive basis. Unless the context otherwise requires, references in this section to “we” or “us” are references to New Source Energy Partners L.P. and our operating subsidiaries.

Legal conclusions contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins L.L.P. insofar as they related to matters of U.S. federal income tax law and are based on the accuracy of representations made by us to them for this purpose. However, this section does not address all federal income tax matters that affect us or our common unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. Furthermore, this section focuses on common unitholders who are individual citizens or residents of the United States (for federal income tax purposes), who have the U.S. dollar as their functional currency, who use the calendar year as their taxable year, and who hold common units as capital assets (generally, property that is held for investment). This section has limited applicability to corporations, partnerships, entities treated as partnerships for federal income tax purposes, estates, trusts, non-resident aliens or other common unitholders subject to specialized tax treatment, such as tax-exempt institutions, non-U.S. persons, individual retirement accounts (“IRAs”), employee benefit plans, real estate investment trusts or mutual funds. Accordingly, we encourage each common unitholder to consult such unitholder’s own tax advisor in analyzing the federal, state, local and non-U.S. tax consequences that are particular to that unitholder resulting from ownership or disposition of its units and potential changes in applicable tax laws.

No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) regarding any matter affecting us. Instead, we are relying on opinions and advice of Vinson & Elkins L.L.P. with respect to the matters described herein. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or a court. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for our units and the prices at which such units trade. In addition, our costs of any contest with the IRS will be borne indirectly by our common unitholders because the costs will reduce our cash available for distribution. Furthermore, the tax consequences of an investment in us may be significantly modified by future legislative or administrative changes or court decisions, which may be retroactively applied.

For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following federal income tax issues: (1) the treatment of a common unitholder whose units are the subject of a securities loan (e.g., a loan to a short seller to cover a short sale of units) (please read “—Tax Consequences of Unit Ownership—Treatment of Securities Loans”); (2) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “—Disposition of Units—Allocations Between Transferors and Transferees”); (3) whether percentage depletion will be available to a unitholder or the extent of the percentage depletion deduction available to any unitholder (please read “—Tax Treatment of Operations—Oil and Natural Gas Taxation—Depletion Deductions”); (4) whether the deduction related to U.S. production activities will be available to a unitholder or the extent of any such deduction to any unitholder (please read “—Tax Treatment of Operations—Oil and Natural Gas Taxation—Deduction for U.S. Production Activities”); and (5) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read “—Tax Consequences of Unit Ownership—Section 754 Election” and “—Uniformity of Units”).

Taxation of the Partnership

Partnership Status

We expect to be treated as a partnership for U.S. federal income tax purposes and, therefore, generally will not be liable for entity-level federal income taxes. Instead, as described below, each of our common unitholders will take into account its respective share of our items of income, gain, loss and deduction in computing its federal income tax liability as if the common unitholder had earned such income directly, even if we make no cash distributions to the common unitholder.

Section 7704 of the Code generally provides that publicly traded partnerships will be treated as corporations for federal income tax purposes. However, if 90% or more of a partnership’s gross income for every taxable year it is publicly traded consists of “qualifying income,” the partnership may continue to be treated as a partnership for federal income tax purposes (the “Qualifying Income Exception”). Qualifying income includes income and gains derived from the exploration, development, mining or production, processing, transportation, and marketing of natural resources, including oil, gas, and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 5% of our current gross income is not qualifying income; however, this estimate could change from time to time.

Based upon the factual representations made by us and our general partner, Vinson & Elkins L.L.P. is of the opinion that we will be treated as a partnership for federal income tax purposes. The representations made by us and our general partner upon which Vinson & Elkins L.L.P. has relied in rendering its opinion include, without limitation:

(a)	Neither we nor any of our partnership or limited liability company subsidiaries has elected or will elect to be treated as a corporation;

(b)	For each taxable year, more than 90% of our gross income has been and will be income of a character that Vinson & Elkins L.L.P. has opined is “qualifying income” within the meaning of Section 7704(d) of the Code; and

(c)	Each hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, gas, or products thereof that are held or to be held by us in activities that Vinson & Elkins L.L.P. has opined or will opine result in qualifying income.

We believe that these representations are true and will be true in the future.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our common unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation and then as distributing that stock to our common unitholders in liquidation. This deemed contribution and liquidation should not result in the recognition of taxable income by our common unitholders or us so long as our liabilities do not exceed the tax basis of our assets. Thereafter, we would be treated as an association taxable as a corporation for federal income tax purposes.

The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative or legislative action or judicial interpretation at any time. For example, from time to time, members of the U.S. Congress propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships. One such legislative proposal would have eliminated the Qualifying Income Exception upon which we rely for our treatment as a partnership for U.S.

federal income tax purposes. We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our units.

If for any reason we are taxable as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our common unitholders. Our taxation as a corporation would materially reduce the cash available for distribution to unitholders and thus would likely substantially reduce the value of our units. Any distribution made to a unitholder at a time we are treated as a corporation would be (i) a taxable dividend to the extent of our current or accumulated earnings and profits, then (ii) a nontaxable return of capital to the extent of the unitholder’s tax basis in its units, and thereafter (iii) taxable capital gain.

The remainder of this discussion is based on the opinion of Vinson & Elkins L.L.P. that we will be treated as a partnership for federal income tax purposes.

Tax Consequences of Unit Ownership

Limited Partner Status

Common unitholders who are admitted as limited partners of the partnership as well as common unitholders whose units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of units, will be treated as partners of the partnership for federal income tax purposes. For a discussion related to the risks of losing partner status as a result of securities loans, please read “—Treatment of Securities Loans.” Unitholders who are not treated as partners of the partnership as described above are urged to consult their own tax advisors with respect to the tax consequences applicable to them under their particular circumstances.

Flow-Through of Taxable Income

Subject to the discussion below under “—Entity-Level Collections of Unitholder Taxes” with respect to payments we may be required to make on behalf of our common unitholders, we will not pay any federal income tax. Rather, each common unitholder will be required to report on its federal income tax return each year its share of our income, gains, losses and deductions for our taxable year or years ending with or within its taxable year. Consequently, we may allocate income to a common unitholder even if that unitholder has not received a cash distribution.

Basis of Units

A common unitholder’s tax basis in its units initially will be the amount paid for those units increased by the unitholder’s initial allocable share of our liabilities. That basis generally will be (i) increased by the unitholder’s share of our income and any increases in such unitholder’s share of our liabilities, and (ii) decreased, but not below zero, by the amount of all distributions to the unitholder, the unitholder’s share of our losses, and any decreases in its the unitholder’s share of our liabilities. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests.

Treatment of Distributions

Distributions by us to a common unitholder generally will not be taxable to the common unitholder, unless such distributions exceed the unitholder’s tax basis in its common units, in which case the unitholder generally will recognize gain taxable in the manner described below under “—Disposition of Units.”

Any reduction in a unitholder’s share of our “liabilities” will be treated as a distribution by us of cash to that unitholder. A decrease in a unitholder’s percentage interest in us because of our issuance of additional units may decrease the unitholder’s share of our liabilities. For purposes of the foregoing, a unitholder’s share of our nonrecourse liabilities (liabilities for which no partner bears the economic risk of loss) generally will be based upon that unitholder’s share of the unrealized appreciation (or depreciation) in our assets, to the extent thereof, with any excess liabilities allocated based on the unitholder’s share of our profits. Please read “—Disposition of Units.”

A non-pro rata distribution of money or property (including a deemed distribution as a result of the reallocation of our liabilities described above) may cause a unitholder to recognize ordinary income, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including recapture of intangible drilling costs, depreciation and depletion recapture and substantially appreciated “inventory items,” both as defined in Section 751 of the Code (“Section 751 Assets”). To the extent of such reduction, the unitholder would be deemed to receive its proportionate share of the Section 751 Assets and exchange such assets with us in return for a portion of the non-pro rata distribution. This deemed exchange generally will result in the unitholder’s recognition of ordinary income in an amount equal to the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder’s tax basis (generally zero) in the Section 751 Assets deemed to be relinquished in the exchange.

Limitations on Deductibility of Losses

A common unitholder may not be entitled to deduct the full amount of loss we allocate to it because its share of our losses will be limited to the lesser of (i) the unitholder’s tax basis in its units, and (ii) in the case of a unitholder that is an individual, estate, trust or certain types of closely-held corporations, the amount for which the unitholder is considered to be “at risk” with respect to our activities. In general, a unitholder will be at risk to the extent of its tax basis in its units, reduced by (1) any portion of that basis attributable to the unitholder’s share of our liabilities, (2) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or similar arrangement and (3) any amount of money the unitholder borrows to acquire or hold its units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the units for repayment. A unitholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions deemed to result from a reduction in a unitholder’s share of nonrecourse liabilities) cause the unitholder’s at risk amount to be less than zero at the end of any taxable year.

Losses disallowed to a common unitholder or recaptured as a result of the basis or at risk limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder’s tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon a taxable disposition of units, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but not losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain can no longer be used, and will not be available to offset a unitholder’s salary or active business income.

In addition to the basis and at risk limitations, a passive activity loss limitation generally limits the deductibility of losses incurred by individuals, estates, trusts, some closely-held corporations and personal service corporations from “passive activities” (generally, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any passive losses we generate will be available to offset only passive income generated by us. Passive losses that exceed a unitholder’s share of passive income we generate may be deducted in full when the unitholder disposes of all of its units in a fully taxable transaction with an unrelated party. The passive loss rules generally are applied after other applicable limitations on deductions, including the at risk and basis limitations.

Limitations on Interest Deductions

The deductibility of a non-corporate taxpayer’s “investment interest expense” generally is limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness allocable to property held for investment;

•	interest expense allocated against portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent allocated against portfolio income.

The computation of a common unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses other than interest directly connected with the production of investment income. Net investment income generally does not include qualified dividend income (if applicable) or gains attributable to the disposition of property held for investment. A common unitholder’s share of a publicly traded partnership’s portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.

Entity-Level Collections of Unitholder Taxes

If we are required or elect under applicable law to pay any federal, state, local or non-U.S. tax on behalf of any current or former common unitholder or our general partner, we are authorized to treat the payment as a distribution of cash to the relevant unitholder or our general partner. Where the tax is payable on behalf of all unitholders or we cannot determine the specific unitholder on whose behalf the tax is payable, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of a common unitholder, in which event the common unitholder may be entitled to claim a refund of the overpayment amount. Common unitholders are urged to consult their tax advisors to determine the consequences to them of any tax payment we make on their behalf.

Allocation of Income, Gain, Loss and Deduction

Our items of income, gain, loss and deduction generally will be allocated among our common unitholders in accordance with their percentage interests in us.

Specified items of our income, gain, loss and deduction will be allocated under Section 704(c) of the Code (or the principles of Section 704(c) of the Code) to account for any difference between the tax basis and fair market value of our assets at the time such assets are contributed to us and at the time of any subsequent offering of our units (a “Book-Tax Disparity”). As a result, the federal income tax burden associated with any Book-Tax Disparity immediately prior to an offering generally will be borne by our partners holding interests in us prior to such offering. In addition, items of recapture income will be specially allocated to the extent possible to the unitholder who was allocated the deduction giving rise to that recapture income in order to minimize the recognition of ordinary income by other unitholders.

An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Code to eliminate a Book-Tax Disparity, will generally be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a partner’s share of an item will be determined on the basis of the partner’s interest in us, which will be determined by taking into account all the facts and circumstances, including (i) the partner’s relative contributions to us, (ii) the interests of all the partners in profits and losses, (iii) the interest of all the partners in cash flow and (iv) the rights of all the partners to distributions of capital upon liquidation. Vinson & Elkins L.L.P. is of the opinion that, with the exception of the issues described in “—Section 754 Election” and “—Disposition of Units—Allocations Between Transferors and Transferees,” allocations of income, gain, loss or deduction under our partnership agreement will be given effect for federal income tax purposes.

Treatment of Securities Loans

A unitholder whose units are loaned (for example, a loan to a “short seller” to cover a short sale of units) may be treated as having disposed of those units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period (i) any of our income, gain, loss or deduction allocated to those units would not be reportable by the lending unitholder and (ii) any cash distributions received by the unitholder as to those units may be treated as ordinary taxable income.

Due to a lack of controlling authority, Vinson & Elkins L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder that enters into a securities loan with respect to its units. Unitholders desiring to assure their status as partners and avoid the risk of income recognition from a loan of their units are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and lending their units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read “—Disposition of Units—Recognition of Gain or Loss.”

Tax Rates

Under current law, the highest marginal federal income tax rates for individuals applicable to ordinary income and long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) are 39.6% and 20%, respectively. These rates are subject to change by new legislation at any time.

In addition, a 3.8% net investment income tax (“NIIT”) applies to certain net investment income earned by individuals, estates, and trusts. For these purposes, net investment income generally includes a common unitholder’s allocable share of our income and gain realized by a common unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the common unitholder’s net investment income from all investments, or (ii) the amount by which the common unitholder’s modified adjusted gross income exceeds $250,000 (if the common unitholder is married and filing jointly or a surviving spouse), $125,000 (if married filing separately) or $200,000 (if the unitholder is unmarried or in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Section 754 Election

We have made the election permitted by Section 754 of the Code that permits us to adjust the tax bases in our assets as to specific purchasers of our units under Section 743(b) of the Code. That election is irrevocable without the consent of the IRS. The Section 743(b) adjustment separately applies to each purchaser of common units based upon the values and bases of our assets at the time of the relevant purchase, and the adjustment will reflect the purchase price paid. The Section 743(b) adjustment does not apply to a person who purchases units directly from us.

Under our partnership agreement, we are authorized to take a position to preserve the uniformity of units even if that position is not consistent with applicable Treasury Regulations. A literal application of Treasury Regulations governing a 743(b) adjustment attributable to properties depreciable under Section 167 of the Code may give rise to differences in the taxation of unitholders purchasing units from us and unitholders purchasing from other unitholders. If we have any such properties, we intend to adopt methods employed by other publicly traded partnerships to preserve the uniformity of units, even if inconsistent with existing Treasury Regulations, and Vinson & Elkins L.L.P. has not opined on the validity of this approach. Please read “—Uniformity of Units.”

The IRS may challenge the positions we adopt with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of units due to lack of controlling authority. Because a unitholder’s tax basis for its units is reduced by its share of our items of deduction or loss, any position we take that understates deductions will overstate a unitholder’s basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “—Disposition of Units—Recognition of Gain or Loss.” If a challenge to such treatment were sustained, the gain from the sale of units may be increased without the benefit of additional deductions.

The calculations involved in the Section 754 election are complex and are made on the basis of assumptions as to the value of our assets and other matters. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our assets subject to depreciation to goodwill or nondepreciable assets. Goodwill, as an intangible asset, is generally amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure any unitholder that the determinations we make will not be successfully challenged by the IRS or that the resulting deductions will not be reduced or disallowed altogether. Should the IRS require a different tax basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than it would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each common unitholder will be required to include in its tax return its share of our income, gain, loss and deduction for each taxable year ending within or with its taxable year. In addition, a common unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of its units following the close of our taxable year but before the close of its taxable year must include its share of our income, gain, loss and deduction in income for its taxable year, with the result that it will be required to include in income for its taxable year its share of more than twelve months of our income, gain, loss and deduction. Please read “—Disposition of Units—Allocations Between Transferors and Transferees.”

Oil and Natural Gas Taxation

Depletion Deductions. Subject to the limitations on deductibility of losses discussed above (please read “—Tax Consequences of Unit Ownership—Limitations on Deductibility of Losses”), unitholders will be entitled to deductions for the greater of either cost depletion or (if otherwise allowable) percentage depletion with respect to our oil and natural gas interests. Although the Code requires each unitholder to compute his own depletion allowance and maintain records of his share of the adjusted tax basis of the underlying property for depletion and other purposes, we intend to furnish each of our unitholders with information relating to this computation for federal income tax purposes. Each unitholder, however, remains responsible for calculating his own depletion allowance and maintaining records of his share of the adjusted tax basis of the underlying property for depletion and other purposes.

Percentage depletion is generally available with respect to unitholders who qualify under the independent producer exemption contained in Section 613A(c) of the Code. For this purpose, an independent producer is a person not directly or indirectly involved in the retail sale of oil, natural gas, or derivative contracts or the operation of a major refinery. Percentage depletion is calculated as an amount generally equal to 15% (and, in the case of marginal production, potentially a higher percentage) of the unitholder’s gross income from the depletable property for the taxable year. The percentage depletion deduction with respect to any property is limited to 100% of the taxable income of the unitholder from the property for each taxable year, computed without the depletion allowance. A unitholder that qualifies as an independent producer may deduct percentage depletion only to the extent the unitholder’s average net daily production of domestic crude oil, or the natural gas equivalent, does not exceed 1,000 barrels. This depletable amount may be allocated between oil and natural gas production, with 6,000 cubic feet of domestic natural gas production regarded as equivalent to one barrel of crude oil. The 1,000-barrel limitation must be allocated among the independent producer and controlled or related persons and family members in proportion to the respective production by such persons during the period in question.

In addition to the foregoing limitations, the percentage depletion deduction otherwise available is limited to 65% of a unitholder’s total taxable income from all sources for the year, computed without the depletion allowance, net operating loss carrybacks, or capital loss carrybacks. Any percentage depletion deduction disallowed because of the 65% limitation may be deducted in the following taxable year if the percentage depletion deduction for such year plus the deduction carryover does not exceed 65% of the unitholder’s total taxable income for that year. The carryover period resulting from the 65% net income limitation is unlimited.

Unitholders that do not qualify under the independent producer exemption are generally restricted to depletion deductions based on cost depletion. Cost depletion deductions are calculated by (1) dividing the unitholder’s share of the adjusted tax basis in the underlying mineral property by the number of mineral units (barrels of oil and thousand cubic feet, or Mcf, of natural gas) remaining as of the beginning of the taxable year and (2) multiplying the result by the number of mineral units sold within the taxable year. The total amount of deductions based on cost depletion cannot exceed the unitholder’s share of the total adjusted tax basis in the property.

All or a portion of any gain recognized by a unitholder as a result of either the disposition by us of some or all of our oil and natural gas interests or the disposition by the unitholder of some or all of his units may be taxed as ordinary income to the extent of recapture of depletion deductions, except for percentage depletion deductions in excess of the tax basis of the property. The amount of the recapture is generally limited to the amount of gain recognized on the disposition.

The foregoing discussion of depletion deductions does not purport to be a complete analysis of the complex legislation and Treasury Regulations relating to the availability and calculation of depletion deductions by the unitholders. Further, because depletion is required to be computed separately by each unitholder and not by our partnership, no assurance can be given, and counsel is unable to express any opinion, with respect to the availability or extent of percentage depletion deductions to the unitholders for any taxable year. Moreover, the availability of percentage depletion may be reduced or eliminated if recently proposed (or similar) tax legislation is enacted. For a discussion of such legislative proposals, please read “—Recent Legislative Developments.” We encourage each prospective unitholder to consult his tax advisor to determine whether percentage depletion would be available to him.

Deductions for Intangible Drilling and Development Costs. We elect to currently deduct intangible drilling and development costs (“IDCs”). IDCs generally include our expenses for wages, fuel, repairs, hauling, supplies and other items that are incidental to, and necessary for, the drilling and preparation of wells for the production of oil, natural gas, or geothermal energy. The option to currently deduct IDCs applies only to those items that do not have a salvage value.

Although we will elect to currently deduct IDCs, each unitholder will have the option of either currently deducting IDCs or capitalizing all or part of the IDCs and amortizing them on a straight-line basis over a 60-month period, beginning with the taxable month in which the expenditure is made. If a unitholder makes the election to amortize the IDCs over a 60-month period, no IDC preference amount in respect of those IDCs will result for alternative minimum tax purposes.

Integrated oil companies must capitalize 30% of all their IDCs (other than IDCs paid or incurred with respect to oil and natural gas wells located outside of the United States) and amortize these IDCs over 60 months beginning in the month in which those costs are paid or incurred. If the taxpayer ceases to be an integrated oil company, it must continue to amortize those costs as long as it continues to own the property to which the IDCs relate. An “integrated oil company” is a taxpayer that has economic interests in oil or natural gas properties and also carries on substantial retailing or refining operations. An oil or natural gas producer is deemed to be a substantial retailer or refiner if it is subject to the rules disqualifying retailers and refiners from taking percentage depletion. To qualify as an “independent producer” that is not subject to these IDC deduction limits, a unitholder, either directly or indirectly through certain related parties, may not be involved in the refining of more than 75,000 barrels of oil (or the equivalent amount of natural gas) on average for any day during the taxable year or in the retail marketing of oil and natural gas products exceeding $5 million per year in the aggregate.

IDCs previously deducted that are allocable to property (directly or through ownership of an interest in a partnership) and that would have been included in the adjusted tax basis of the property had the IDC deduction not been taken are recaptured to the extent of any gain realized upon the disposition of the property or upon the disposition by a unitholder of interests in us. Recapture is generally determined at the unitholder level. Where only a portion of the recapture property is sold, any IDCs related to the entire property are recaptured to the extent of the gain realized on the portion of the property sold. In the case of a disposition of an undivided interest in a property, a proportionate amount of the IDCs with respect to the property is treated as allocable to the transferred undivided interest to the extent of any gain recognized. Please read “—Disposition of Units—Recognition of Gain or Loss.”

The election to currently deduct IDCs may be restricted or eliminated if recently proposed (or similar) tax legislation is enacted. For a discussion of such legislative proposals, please read “—Recent Legislative Developments.”

Deduction for U.S. Production Activities. Subject to the limitations on the deductibility of losses discussed above and the limitations discussed below, unitholders will be entitled to a deduction, herein referred to as the Section 199 deduction, equal to 9% of the lesser of (1) our qualified production activities income that is allocated to such unitholder or (2) the unitholder’s taxable income, but not to exceed 50% of such unitholder’s IRS Form W-2 wages for the taxable year allocable to domestic production gross receipts.

Qualified production activities income is generally equal to gross receipts from domestic production activities reduced by cost of goods sold allocable to those receipts, other expenses directly associated with those receipts, and a share of other deductions, expenses and losses that are not directly allocable to those receipts or another class of income. The products produced must be manufactured, produced, grown or extracted in whole or in significant part by the taxpayer in the United States.

For a partnership, the Section 199 deduction is determined at the partner level. To determine his Section 199 deduction, each unitholder will aggregate his share of the qualified production activities income allocated to him from us with the unitholder’s qualified production activities income from other sources. Each unitholder must take into account his distributive share of the expenses allocated to him from our qualified production activities regardless of whether we otherwise have taxable income. However, our expenses that otherwise would be taken into account for purposes of computing the Section 199 deduction are taken into account only if and to the extent the unitholder’s share of losses and deductions from all of our activities is not disallowed by the tax basis rules, the at-risk rules or the passive activity loss rules. Please read “Tax Consequences of Unit Ownership—Limitations on Deductibility of Losses.”

The amount of a unitholder’s Section 199 deduction for each year is limited to 50% of the IRS Form W-2 wages actually or deemed paid by the unitholder during the calendar year that are deducted in arriving at qualified production activities income. Each unitholder is treated as having been allocated IRS Form W-2 wages from us equal to the unitholder’s allocable share of our wages that are deducted in arriving at qualified production activities income for that taxable year. It is not anticipated that we or our subsidiaries will pay material wages that will be allocated to our unitholders, and thus a unitholder’s ability to claim the Section 199 deduction may be limited.

A unitholder’s otherwise allowable Section 199 deduction for each taxable year is reduced by 3% of the least of (1) the oil related qualified production activities income of the taxpayer for the taxable year, (2) the qualified production activities income of the taxpayer for the taxable year, or (3) the taxpayer’s taxable income for the taxable year (determined without regard to any Section 199 deduction). For this purpose, the term “oil related qualified production activities income” means the qualified production activities income attributable to the production, refining, processing, transportation, or distribution of oil, gas, or any primary production thereof. We expect that most or all of our qualified production activities income will consist of oil related qualified production activities income.

This discussion of the Section 199 deduction does not purport to be a complete analysis of the complex legislation and Treasury authority relating to the calculation of domestic production gross receipts, qualified production activities income, or IRS Form W-2 wages, or how such items are allocated by us to unitholders. Further, because the Section 199 deduction is required to be computed separately by each unitholder, no assurance can be given, and counsel is unable to express any opinion, as to the availability or extent of the Section 199 deduction to the unitholders. Moreover, the availability of Section 199 deductions may be reduced or eliminated if recently proposed (or similar) tax legislation is enacted. For a discussion of such legislative proposals, please read “—Recent Legislative Developments.” Each prospective unitholder is encouraged to consult his tax advisor to determine whether the Section 199 deduction would be available to him.

Lease Acquisition Costs. The cost of acquiring oil and natural gas lease or similar property interests is a capital expenditure that must be recovered through depletion deductions if the lease is productive. If a lease is proved worthless and abandoned, the cost of acquisition less any depletion claimed may be deducted as an ordinary loss in the year the lease becomes worthless. Please read “—Tax Treatment of Operations—Oil and Natural Gas Taxation—Depletion Deductions.”

Geophysical Costs. The cost of geophysical exploration incurred in connection with the exploration and development of oil and natural gas properties in the United States are deducted ratably over a 24-month period beginning on the date that such expense is paid or incurred. This 24-month period is extended to 7 years in the case of major integrated oil companies.

Operating and Administrative Costs. Amounts paid for operating a producing well are deductible as ordinary business expenses, as are administrative costs to the extent they constitute ordinary and necessary business expenses that are reasonable in amount.

Recent Legislative Developments. The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our units, may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of the U.S. Congress propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships. One such legislative proposal would have eliminated the qualifying income exception upon which we rely for our treatment as a partnership for U.S. federal income tax purposes. Please read “—Taxation of the Partnership—Partnership Status.” Any modification to the federal income tax laws and interpretations thereof may or may not be applied retroactively. Although we are unable to predict whether any of these changes, or other proposals, will ultimately be enacted, any such changes could negatively impact the value of an investment in our units.

The Obama Administration’s budget proposals for fiscal years 2014 and 2015 include proposals that would, among other things, eliminate or reduce certain key U.S. federal income tax incentives currently available to oil and natural gas exploration and production companies. These changes include, but are not limited to, (1) the repeal of the percentage depletion allowance for oil and natural gas properties, (2) the elimination of current deductions for intangible drilling and development costs and certain environmental clean-up costs, (3) the elimination of the deduction for certain domestic production activities, and (4) an extension of the amortization period for certain geological and geophysical expenditures. It is unclear whether these proposals will be introduced into law and, if so, how soon any resulting changes could become effective. The passage of any legislation as a result of these proposals or any other similar changes in U.S. federal income tax laws could eliminate or postpone certain tax deductions that are currently available with respect to oil and natural gas exploration and development, and any such change could increase the taxable income allocable to our unitholders and negatively impact the value of an investment in our units.

Tax Basis, Depreciation and Amortization

The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of those assets. If dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation and depletion deductions previously taken, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of its interest in us. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction.”

The costs we incur in offering and selling our units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. While there are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us, the underwriting discounts and commissions we incur will be treated as syndication expenses. Please read “Disposition of Units—Recognition of Gain or Loss.”

Valuation and Tax Basis of Our Properties

The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values and the tax bases of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of tax basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by common unitholders could change, and common unitholders could be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Units

Recognition of Gain or Loss

A common unitholder will be required to recognize gain or loss on a sale of units equal to the difference between the unitholder’s amount realized and tax basis in the units sold. A common unitholder’s amount realized generally will equal the sum of the cash and the fair market value of other property it receives plus its share of our liabilities with respect to the units sold. Because the amount realized includes a unitholder’s share of our liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

Except as noted below, gain or loss recognized by a common unitholder on the sale or exchange of a unit held for more than one year generally will be taxable as long-term capital gain or loss. However, gain or loss recognized on the disposition of units will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to Section 751 Assets, such as depreciation or depletion recapture and our “inventory items,” regardless of whether such inventory item is substantially appreciated in value. Ordinary income attributable to Section 751 Assets may exceed net taxable gain realized on the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and capital gain or loss upon a sale of units. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.

For purposes of calculating gain or loss on the sale of units, the unitholder’s adjusted tax basis will be adjusted by its allocable share of our income or loss in respect of its units for the year of the sale. Furthermore, as described above, the IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership.

Treasury Regulations under Section 1223 of the Code allow a selling common unitholder who can identify units transferred with an ascertainable holding period to elect to use the actual holding period of the units transferred. Thus, according to the ruling discussed in the paragraph above, a unitholder will be unable to select high or low basis units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, it may designate specific units sold for purposes of determining the holding period of the units transferred. A unitholder electing to use the actual holding period of units transferred must consistently use that identification method for all subsequent sales or exchanges of our units. A unitholder considering the purchase of additional units or a sale of units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” financial position, including a partnership interest with respect to which gain would be recognized if it were sold, assigned or terminated at its fair market value, in the event the taxpayer or a related person enters into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is authorized to issue Treasury Regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

In general, our taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the common unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the “Allocation Date”). However, gain or loss realized on a sale or other disposition of our assets or, in the discretion of the general partner, any other extraordinary item of income, gain, loss or deduction will be allocated among the common unitholders on the Allocation Date in the month in which such income, gain, loss or deduction is recognized. As a result, a common unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

Although simplifying conventions are contemplated by the Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury

Regulations. Recently, however, the Department of the Treasury and the IRS issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee common unitholders, although such tax items must be prorated on a daily basis. Nonetheless, the proposed regulations do not specifically authorize the use of the proration method we have adopted. Accordingly, Vinson & Elkins L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferee and transferor common unitholders. If this method is not allowed under the final Treasury Regulations, or only applies to transfers of less than all of the common unitholder’s interest, our taxable income or losses might be reallocated among the common unitholders. We are authorized to revise our method of allocation between transferee and transferor common unitholders, as well as among common unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

A common unitholder who disposes of units prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deduction attributable to the month of disposition but will not be entitled to receive a cash distribution for that period.

Notification Requirements

A common unitholder who sells or purchases any units is generally required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction in the case of a seller). Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale through a broker who will satisfy such requirements.

Constructive Termination

We will be considered to have “constructively” terminated as a partnership for federal income tax purposes upon the sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For such purposes, multiple sales of the same unit are counted only once. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than the calendar year, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in such unitholder’s taxable income for the year of termination.

A constructive termination occurring on a date other than December 31 generally would require that we file two tax returns for one fiscal year thereby increasing our administration and tax preparation costs. However, pursuant to an IRS relief procedure the IRS may allow a constructively terminated partnership to provide a single Schedule K-1 for the calendar year in which a termination occurs. Following a constructive termination, we would be required to make new tax elections, including a new election under Section 754 of the Code, and the termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination may either accelerate the application of, or subject us to, any tax legislation enacted before the termination that would not otherwise have been applied to us as a continuing as opposed to a terminating partnership.

Uniformity of Units

Because we cannot match transferors and transferees of units and other reasons, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements. Any non-uniformity could have a negative impact on the value of the units. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.”

Our partnership agreement permits our general partner to take positions in filing our tax returns that preserve the uniformity of our units. These positions may include reducing the depreciation, amortization or loss deductions to which a unitholder would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Vinson & Elkins L.L.P. is unable to opine as to the validity of such filing positions.

A common unitholder’s basis in units is reduced by its share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the unitholder’s basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “—Disposition of Units—Recognition of Gain or Loss” above and “—Tax Consequences of Unit Ownership—Section 754 Election” above. The IRS may challenge one or more of any positions we take to preserve the uniformity of units. If such a challenge were sustained, the uniformity of units might be affected, and, under some circumstances, the gain from the sale of units might be increased without the benefit of additional deductions.

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans and other tax-exempt organizations as well as by non-resident alien individuals, non-U.S. corporations and other non-U.S. persons (collectively, “Non-U.S. Unitholders”) raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. Prospective unitholders that are tax-exempt entities or non-U.S. unitholders should consult their tax advisors before investing in our units. Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income will be unrelated business taxable income and will be taxable to a tax-exempt unitholder.

Non-U.S. unitholders are taxed by the United States on income effectively connected with the conduct of a U.S. trade or business (“effectively connected income”) and on certain types of U.S.-source non-effectively connected income (such as dividends), unless exempted or further limited by an income tax treaty will be considered to be engaged in business in the United States because of their ownership of our units. Furthermore, is it probable that they will be deemed to conduct such activities through permanent establishments in the United States within the meaning of applicable tax treaties. Consequently, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax on their share of our net income or gain in a manner similar to a taxable U.S. unitholder. Moreover, under rules applicable to publicly traded partnerships, distributions to non-U.S. unitholders are subject to withholding at the highest applicable effective tax rate. Each non-U.S. unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or applicable substitute form in order to obtain credit for these withholding taxes.

In addition, because a non-U.S. unitholder classified as a corporation will be treated as engaged in a United States trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain as adjusted for changes in the foreign corporation’s “U.S. net equity” to the extent reflected in the corporation’s effectively connected earnings and profits. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.

A non-U.S. unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the non-U.S. unitholder. Under a ruling published by the IRS interpreting the scope of “effectively connected income,” gain recognized by a non-U.S. person from the sale of its interest in a partnership that is engaged in a trade or business in the United States will be considered to be effectively connected with a U.S.

trade or business. Thus, part or all of a non-U.S. unitholder’s gain from the sale or other disposition of its units may be treated as effectively connected with a unitholder’s indirect U.S. trade or business constituted by its investment in us. Moreover, under the Foreign Investment in Real Property Tax Act, a non-U.S. unitholder generally will be subject to federal income tax upon the sale or disposition of a unit if (i) it owned (directly or indirectly constructively applying certain attribution rules) more than 5% of our units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business consisted of U.S. real property interests (which include U.S. real estate (including land, improvements, and certain associated personal property) and interests in certain entities holding U.S. real estate) at any time during the shorter of the period during which such unitholder held the units or the 5-year period ending on the date of disposition. Currently, more than 50% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future. Therefore, non-U.S. unitholders may be subject to federal income tax on gain from the sale or disposition of their units.

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each common unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each common unitholder’s share of income, gain, loss and deduction. We cannot assure our common unitholders that those positions will yield a result that conforms to all of the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS.

The IRS may audit our federal income tax information returns. Neither we nor Vinson & Elkins L.L.P. can assure prospective common unitholders that the IRS will not successfully challenge the positions we adopt, and such a challenge could adversely affect the value of the units. Adjustments resulting from an IRS audit may require each common unitholder to adjust a prior year’s tax liability and may result in an audit of the unitholder’s own return. Any audit of a common unitholder’s return could result in adjustments unrelated to our returns.

Publicly traded partnerships generally are treated as entities separate from their owners for purposes of federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings of the partners. The Code requires that one partner be designated as the “Tax Matters Partner” for these purposes, and our partnership agreement designates our general partner.

The Tax Matters Partner has made and will make some elections on our behalf and on behalf of common unitholders. The Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against common unitholders for items in our returns. The Tax Matters Partner may bind a common unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that common unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the common unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any common unitholder having at least a 1% interest in profits or by any group of common unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review may go forward, and each common unitholder with an interest in the outcome may participate in that action.

A common unitholder must file a statement with the IRS identifying the treatment of any item on its federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a common unitholder to substantial penalties.

Nominee Reporting

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

(1) the name, address and taxpayer identification number of the beneficial owner and the nominee;

(2) a statement regarding whether the beneficial owner is:

(a) a non-U.S. person;

(b) a non-U.S. government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

(c) a tax-exempt entity;

(3) the amount and description of units held, acquired or transferred for the beneficial owner; and

(4) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1.5 million per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties

Certain penalties may be imposed on taxpayers as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, for any portion of any such underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. Penalties may also be imposed for engaging in transactions without economic substance. We do not anticipate engaging in transactions without economic substance or otherwise participating in transactions that would subject our unitholders to accuracy-related penalties.

State, Local, Non-U.S. and Other Tax Considerations

In addition to federal income taxes, common unitholders may be subject to other taxes, including state and local and non-U.S. income taxes, unincorporated business taxes, and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property or in which the common unitholder is a resident. Moreover, we may also own property or do business in other states in the future that impose income or similar taxes on nonresident individuals. Although an analysis of those various taxes is not presented here, each prospective common unitholder should consider their potential impact on its investment in us.

It is the responsibility of each common unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of its investment in us. We strongly recommend that each prospective common unitholder consult, and rely on, its own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each common unitholder to file all state, local, and non-U.S., as well as U.S. federal tax returns that may be required of it. Vinson & Elkins L.L.P. has not rendered an opinion on the state, local, alternative minimum tax or non-U.S. tax consequences of an investment in us.

Tax Consequences of Ownership of Preferred Units

A description of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of preferred units will be set forth on the prospectus supplement relating to the offering of preferred units.

INVESTMENT IN OUR COMMON UNITS BY EMPLOYEE BENEFIT PLANS

The following is a summary of certain considerations associated with investment in our common units by employee benefit plans that are subject to the fiduciary responsibility and prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, as well as the prohibited transaction restrictions imposed by Section 4975 of the Code, and may be subject to provisions under certain other laws or regulations that are similar to ERISA or the Code (collectively, “Similar Laws”). As used herein, the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing, and stock bonus plans, certain Keogh plans, certain simplified employee pension plans, and tax-deferred annuities, IRAs and other arrangements established or maintained by an employer or employee organization, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements.

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete and future legislation, court decisions, administrative regulations, rulings or pronouncements could significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of an employee benefit plan that is subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. In considering an investment of a portion of the assets of any employee benefit plan in our common units, among other things, consideration should be given to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•	whether in making the investment, the employee benefit plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

•	whether making the investment will comply with the delegation of control and prohibited transaction provisions under ERISA, the Code and other applicable Similar Laws (see the discussion under “—Prohibited Transaction Issues” below);

•	whether, in making the investment, the employee benefit plan will be considered to hold, as plan assets, (1) only the investment in our common units or (2) an undivided interest in our underlying assets (see the discussion under “—Plan Asset Issues” below); and

•	whether the investment will result in recognition of unrelated business taxable income by the employee benefit plan and, if so, the potential after-tax investment return. Please read “Material U.S. Federal Income Tax Consequences—Tax-Exempt Organizations and Other Investors.”

The person with investment discretion with respect to the assets of an employee benefit plan should determine whether an investment in our common units is authorized by the appropriate governing instruments and whether such investment is otherwise a proper investment for the employee benefit plan or IRA.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans, and certain IRAs that are not considered part of an employee benefit plan, from engaging in specified transactions, referred to as prohibited transactions involving “plan assets” with parties that, with respect to the employee benefit plan or IRA are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the employee benefit plan or IRA, unless an exemption is applicable. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to excise taxes, penalties and liabilities under ERISA and the Code.

Plan Asset Issues

In addition to considering whether the purchase of our common units is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in our common units, be deemed to own an undivided interest in our assets, with the result that our general partner also would be a fiduciary of the plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.

The Department of Labor regulations provide guidance with respect to whether, in certain circumstances, the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets.” Under these regulations, an entity’s underlying assets generally would not be considered to be “plan assets” if, among other things:

(a)	the equity interests acquired by the employee benefit plan are “publicly offered securities”—i.e., the equity interests are part of a class of securities that are widely held by 100 or more investors independent of the issuer and each other, “freely transferable” (as defined in the applicable Department of Labor regulations), and either part of a class of securities registered pursuant to certain provisions of the federal securities laws or sold to the employee benefit plan as part of a public offering under certain conditions;

(b)	the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

(c)	there is no significant investment by benefit plan investors, which is defined to mean that, immediately after the most recent acquisition of an equity interest in an entity by an employee benefit plan, less than 25% of the total value of each class of equity interest, disregarding certain interests held by our general partner, its affiliates, and certain other persons is held by employee benefit plans that are subject to part 4 of Title I of ERISA (which excludes governmental plans and non-electing church plans) and/or Section 4975 of the Code and IRAs.

With respect to an investment in our common units, we believe that our assets should not be considered “plan assets” under these regulations because it is expected that the investment will satisfy the requirements in (a) and (b) above and may also satisfy the requirement in (c) above (although we do not monitor the level of investment by benefit plan investors as required for compliance with (c)).

The foregoing discussion of issues arising for employee benefit plan investments under ERISA, the Code and applicable Similar Laws is general in nature and is not intended to be all inclusive, nor should it be construed as legal advice. In light of the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed on persons involved in non-exempt prohibited transactions or other violations, plan fiduciaries contemplating a purchase of our common units should consult with their own counsel regarding the consequences of such purchase under ERISA, the Code and Similar Laws.

PLAN OF DISTRIBUTION

We may use this prospectus, any accompanying prospectus supplement and any related free writing prospectus to sell our securities from time to time in one or more transactions as follows: (1) through agents, (2) through underwriters or dealers, (3) directly to one or more purchasers, (4) pursuant to delayed delivery contracts or forward contracts, (5) through a combination of these methods or (6) through any other method permitted by applicable law.

By Agents

Our securities may be sold, from time to time, through agents designated by us. Unless otherwise indicated in a prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of resale. The obligations of the underwriters to purchase the offered securities will be subject to certain conditions. The underwriters will be obligated to purchase all the offered securities if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we utilize a dealer in the sale, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for such securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement and any related free writing prospectus. In the event that any underwriter or agent acts as principal, or any broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of common units. We will describe any such activities in the prospectus supplement or any related free writing prospectus relating to the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We may also sell the securities through agents we designate from time to time. We will describe the terms of any such sales in the prospectus supplement. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our common units through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell our common units on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any common units sold will be sold at prices related to the then-prevailing market prices for our common units. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common units. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.

Delayed Delivery Contracts or Forward Contracts

If indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts or forward contracts providing for payment or delivery on a specified date in the future at prices determined as described in the prospectus supplement. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

General Information

We may set the price or prices of our securities at:

•	market prices prevailing at the time of sale;

•	prices related to market price; or

•	negotiated prices.

Underwriters, dealers or agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation will be described in a prospectus supplement.

We may have agreements with agents, underwriters or dealers to indemnify them against certain specified liabilities, including liabilities under the Securities Act. Agents, underwriters or dealers, or their affiliates, may be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

The aggregate maximum compensation the underwriters will receive in connection with the sale of any securities under this prospectus and the registration statement of which this prospectus forms a part will not exceed 10% of the gross proceeds from the sale.

Because the Financial Industry Regulatory Authority, Inc. (“FINRA”) views our common units as interests in a direct participation program, any offering of common units under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA Rules.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a particular plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings of securities under this registration statement, of which this prospectus forms a part, and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of New Source Energy Partners L.P. as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, the statements of revenues and direct operating expenses for the Acquisition Properties acquired on October 4, 2013 for the years ended December 2012 and 2011, and the consolidated financial statements of MidCentral Energy Services, LLC and Affiliate as of September 30, 2013 and December 31, 2012 and for the periods then ended incorporated by reference in this prospectus, have been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

Estimated quantities of our proved oil and natural gas reserves and the net present value of such reserves as of December 31, 2013 set forth in this prospectus are based upon a reserve report prepared by Ralph E. Davis Associates, Inc., independent reserve engineers, and are included in this prospectus in reliance upon the authority of said firm as experts in these matters.

New Source Energy Partners L.P.

     % Series A Cumulative Convertible Preferred Units

(Liquidation Preference $25.00 per unit)

Prospectus Supplement

                    , 2015

Stifel

Baird

Janney Montgomery Scott

Oppenheimer & Co.

Wunderlich Securities